UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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HYSTER-YALE MATERIALS HANDLING, INC.
(Name of Registrant as Specified in Its Charter)

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NOTICE OF ANNUAL MEETING	1

PROXY STATEMENT	1

PART ONE - CORPORATE GOVERNANCE INFORMATION	2
Composition of the Board	2
Directors' Meetings and Committees	2
Board Leadership Structure	5
Board Oversight of Risk Management	5
Code of Conduct	5
Hedging and Speculative Trading Policies and Limited Trading Windows	6
Review and Approval of Related Party Transactions	6
Communication with Directors	6
Report of the Audit Review Committee	7

PART TWO - PROPOSALS TO BE VOTED ON AT THE 2020 ANNUAL MEETING	7
Election of Directors (Proposal 1)	7
Director Nominee Information	7
Director Compensation	10
Delinquent Section 16(a) Reports	12
Advisory Vote to Approve the Company's Named Executive Officer Compensation (Proposal 2)	12
Approval of the Hyster-Yale Materials Handling, Inc. 2020 Long-Term Equity Incentive Plan (Proposal 3)	13
Confirmation of Appointment of Ernst & Young LLP, the Independent Registered Public Accounting Firm of the Company, for the Current Fiscal Year (Proposal 4)	18

PART THREE - EXECUTIVE COMPENSATION INFORMATION	19
Summary of Our Named Executive Officer Compensation Program	19
Compensation Discussion and Analysis	20
Compensation Committee Report	36
Summary Compensation Table	36
Grants of Plan-Based Awards	37
Equity Compensation	38
Defined Benefit Pension Plans	39
Nonqualified Deferred Compensation Benefits	40
Potential Payments upon Termination/Change in Control	41
CEO Pay Ratio	42

BENEFICIAL OWNERSHIP OF CLASS A COMMON AND CLASS B COMMON	43
Class A Common Stock	43
Class B Common Stock	46

PROCEDURES FOR SUBMISSION AND CONSIDERATION OF DIRECTOR CANDIDATES	49

SUBMISSION OF STOCKHOLDER PROPOSALS	50

SOLICITATION OF PROXIES	51

EQUITY COMPENSATION PLAN INFORMATION	51

OTHER MATTERS	51

APPENDIX A	52

FORM OF PROXY CARD	58

5875 LANDERBROOK DRIVE, SUITE 300
CLEVELAND, OHIO 44124-4069

NOTICE OF ANNUAL MEETING
The Annual Meeting of stockholders of Hyster-Yale Materials Handling, Inc. (the "Company") will be held on Tuesday, May 19, 2020 at 2:00 p.m., at 5875 Landerbrook Drive, Cleveland, Ohio, for the following purposes:

1.	To elect twelve directors for the ensuing year;

2.	To approve on an advisory basis the Company's Named Executive Officer compensation;

3.	To approve the Hyster-Yale Materials Handling, Inc. 2020 Long-Term Equity Incentive Plan;

4.	To confirm the appointment of Ernst & Young LLP, as the independent registered public accounting firm of the Company, for the current fiscal year; and

5.	To conduct any other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 23, 2020 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. The 2020 Proxy Statement and related form of proxy are being mailed to stockholders commencing on or about March 31, 2020.

The Company currently intends to hold the Annual Meeting on Tuesday, May 19, 2020 at 2:00 p.m., at 5875 Landerbrook Drive, Cleveland, Ohio. However, we are actively monitoring the novel coronavirus (COVID-19) outbreak. We are sensitive to the public health and travel concerns our shareholders may have and to the protocols that federal, state and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting at the announced date, time and/or location, we will announce alternative arrangements for the meeting as promptly as practicable through a press release and public filing with the Securities and Exchange Commission. Alternative arrangements may include holding the meeting solely by means of remote communication (sometimes referred to as a “virtual” meeting). Please monitor our annual meeting webpage, which can be accessed at https://hyster-yale.com for updated information.

Suzanne Schulze Taylor
Secretary

March 31, 2020
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on May 19, 2020
The 2020 Proxy Statement and 2019 Annual Report are available, free of charge, at
https://www.hyster-yale.com by clicking on the "2020 Annual Meeting Materials" link and then clicking on either the "2020 Proxy Statement" link or the "2019 Annual Report" link, as appropriate.
If you wish to attend the meeting and vote in person, you may do so.

The Company's Annual Report for the year ended December 31, 2019 is being mailed to stockholders with the 2020 Proxy Statement. The 2019 Annual Report contains financial and other information about the Company, but it is not incorporated into the 2020 Proxy Statement and is not deemed to be a part of the proxy soliciting material.
If you are a holder of record and do not expect to be present at the Annual Meeting, please promptly fill out, sign, date and mail the enclosed form of proxy or, in the alternative, vote your shares electronically via the internet (www.investorvote.com/HY) or by touch-tone telephone (1-800-652-8683). If you hold shares of both Class A Common Stock and Class B Common Stock, you only have to complete the single enclosed form of proxy or vote once via the internet or telephone. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States. If your shares are held in "street name" by your broker, bank or other nominee, please follow the instructions provided by your broker, bank or other nominee.

5875 LANDERBROOK DRIVE, SUITE 300
CLEVELAND, OHIO 44124-4069

PROXY STATEMENT — MARCH 31, 2020
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors" or the "Board") of Hyster-Yale Materials Handling, Inc., a Delaware corporation, of proxies to be used at the annual meeting of stockholders of the Company to be held on May 19, 2020 (the "Annual Meeting"). The terms the "Company," "Hyster-Yale," "we," "our" and "us" refer to Hyster-Yale Materials Handling, Inc. This Proxy Statement and the related form of proxy are being mailed to stockholders commencing on or about March 31, 2020.
If the enclosed form of proxy is executed, dated and returned or if you vote electronically, the shares represented by the proxy will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Proxies that are properly signed without any indication of voting instructions will be voted as follows:

•	for the election of each director nominee;

•	to approve, on an advisory basis, the Company's Named Executive Officer compensation;

•	to approve the Hyster-Yale Materials Handling, Inc. 2020 Long-Term Equity Incentive Plan;

•	for the confirmation of the appointment of Ernst & Young LLP, as the independent registered public accounting firm of the Company, for the current fiscal year; and

•	as recommended by our Board of Directors with regard to any other matters or, if no recommendation is given, in the proxy holders' own discretion.
The proxies may be revoked at any time prior to their exercise by giving notice to us in writing or by executing and delivering a later dated proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder of record attending the Annual Meeting may request a ballot and vote in person, thereby revoking a previously granted proxy.
Stockholders of record at the close of business on March 23, 2020 will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 12,920,324 outstanding shares of Class A Common Stock, par value $0.01 per share (the "Class A Common"), entitled to vote at the Annual Meeting and 3,861,883 outstanding shares of Class B Common Stock, par value $0.01 per share (the "Class B Common"), entitled to vote at the Annual Meeting. Each share of Class A Common is entitled to one vote for a nominee for each of the twelve directorships to be filled and one vote on each other matter properly brought before the Annual Meeting. Each share of Class B Common is entitled to ten votes for each such nominee and ten votes on each other matter properly brought before the Annual Meeting. Class A Common and Class B Common will vote as a single class on all matters anticipated to be brought before the Annual Meeting.
At the Annual Meeting, in accordance with Delaware law and our Bylaws, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. As provided by Delaware law and our Bylaws, the holders of a majority of our stock, issued and outstanding, and entitled to vote at the Annual Meeting and present in person or by proxy at the Annual Meeting, will constitute a quorum for the Annual Meeting. The inspectors of election intend to treat properly executed proxies marked "abstain" as "present" for purposes of determining whether a quorum has been achieved at the Annual Meeting. The inspectors of election will also treat proxies held in "street name" by brokers that are voted on at least one, but not all, of the proposals to come before the Annual Meeting ("broker non-votes") as "present" for purposes of determining whether a quorum has been achieved at the Annual Meeting.
In accordance with Delaware law, the twelve director nominees receiving the greatest number of votes will be elected directors.
Proposal 2 is advisory in nature and non-binding. Although non-binding, voting on the proposal will allow our stockholders to express their opinion regarding Named Executive Officer compensation. Abstentions and broker non-votes will not be counted for purposes of such proposals.
The affirmative vote of holders of at least a majority of the voting power of our stock that is present in person or represented by proxy and that is actually voted is necessary for the approval of the Hyster-Yale Materials Handling, Inc. 2020 Long-Term Equity Incentive Plan. For determining passage of the proposal for New York Stock Exchange ("NYSE") purposes, an abstention will have the same effect as a vote "against" this proposal as abstentions are counted in determining the voting power actually voted. Broker non-votes will have no effect for purposes of determining whether the proposal has received the requisite approval by our stockholders.
In accordance with our Bylaws, the affirmative vote of the holders of a majority of the voting power of our stock that is present in person or represented by proxy and that is actually voted is required to approve the confirmation of Ernst & Young LLP as the independent registered public accountant for the Company for the current fiscal year. As a result, abstentions in respect of such proposal will not be counted and will have no effect for purposes of determining whether a proposal has received the requisite approval by our stockholders. Because the proposal is considered “routine,” brokers or other nominees will be able to vote shares with respect to this proposal without instructions and there will be no broker non-votes.
In accordance with Delaware law and our Bylaws, we may, by a vote of the stockholders, in person or by proxy, adjourn the Annual Meeting to a later date or dates, without changing the record date. If we were to determine that an adjournment was desirable, the appointed proxies would use the discretionary authority granted pursuant to the proxy cards to vote in favor of such an adjournment.

PART ONE - CORPORATE GOVERNANCE INFORMATION

Composition of the Board
Directors are elected at each annual meeting to serve for a one-year term until the next annual meeting and/or until their respective successors are duly elected and qualified, subject to their earlier death, resignation or removal. During fiscal year 2019, our Board of Directors consisted of eleven directors until the death of John M. Stropki on May 11, 2019. Mr. David B. H. Williams was elected to the Board of Directors on February 19, 2020 to fill the vacancy created by Mr. Stropki's death.

Directors' Meetings and Committees
The Board of Directors has an Audit Review Committee, a Nominating and Corporate Governance Committee, a Compensation Committee, a Planning Advisory Committee, a Finance Committee and an Executive Committee. The current members and responsibilities of such committees are as follows:

Name	Independent	Audit Review	Nominating and Corporate Governance	Compensation	Planning Advisory	Finance	Executive
James B. Bemowski	Yes				X	X
J.C. Butler, Jr.	No					X
Carolyn Corvi	Yes	X	X	X	X	Chair	X
John P. Jumper	Yes	Chair (1)	X	Chair			X
Dennis W. LaBarre	Yes	X	Chair		X	X	X
H. Vincent Poor	Yes		X	X
Alfred M. Rankin, Jr.	No				Chair	X	Chair
Claiborne R. Rankin	No					X
Britton T. Taplin	Yes					X
David B. H. Williams	No					X
Eugene Wong	Yes	X		X

(1)
Mr. Stropki served as the Chair of the Audit Review Committee and as a member of the Nominating and Corporate Governance Committee, the Compensation Committee and the Executive Committee until his death on May 11, 2019. General Jumper was appointed the Chair of the Audit Review Committee following the death of Mr. Stropki. The Board of Directors determined that Mr. Stropki was independent during his tenure as a director.

Our Board of Directors held five meetings in 2019. During their tenure in 2019, all of the directors attended at least 75% of the total meetings held by our Board of Directors and by the committees on which they served.
Our Board of Directors has determined that, based primarily on the ownership of Class A Common and Class B Common by the members of the Taplin and Rankin families and their voting history, we have the characteristics of, and may be, a "controlled company," as defined in Section 303A of the NYSE listing standards. While our Board of Directors has determined that we could be characterized as a "controlled company," it has elected not to make use at the present time of any of the exceptions to the NYSE listing standards that are available to controlled companies.
In accordance with the rules of the NYSE, our non-management directors are scheduled to meet in executive session, without management, once a year. The Chairman of the Compensation Committee will preside at such meeting. Additional meetings of the non-management directors may be scheduled when the non-management directors believe such meetings are desirable. The determination of the director who should preside at such additional meetings will be made based upon the principal subject matter to be discussed at each such meeting. A meeting of the non-management directors was held on February 19, 2020.
We hold a regularly scheduled meeting of our Board of Directors in conjunction with our annual meeting of stockholders. Directors are expected to attend the annual meeting of stockholders absent an appropriate excuse. All of our directors who were directors on the date of our 2019 annual meeting of stockholders attended the annual meeting in person, by telephone or by other electronic means.

Audit Review Committee
2019 Meetings: 8
Members:	•	The Audit Review Committee has the responsibilities set forth in its charter, including:
Carolyn Corvi		•	reviewing the quality and integrity of our financial statements;
John P. Jumper (Chair)		•	monitoring our compliance with legal and regulatory requirements;
Dennis W. LaBarre		•	reviewing the adequacy of our internal controls;
Eugene Wong		•	setting our guidelines and policies to monitor and control our major financial risk exposures;
		•	reviewing the qualifications, independence, selection and retention of the independent registered public accounting firm;
		•	reviewing the performance of our internal audit function and independent registered public accounting firm;
		•	assisting our Board of Directors and the Company in interpreting and applying our
Corporate Compliance Program and other issues related to corporate and employee ethics; and
		•	preparing the Annual Report of the Audit Review Committee to be included in our
Proxy Statement.
	•	No member of the Audit Review Committee serves on more than three public company audit committees.
	•	The Board has determined that all members are independent and financially literate under NYSE listing standards and rules of the U.S. Securities and Exchange Commission (the "SEC").
	•	The Board has determined that Mr. Jumper is an "audit committee financial expert" as defined by the
SEC and that he has accounting and related financial management expertise as required by NYSE listing standards.

Nominating and Corporate Governance Committee
2019 Meetings: 4
Members:	•	The Nominating and Corporate Governance Committee (the "NCG Committee") has the
Carolyn Corvi		responsibilities set forth in its charter, including:
John P. Jumper		•	reviewing and making of recommendations to our Board of Directors of the criteria
Dennis W. LaBarre (Chair)			for membership on our Board of Directors;
H. Vincent Poor		•	reviewing and making of recommendations to our Board of Directors of the optimum number and qualifications of directors believed to be desirable;
		•	implementing and monitoring a system to receive suggestions for nominees to directorships of the Company;
		•	identifying qualified candidates and making recommendations to our Board of Directors of specific candidates for membership on our Board of Directors;
		•	reviewing our Corporate Governance Guidelines and recommending changes as appropriate;
		•	overseeing evaluations of the Board of Directors' effectiveness;
		•	annually reporting to the Board of Directors its assessment of our Board's performance; and
		•	considering director candidates recommended by our stockholders, see "Procedures for
Submission and Consideration of Director Candidates" on page 49.
	•	The Board has determined that all members are independent under NYSE listing standards.
	•	The NCG Committee may consult with members of the Taplin and Rankin families, including Alfred M. Rankin, Jr., regarding the composition of our Board of Directors.

Compensation Committee
2019 Meetings: 6
Members:	•	The Compensation Committee has the responsibilities set forth in its charter, including:
Carolyn Corvi		• reviewing and approving corporate goals and objectives relevant to compensation;
John P. Jumper (Chair)		• evaluating the performance of the Chief Executive Officer, whom we refer to
H. Vincent Poor		as our CEO, other executive officers and senior managers in light of these goals and
Eugene Wong		objectives;
• determining and approving of CEO, other executive officer and senior manager compensation levels;
• establishing guidelines for administering the Company's compensation policies and programs for all employees;
• considering whether the risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on the Company;
• making recommendations to our Board of Directors, where appropriate or required, and the taking of other actions with respect to all other compensation matters, including incentive compensation plans and equity-based plans;
• periodically reviewing the compensation of our Board of Directors; and
• reviewing and approving the Compensation Discussion and Analysis and preparing the annual Compensation Committee Report to be included in our Proxy Statement.
	•	The Board has determined that all members are independent under the NYSE listing standards and the rules of the SEC.
	•	The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to one or more subcommittees of the Compensation Committee or, in appropriate cases, to our senior managers.
	•	The Compensation Committee retains and receives assistance in the performance of its responsibilities from an internationally recognized compensation consulting firm, discussed under the heading "Compensation Consultants" on page 20.

Planning Advisory Committee
2019 Meetings: 3
Members:	•	The Planning Advisory Committee has the responsibilities set forth in its charter, including:
James B. Bemowski		•	acting as a key participant, resource and adviser on various operational matters;
Carolyn Corvi		•	reviewing and advising on a preliminary basis possible acquisitions, divestitures, and other
Dennis W. LaBarre			transactions identified by management for possible consideration of the full Board of Directors;
Alfred M. Rankin, Jr. (Chair)		•	considering and recommending to the Board of Directors special advisory roles for Directors who are not members of the Planning Advisory Committee; and
		•	providing general oversight on behalf of the Board of Directors with respect to stockholder interests and the Company's evolving structure and stockholder base.

Finance Committee
2019 Meetings: 3
Members:	•	The Finance Committee has the responsibilities set forth in its charter, including:
James B. Bemowski		•	reviewing the financing and financial risk management strategies for the Company and its
J.C. Butler, Jr.			principal operating subsidiary; and
Carolyn Corvi (Chair)		•	making recommendations to the Board on matters concerning finance.
Dennis W. LaBarre
Alfred M. Rankin, Jr.
Claiborne R. Rankin
Britton T. Taplin

Executive Committee
2019 Meetings: 0
Members:	•	The Executive Committee's responsibilities include acting on behalf of the Board on matters requiring
Carolyn Corvi		Board action between meetings of the full Board.
John P. Jumper	•	All members, except Mr. Rankin, are independent.
Dennis W. LaBarre
Alfred M. Rankin, Jr. (Chair)

Board Leadership Structure
The Board believes that it is prudent and in the best interests of stockholders that the CEO and Chairman positions be combined and that such combination has no negative effect on the operation or direction of the Company. Alfred M. Rankin, Jr., the Company's CEO, is the most appropriate person to serve as our Chairman because he possesses in-depth knowledge of the issues, opportunities and challenges facing our business. Because of this knowledge and insight, the Board of Directors believes that Mr. A. Rankin is in the best position to effectively identify strategic opportunities and priorities and to lead discussions regarding the execution of the Company's strategies and achievement of its objectives. As Chairman, our CEO is able to:

•	focus our Board of Directors on the most significant strategic goals and risks of our business;

•	utilize the individual qualifications, skills and experience of the other members of the Board of Directors to maximize their contributions to our Board of Directors;

•	assess whether each other member of our Board of Directors has sufficient knowledge and understanding of our business to enable them to make informed judgments;

•	promote a seamless flow of information to our Board of Directors;

•	facilitate the flow of information between our Board of Directors and our management; and

•	provide the perspective of a long-term stockholder.
In addition, a separate CEO is responsible for the day-to-day operations of our principal operating subsidiary, Hyster-Yale Group, Inc. ("HYG"). This arrangement allows Mr. A. Rankin to focus almost exclusively on the strategic opportunities and priorities of the overall business.
We do not assign a lead independent director, but the Chairman of our Compensation Committee presides at the regularly scheduled meetings of non-management directors.

Board Oversight of Risk Management
The Board believes that strong and effective controls and risk management processes are essential components needed to achieve long-term stockholder value. The Board, directly and through its committees, is responsible for overseeing risks that potentially affect the Company. Each Board committee is responsible for oversight of risk categories related to the committee's specific function, while our full Board exercises ultimate responsibility for overseeing the risk management as a whole. The respective areas of risk oversight exercised by our Board and its committees are as follows:

Board/Committee		Primary Areas of Risk Oversight
Full Board	•
Oversees overall Company risk management procedures, including operational and strategic, and regularly receives and evaluates reports and presentations from the Chairs of the Audit Review, NCG, Compensation, Planning Advisory and Finance Committees on risk-related matters falling within each respective committee's oversight responsibilities

Audit Review Committee	•
Oversees financial and legal risks by regularly reviewing reports and presentations given by management, including our Senior Vice President, General Counsel and Secretary, Senior Vice President and Chief Financial Officer, and Director, Internal Audit, as well as other operational Company personnel, and evaluates potential related-person transactions

•
Regularly reviews our risk management practices and risk-related policies (for example, the Company's Code of Corporate Conduct and legal and regulatory reviews) and evaluates potential risks related to internal control over financial reporting

NCG Committee	•	Oversees potential risks related to our governance practices by, among other things, reviewing succession plans and performance evaluations of the Board and CEO
Compensation Committee	•
Oversees potential risks related to the design and administration of our compensation plans, policies and programs, including our performance-based compensation programs, to promote appropriate incentives that do not encourage unnecessary and excessive risk-taking by our executive officers or other employees

Planning Advisory Committee	•	Assists the Board in its oversight of the Company's key strategies, projects and initiatives
Finance Committee	•	Regularly reviews risks related to financing and other risk management strategies, including reviews of our insurance portfolios

Code of Conduct
We have adopted a code of ethics, entitled "Code of Corporate Conduct," applicable to all of our personnel, including the principal executive officer, principal financial officer, principal accounting officer, controller and other persons performing similar functions. Waivers of our Code of Corporate Conduct, if any, for our directors or executive officers may be disclosed on our website, by press release or by filing a Current Report on Form 8-K with the SEC. The Code of Corporate Conduct and the Independence Standards for Directors, as well as each of the charters of the Audit Review, NCG and Compensation Committees, are available free of charge on our website at https://www.hyster-yale.com, under the heading "Corporate Governance." The information contained on or accessible through our website is not incorporated by reference into this Proxy Statement and you should not consider such information to be part of this Proxy Statement.

Hedging and Speculative Trading Policies and Limited Trading Windows
The Company prohibits officers and directors from purchasing financial instruments, including pre-paid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engaging in transactions that are designed or have the effect of hedging or offsetting any change in the market value of equity securities granted to the officer or Director by the Company as part of his or her compensation or held, directly or indirectly, by the officer or Director. However, the Company does not prohibit its employees who are not officers from engaging in such transactions.
As noted elsewhere in this Proxy Statement, restricted shares of Class A Common that are issued to Directors and certain senior management employees of the Company for compensatory purposes are generally subject to transfer restrictions from the last day of the applicable performance period and, during that time period, the restricted shares may not be transferred (subject to certain exceptions), hedged or pledged. Directors and the most senior management employees of the Company are required to hold restricted shares for ten years while less senior management employees of the Company are required to hold restricted shares for periods of either four years or seven years. While the Company does not have a policy explicitly preventing employees, including executive officers and senior managers, or directors from pledging shares of non-restricted Class A Common or Class B Common, prior approval from the Company's Senior Vice President, General Counsel and Secretary is required.

Review and Approval of Related Party Transactions
The Audit Review Committee reviews all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest in such transactions. Our legal department is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related-person transactions in order to enable the Audit Review Committee to determine whether we have, or a related person has, a direct or indirect material interest in the transaction. In the course of the review of a potentially material related-person transaction, the Audit Review Committee considers:

•	the nature of the related-person's interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•	any other matters the Audit Review Committee deems appropriate.
Based on this review, the Audit Review Committee will determine whether to approve or ratify any transaction that is directly or indirectly material to us or a related person.
Any member of the Audit Review Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote with respect to the approval or ratification of the transaction. However, such director may be counted in determining the presence of a quorum at a meeting of the Audit Review Committee that considers the transaction.

Communication with Directors
Our stockholders and other interested parties may communicate with our Board of Directors as a group, with the non-management directors as a group, or with any individual director by sending written communications to Hyster-Yale Materials Handling, Inc., 5875 Landerbrook Drive, Suite 300, Cleveland, Ohio 44124-4069, Attention: Secretary. Complaints regarding accounting, internal accounting controls or auditing matters will be forwarded directly to the Chairman of the Audit Review Committee. All other communications will be provided to the individual director(s) or group of directors to whom they are addressed. Copies of all communications will be provided to all other directors; provided, however, that any such communications that are considered to be improper for submission to the intended recipients will not be provided to the directors. Examples of communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate, directly or indirectly, to our or our principal operating subsidiary's business or communications that relate to improper or irrelevant topics.

Report of the Audit Review Committee
The Audit Review Committee has reviewed and discussed with our management and Ernst & Young LLP, our independent registered public accounting firm, our audited consolidated financial statements contained in our Annual Report to Stockholders for the year ended December 31, 2019. The Audit Review Committee also has reviewed and discussed with management and Ernst & Young LLP the assessment of the Company’s internal control over financial reporting at December 31, 2019.

                The Audit Review Committee has also discussed with our independent registered public accounting firm the applicable requirements of the Public Company Accounting Oversight Board (the "PCAOB") and the SEC.

The Audit Review Committee has received and reviewed the written disclosures and the independence letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP's communications with the Audit Review Committee concerning independence, and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above, the Audit Review Committee recommended to the Board of Directors (and the Board of Directors subsequently approved the recommendation) that the audited consolidated financial statements for 2019 be included in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC.
JOHN P. JUMPER, CHAIR
CAROLYN CORVI
DENNIS W. LABARRE
EUGENE WONG

PART TWO - PROPOSALS TO BE VOTED ON AT THE 2020 ANNUAL MEETING

Election of Directors (Proposal 1)

Director Nominee Information
It is intended that shares represented by proxies in the enclosed form will be voted for the election of the nominees named in the following table to serve as directors for a term until the next annual meeting and until their successors are elected, unless contrary instructions are received. The Board of Directors has fixed the total number of directors to be elected at the Annual Meeting at twelve. All of the nominees listed below, other than Edward T. Eliopoulos, currently serve as our directors. All of the nominees listed below, with the exception of (i) David B. H. Williams, who was elected on February 19, 2020 to fill the vacancy created by Mr. Stopki's death and (ii) Mr. Eliopoulos, were elected at our 2019 annual meeting of stockholders. Both Mr. Williams and Mr. Eliopoulos were recommended to the NCG Committee as potential director nominees by members of the Board of Directors. If, in the judgment of the proxy holders, an unexpected occurrence should make it necessary to substitute another person for any of the nominees, shares represented by proxies will be voted for such other person as the proxy holders may select.
The disclosure below provides information as of the date of this Proxy Statement about each director nominee. The information presented is based upon information each director has given us about his or her age, all positions held, principal occupation and business experience for the past five years, and the names of other publicly-held companies for which he/she currently serves as a director or has served as a director during the past five years. We have also presented information regarding each nominee's specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that he/she should serve as a director. We believe that the nomination of each of our director nominees is in the best long-term interests of our stockholders, as each individual possesses the highest personal and professional ethics, integrity and values, and each nominee has the judgment, skill, independence and experience required to serve as a member of our Board of Directors. Each individual has also demonstrated a strong commitment to service to the Company.

Name	Age	Principal Occupation and Business Experience During Last Five Years and other Directorships in Public Companies	Director Since
James B. Bemowski	66
Senior Advisor for Doosan Corporation (a South Korean Conglomerate), from 2016 to 2018; Vice Chairman of Doosan Group from prior to 2015 to April 2016; Chief Executive Officer of Doosan Corporation Business Operations from prior to 2015 to August 2015; Director of POSCO (a multi-national steel company) from prior to 2015 to 2015; since prior to 2015 a member of Claremont McKenna College Board of Trustees, a member of the Board of Advisors of Southern Capital (a Singapore-based private equity firm); and since prior to 2015 to 2018 Chairman of the Global Advisory Board of Yonsei University Business School.

Mr. Bemowski's combined 35 years of experience through his various positions with Doosan and McKinsey & Company, as a director and officer manager in Asia, brings a depth of understanding of Asian market business practices, including in the forklift business. In addition, he has extensive knowledge in the areas of financial services, acquisitions, restructuring, alliances and private equity. He also brings to our Board practical insights with respect to the global steel, energy and materials businesses.
			2018
J.C. Butler, Jr.	59
President and Chief Executive Officer of NACCO Industries, Inc. (“NACCO”) since September 2017. President and Chief Executive Officer of The North American Coal Corporation (“NACoal”, a wholly owned subsidiary of NACCO) since July 2015. Senior Vice President - Finance, Treasurer and Chief Administrative Officer of NACCO from prior to 2015 to September 2017. Senior Vice President - Project Development, Administration and Mississippi Operations of NACoal from prior to 2015 to July 2015. Director of NACCO since September 2017 and of Hamilton Beach Brands Holding Company ("HBBHC") since September 2017. Director of Midwest AgEnergy Group (a developer and operator of ethanol facilities in North Dakota). Mr. Butler also serves on the board of the National Mining Association and is a member of the Management Committee of the Lignite Mining Association.

With over 20 years of service as a member of senior management at NACCO while we were its wholly owned subsidiary, including as Treasurer of HYG, our principal operating subsidiary, Mr. Butler has extensive knowledge of our operations and strategies.
			2012
Carolyn Corvi	68
Retired Vice President and General Manager - Airplane Programs of The Boeing Company (an aerospace company). Ms. Corvi also serves as director of United Continental Holdings, Inc. and Allegheny Technologies, Inc.

Ms. Corvi's experience in general management, including her service as vice president and general manager of a major publicly traded corporation, enables her to make significant contributions to our Board of Directors. Through this past employment experience and her past and current service on the boards of publicly traded corporations, she offers the Board a comprehensive perspective for developing corporate strategies and managing risks of a major publicly traded corporation.
			2012
Edward T. Eliopoulos	63
Retired Partner of Ernst & Young, LLP (a public accounting firm).

Mr. Eliopoulos is a certified public accountant with more than 40 years of experience performing, reviewing, and overseeing audits of a wide range of global publicly traded companies. In addition, he has significant experience as a member of senior management of a major public accounting firm. These attributes, skills, and qualifications combined with his educational background in accounting enable him to provide our Board with vast financial, accounting, and corporate governance expertise. Mr. Eliopoulos also has served on the board of A. Schulman, Inc., as well as privately held companies and numerous non-profit and community boards.
			2020
John P. Jumper	75
Retired Chief of Staff, United States Air Force. Chairman of the Board of Leidos Holdings, Inc. (an applied technology company) from prior to 2015 to June 2015. From prior to 2015, President, John P. Jumper & Associates (aerospace consulting). General Jumper also serves as a Director of NACCO, HBBHC and Leidos Holdings, Inc.
Through his extensive military career, including as the highest-ranking officer in the U.S. Air Force, General Jumper developed valuable and proven leadership and management skills that make him a significant contributor to our Board. In addition, General Jumper's current and prior service on the boards of other publicly traded corporations, as well as Chairman and Chief Executive Officer of two Fortune 500 companies, allow him to provide valuable insight to our Board on matters of corporate governance and executive compensation policies and practices.
			2012

Name	Age	Principal Occupation and Business Experience During Last Five Years and other Directorships in Public Companies	Director Since
Dennis W. LaBarre	77
Retired Partner of Jones Day (a law firm). Mr. LaBarre also serves as a Director of NACCO and HBBHC.

Mr. LaBarre is a lawyer with broad experience counseling boards and senior management of publicly traded and private corporations regarding corporate governance, compliance and other domestic and international business and transactional issues. In addition, he has over 30 years of experience as a member of senior management of a major international law firm. These experiences enable him to provide our Board of Directors with an expansive view of legal and business issues, which is further enhanced by his extensive knowledge of us as a result of his many years of service on NACCO's board and through his involvement with its committees.
			2012
H. Vincent Poor	68
Michael Henry Strater University Professor of Electrical Engineering at Princeton University since prior to 2015; Professor of Electrical Engineering since prior to 2015; Associated Faculty, Princeton Environmental Institute since prior to 2015; Associated Faculty, Program in Applied and Computational Mathematics since prior to 2015; Associated Faculty, Andlinger Center for Energy and Environment since prior to 2015; Dean, School of Engineering and Applied Science from prior to 2015 to 2016; Director, IEEE Foundation since 2015; and Director, Corporation for National Research Initiatives since prior to 2015. A member of the U.S. National Academy of Engineering and a former Guggenheim Fellow.

Dr. Poor’s broad experience in the fields of robust statistical signal processing, multi-user detection and non-Gaussian signal processing have opened new horizons in wireless communications and related fields. In this context, his extensive skills and knowledge allow him to provide valuable insight to our Board on matters related to telemetry and electrical engineering.
			2017
Alfred M. Rankin, Jr.	78
Chairman, President, and Chief Executive Officer of the Company and Chairman of HYG. Since September 2017, Non-Executive Chairman of NACCO and NACCO’s principal subsidiary, NACoal. Since January 2019, Non-Executive Chairman of HBBHC and its principal subsidiary, Hamilton Beach Brands ("HBB"). From September 2017 to December 2018 Executive Chairman of HBBHC and HBB. From prior to 2015 to September 2017, Chairman of HBB. From prior to 2015 to September 2017, Chairman, President, and CEO of NACCO and Chairman of NACoal.

In over 45 years of service to NACCO, our former parent company, as a Director and over 25 years in senior management of NACCO, Mr. A. Rankin has amassed extensive knowledge of all of our strategies and operations. In addition to his extensive knowledge of the Company, he also brings to our Board unique insight resulting from his service on the boards of other publicly traded corporations and the Federal Reserve Bank of Cleveland. Additionally, through his dedicated service to many of Cleveland’s cultural institutions, he provides a valuable link between our Board, the Company, and the community surrounding our corporate headquarters. Mr. A. Rankin is also the grandson of the founder of NACCO and additionally brings the perspective of a long-term stockholder to our Board.
			2012
Claiborne R. Rankin	69
Manager of NCAF Management, LLC, the managing member of North Coast Angel Fund, LLC (a private firm specializing in venture capital and investments) from prior to 2015. Managing Member of Sycamore Partners, LLC, the manager of NCAF Management II, LLC and managing member of North Coast Angel Fund II, LLC (each a private firm specializing in venture capital and investments) from prior to 2015.

Mr. C. Rankin is the grandson of the founder of NACCO. As a member of the board of HYG for more than 20 years, Mr. C. Rankin has extensive knowledge of the lift truck industry and the Company. This experience and knowledge, his venture capital experience and the perspective of a long-term stockholder enable him to contribute to our Board of Directors.
			2012
Britton T. Taplin	63	Self-employed (personal investments) from prior to 2015. Mr. Taplin also serves as a Director of NACCO. Mr. Taplin is the grandson of the founder of NACCO and brings the perspective of a long-term stockholder to our Board of Directors.	2012
David B. H. Williams	50	President of the law firm Williams, Bax & Saltzman, P.C. from prior to 2015. Mr. Williams is a lawyer with more than 25 years of experience providing legal counsel to businesses in connection with litigation and commercial matters. Mr. Williams' substantial experience as a litigator and commercial advisor enables him to provide valuable insight on business and legal issues pertinent to the Company.	2020

Name	Age	Principal Occupation and Business Experience During Last Five Years and other Directorships in Public Companies	Director Since
Eugene Wong	85
Professor Emeritus of the University of California at Berkeley from prior to 2015.

Dr. Wong has broad experience in engineering, particularly in the areas of electrical engineering and software design, which are of significant value to the oversight of our information technology infrastructure, product development and general engineering. He has served as technical consultant to a number of leading and developing nations, which enables him to provide an up-to-date international perspective to our Board of Directors. Dr. Wong has also co-founded and managed several corporations, and has served as a chief executive officer of one, enabling him to contribute an administrative and management perspective of a corporate chief executive officer.
			2012
J.C. Butler, Jr. is the son-in-law of Alfred M. Rankin, Jr. As indicated on the Director Compensation Table shown below, in 2019 Mr. Butler received $210,488 in total compensation from us as a director.
David B. H. Williams is the son-in-law of Alfred M. Rankin, Jr. Mr. Williams was not a director in 2019 and therefore received no compensation as a member of the Board of Directors.
Claiborne R. Rankin is the brother of Alfred M. Rankin, Jr. As indicated on the Director Compensation Table shown below, in 2019 Mr. C. Rankin received $204,125 in total compensation from us as a director.

Director Compensation
The following table sets forth all compensation of each director, other than Alfred M. Rankin, Jr. ("Mr. A. Rankin"), for services as our directors and as directors of certain of our operating subsidiaries. In addition to being a director, Mr. A. Rankin serves as Chairman, President and CEO of the Company and Chairman of HYG. Mr. A. Rankin does not receive any compensation for his services as a director. Mr. A. Rankin's compensation for services as one of our Named Executive Officers is shown in the Summary Compensation Table on page 36.
2019 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
James B. Bemowski	$90,076	$117,090	$6,959	$214,125
J.C. Butler, Jr.	$88,076	$117,090	$5,322	$210,488
Carolyn Corvi	$134,451	$117,090	$4,959	$256,500
John P. Jumper	$127,451	$117,090	$5,243	$249,784
Dennis W. LaBarre	$144,076	$117,090	$5,198	$266,364
H. Vincent Poor	$94,076	$117,090	$6,884	$218,050
Claiborne R. Rankin	$80,076	$117,090	$6,959	$204,125
John M. Stropki (4)	$16,397	$69,876	$1,313	$87,586
Britton T. Taplin	$80,076	$117,090	$6,959	$204,125
Eugene Wong	$24,171	$190,473	$3,801	$218,445

(1)
The amounts in this column reflect the annual retainers and other fees earned by our directors for services rendered in 2019. They also include payment for certain fractional shares of Class A Common that were earned and cashed out under the Hyster-Yale Materials Handling, Inc. Non-Employee Directors' Equity Compensation Plan (the "Non-Employee Directors' Plan") described below.

(2)
Under the Non-Employee Directors' Plan, the directors are required to receive a portion of their annual retainer in shares of Class A Common (the "Mandatory Shares"). They are also permitted to elect to receive all or part of the remainder of the retainer and all fees in the form of shares of Class A Common (the "Voluntary Shares"). Amounts in this column reflect the aggregate grant date fair value of the Mandatory Shares and Voluntary Shares that were granted to directors under the Non-Employee Directors' Plan, determined pursuant to the Financial Accounting Standards Board Accounting Standards Codification Topic 718, which we refer to as "FASB ASC Topic 718". See Note 6 of the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 for more information regarding the accounting treatment of our equity awards. Mandatory and Voluntary Shares are immediately vested when granted. Therefore, no equity awards remained outstanding at the end of 2019.

(3)
The amount listed includes: (i) Company-paid life-insurance premiums for the benefit of the director; (ii) other Company-paid premiums for accidental death and dismemberment insurance for the directors and their spouses; and (iii) personal excess liability insurance premiums for the directors and immediate family members (other than Messrs.

Butler and LaBarre and General Jumper). The amount listed also includes charitable contributions made in our name on behalf of the director and spouse under our matching charitable gift program in the amount of $0 for Mr. Stropki, $2,000 for Dr. Wong and $5,000 for each of the remaining directors.

(4)	Mr. Stropki ceased serving as a director on May 11, 2019 due to his death.
Description of Material Factors Relating to the Director Compensation Table
Each non-employee director is entitled to receive the following annual compensation for service on our Board of Directors and on HYG's Board of Directors:

•	a retainer of $178,000 ($118,000 of which will be paid in the form of Mandatory Shares, as described below);

•	attendance fees of $1,000 per day for each meeting attended (including telephonic/telepresence meetings) of our Board of Directors or subsidiary Board of Directors (limited to $1,000 per day);

•	attendance fees of $1,000 for each meeting attended (including telephonic/telepresence meetings) of a committee of our Board of Directors on which the director served;

•	an additional retainer of $7,000 for each committee of our Board of Directors on which the director served (other than the Executive Committee);

•	an additional retainer of $10,000 for each committee of our Board of Directors on which the director served as chairman (other than the Audit Review Committee); and

•	an additional retainer of $15,000 for the chairman of the Audit Review Committee of our Board of Directors.
The retainers are paid quarterly in arrears and the meeting fees are paid following each meeting. Each director is also reimbursed for expenses incurred as a result of attendance at meetings. We also occasionally make a private aircraft available to directors for attendance at meetings of our Board of Directors and subsidiary Board of Directors.
Under the Non-Employee Directors' Plan, each director who was not an officer of the Company or one of our subsidiaries receives $118,000 of the $178,000 retainer in whole shares of Class A Common, referred to as Mandatory Shares. Any fractional shares are paid in cash. The actual number of shares of Mandatory Shares issued to a director is determined by the following formula:
the dollar value of the portion of the $118,000 retainer that was earned by the director each quarter divided by
the average closing price of shares of Class A Common on the NYSE for each week during such quarter.
These shares are fully vested on the date of grant, and the director is entitled to all rights of a stockholder, including the right to vote and receive dividends. However, the shares cannot be assigned, pledged or otherwise transferred by the director other than:

•	by will or the laws of descent and distribution;

•	pursuant to a qualifying domestic relations order; or

•	to a trust for the benefit of the director or his or her spouse, children or grandchildren.
These restrictions lapse on the earliest to occur of:

•	ten years after the last day of the calendar quarter for which such shares were earned;

•	the director's death or permanent disability;

•	five years from the date of the director's retirement;

•	the date that a director is both retired from our Board of Directors and has reached age 70; or

•	at such other time as determined by the Board of Directors in its sole discretion.
In addition, each director may elect under the Non-Employee Directors' Plan to receive shares of Class A Common in lieu of cash, referred to as Voluntary Shares, for up to 100% of the balance of their retainers and meeting attendance fees. The number of shares issued is determined under the same formula stated above. However, these Voluntary Shares are not subject to the foregoing transfer restrictions.
Each director also receives: (i) Company-paid life insurance in the amount of $50,000; (ii) Company-paid accidental death and dismemberment insurance for the director and spouse; (iii) personal excess liability insurance in the amount of $10 million for the director and immediate family members who reside with the director (other than Messrs. Butler and LaBarre and General Jumper); and (iv) up to $5,000 per year in matching charitable contributions.

Director Compensation Program for 2020
The Compensation Committee periodically evaluates and recommends changes to our compensation program for directors. In 2019, the Compensation Committee used the Korn Ferry consulting firm to evaluate and provide recommendations regarding our director compensation program. Our Board of Directors adopted certain recommendations and made changes effective January 1, 2020.
The revised director compensation program is structured in a similar manner to the 2019 program. However, the retainers paid to each non-employee director for service on our Board of Directors were increased effective January 1, 2020, from $178,000 ($118,000 of which is paid in the form of Mandatory Shares) to $184,000 ($124,000 of which will be paid in the form of Mandatory Shares).

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership of such securities with the SEC and the NYSE. Officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file.
Based upon the review of the copies of Section 16(a) forms received by us, and upon written representations from reporting persons concerning the necessity of filing a Form 5 Annual Statement of Changes in Beneficial Ownership, we believe that, during 2019, all filing requirements applicable for reporting persons were met with the exception of Helen R. Butler and Clara R. Williams who, due to a miscommunication, each filed one late report, reporting one gift after the Form 5 filing deadline.

Advisory Vote to Approve the Company's Named Executive Officer Compensation (Proposal 2)
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, referred to as the "Dodd-Frank Act", and Section 14A of the Exchange Act, we are asking you to cast an advisory (non-binding) vote to approve the Company's Named Executive Officer compensation. We believe that stockholders should have the opportunity to vote on the compensation of our Named Executive Officers annually. The next vote will be held at the Company's annual meeting in 2021.
Why You Should Approve our Named Executive Officer Compensation
The guiding principle of the compensation program for senior management employees, including Named Executive Officers, is the maintenance of a strong link between an employee's compensation, individual performance and the performance of the Company as a whole and/or the business unit for which the employee has responsibility. The primary objectives of our compensation program are:

•	to attract, retain and motivate talented management;

•	to reward management with competitive total compensation for the achievement of specific corporate and individual goals; and

•	to make management long-term stakeholders in the Company.
We encourage stockholders to read the Executive Compensation section of this Proxy Statement, including the Compensation Discussion and Analysis and compensation tables, for a more detailed discussion of our compensation programs and policies. We believe our compensation programs and policies are appropriate and effective in implementing our compensation philosophy and in achieving our goals, and that they are aligned with stockholder interests.
We believe that stockholders should consider the following in determining whether to approve this proposal.
Compensation Program is Highly Aligned with Stockholder Value
We seek to achieve the foregoing policies and objectives through a mix of base salaries and incentive plans. Base salaries are set at levels appropriate to allow the incentive plans to serve as significant motivating factors. The Compensation Committee carefully reviews each of these components in relation to our performance. Incentive-based compensation plans are designed to provide significant rewards for achieving or surpassing annual operating and financial performance objectives, as well as to align the compensation interests of the senior management employees, including the Named Executive Officers, with our long-term interests.

Strong Pay-for-Performance Orientation
The short-term and long-term incentive compensation for our employees is substantially performance-based. Performance targets under our short-term incentive compensation plan are measured against our annual operating plan (AOP), while performance targets under our long-term incentive compensation plan were based on a longer-term financial forecast in 2019. Although the design of our compensation program offers opportunities for employees to earn truly superior compensation for outstanding results, it also includes significantly reduced compensation for results that do not meet or exceed the previously established performance targets for the year. In years when we have weaker financial results, payouts under the incentive compensation plans will generally be lower. In years when we have stronger financial results, payouts under the incentive compensation plans will generally be greater. In general, all performance targets are set at a scale that encourages performance improvement without requiring outstanding results that would encourage conduct inconsistent with building long-term value. The chosen performance metrics and measurement periods are well-aligned with our business strategy and objectives for long-term value creation for our stockholders.
Compensation Program Has Appropriate Long-Term Orientation
Our compensation programs and policies have a long-term focus.
The purpose of our long-term incentive compensation plan is to enable senior management employees to accumulate capital through future managerial performance, which the Compensation Committee believes contributes to the future success of our businesses. Our long-term incentive compensation plan generally requires long-term commitment on the part of our senior management employees, and stock sales are generally not permitted for a number of years. Rather, the awarded amount is effectively invested in the Company for an extended period to strengthen the tie between stockholders' and the Named Executive Officers' long-term interests.
Therefore, stockholders are asked to cast a non-binding, advisory vote to approve the following resolution that will be submitted for a stockholder vote at the meeting:
"RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, is hereby APPROVED."
Stockholder Vote. In accordance with our Bylaws, the affirmative vote of the holders of a majority of the voting power of our stock that are present in person or represented by proxy and that is actually voted is required to approve this proposal. You may vote "FOR" or "AGAINST" the resolution or abstain from voting on the resolution. The result of the say-on-pay vote will not be binding on us or the Board. The final decision on the Company's executive compensation and benefits remains with the Board and the Compensation Committee. However, we and the Board value the views of our stockholders. The Board and the Compensation Committee will review the results of the vote and expect to take them into consideration in addressing future compensation policies and decisions.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE COMPANY'S NAMED EXECUTIVE OFFICER COMPENSATION DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND NARRATIVE DISCUSSION.

Approval of the Hyster-Yale Materials Handling, Inc. Long-Term Equity Incentive Plan (Proposal 3)
We are asking our stockholders to approve the Hyster-Yale Materials Handling, Inc. 2020 Long-Term Equity Incentive Plan (the "New Equity Plan") that was approved by the Company’s Compensation Committee and our Board on February 19, 2020. The predecessor plan - the Company’s Long-Term Equity Incentive Plan - was previously approved by stockholders in 2012 (the "Current Equity Plan"). If approved by our stockholders, the New Equity Plan will succeed the Current Equity Plan, and will be used for awards granted for performance periods beginning on or after January 1, 2020. If the New Equity Plan is not approved by our stockholders, grants of target awards for performance periods beginning on or after January 1, 2020 will be rescinded. However, awards granted under the Current Equity Plan prior to that date shall remain in effect.
Stockholder approval of the New Equity Plan would constitute approval of up to 800,000 new Class A Common shares available for awards under the New Equity Plan. The New Equity Plan will also include Class A Common shares that remain available for awards under the Current Equity Plan as of the approval date for the New Equity Plan, as described below and in the New Equity Plan, with such amount subject to adjustment as described in the New Equity Plan. This number of remaining shares was 108,590 as of March 2, 2020. The Board recommends that you vote to approve the New Equity Plan.
The actual text of the New Equity Plan is attached to this proxy statement as Appendix A. The following description of the New Equity Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix A.
Why We Believe You Should Vote for Proposal 3. The New Equity Plan authorizes our Compensation Committee to provide performance-based award opportunities that are payable partly in cash and partly in Class A Common shares for the purpose of providing certain key employees incentives and rewards for performance.
We believe our future success depends in part on our ability to attract, motivate and retain high quality employees. The ability to provide equity-based and incentive-based awards under the New Equity Plan is critical to achieving this goal. We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our officers and other key employees.
The use of Class A Common shares as part of our compensation program is important because it fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. We believe equity compensation provides additional motivation for employees to create stockholder value because the value they realize from their equity compensation is based on our stock price performance.
Equity compensation also aligns the compensation interests of our key employees with the investment interests of our stockholders and promotes a focus on long-term value creation, because our equity compensation awards are generally subject to performance criteria and lengthy holding periods. As of March 2, 2020, 108,590 Class A Common shares, par value $1.00 per share, remained available for issuance under the Current Equity Plan. If the New Equity Plan is not approved, we may be compelled to increase significantly the cash component of our key employee compensation, which may not necessarily align compensation interests with the investment interests of our stockholders as well as alignment provided by equity-based awards. Replacing equity awards with cash also would increase cash compensation expense and use cash that might be better utilized.
The following includes aggregated information regarding our view of the dilution associated with the Current Equity Plan and the potential stockholder dilution associated with the New Equity Plan. This information is as of March 2, 2020. As of that date, there were approximately 12,919,844 shares of Class A Common outstanding.
Under the terms of the Current Equity Plan, a maximum of 750,000 shares of Class A Common (subject to adjustment as described in the Current Equity Plan) were available to be issued as Award Shares, of which 641,410 shares of Class A Common (4.96% of our outstanding Class A Common shares) had been issued and 108,590 shares of Class A Common remained available for issuance (.84% of our outstanding Class A Common shares) as of March 2, 2020. None of the remaining 108,590 shares under the Current Equity Plan will be issued prior to May 19, 2020. Upon approval of the New Equity Plan, the maximum number of shares available for future issuance on or after the effective date as Award Shares under the New Equity Plan will be an aggregate of 908,590, which is the sum of 800,000 newly approved shares of Class A Common, plus the remaining 108,590 shares from the Current Equity Plan (subject to adjustments as described in the New Equity Plan). This breaks down to a new share request of 800,000 shares of Class A Common (6.19% of our outstanding Class A Common shares).
Based on the closing price on the NYSE for our Class A Common Shares on March 2, 2020 of $48.69 per share, the aggregate market value of the newly requested 800,000 shares of Class A Common that will be available for future issuance under the New Equity Plan was $38,952,000, and the aggregate market value of the total 908,590 shares of Class A Common that will be available for issuance under the New Equity Plan was $44,239,247.
Under the Current Equity Plan, Award Shares are issued during the year after the end of the applicable performance period. For 2017, 2018 and 2019, we issued Award Shares under the Current Equity Plan covering 89,502 shares, 88,172 shares, and 111,128 shares, respectively. Based on our basic weighted average shares of Class A Common outstanding for those three years of 12,533,431, 12,649,478, and 12,772,616, respectively, for the three-year period 2017-2019, our average burn rate was 0.761% (our individual years' burn rates were 0.714% for 2017, 0.697% for 2018, and 0.870% for 2019).
In determining the number of shares to request for approval under the New Equity Plan, our management team worked with the Compensation Committee to evaluate a number of factors, including the increase in the expected number of employees participating in the New Equity Plan, the volatility of the Company stock price and our recent share usage.
Depending on the number of future participants, Company performance and stock price, we currently anticipate that the 908,590 shares of Class A Common that will be available for issuance under the New Equity Plan would be sufficient to fund the program for about five or six years, but could last for a different period of time if actual practice does not match recent grant rates or our share price changes materially. As noted below, our Compensation Committee would retain full discretion under the New Equity Plan to determine the number and amount of awards to be granted under the New Equity Plan, subject to the terms of the New Equity Plan. Other than certain target award opportunities for the 2020 performance period described under "New Plan Benefits" below, future benefits that may be received by participants under the New Equity Plan are not determinable at this time.

We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute stockholder equity, so we have carefully managed our equity incentive compensation. It is the Compensation Committee's practice to only designate senior management employees as being eligible to receive equity compensation, including senior management employees of certain of our subsidiaries. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.
In evaluating this proposal, stockholders should consider all of the information in this proposal.
New Equity Plan Highlights. Below are certain other highlights of the New Equity Plan:

•
Share Counting: The New Equity Plan provides that, if applicable, shares withheld by the Company, tendered or otherwise used to satisfy a tax withholding obligation, will count against shares issuable under the New Equity Plan.

•	"Disability" Definition: The New Equity Plan provides that a participants will be deemed to have a disability if he or she qualifies for disability benefits under HYG's long-term disability plan.

•	"Retire" Definition: This definition in the New Equity Plan means a termination of employment after reaching age 60 with five years of service.

•	Transferability: The New Equity Plan provides that, in addition to a trust, Award Shares may be transferred to a partnership for the benefit of a participant or certain members of his family.

•	Plan Term: The New Equity Plan has a limited term. No Award Shares may be issued under the New Equity Plan on or after May 19, 2030.

•	Adjustments: The New Equity Plan allows the Compensation Committee, in connection with certain transactions or events, to provide substitute consideration for outstanding Award Shares.
Purpose. The purpose of the New Equity Plan continues to be to further our long-term interests by enabling the Company and its subsidiaries to attract, retain and reward executive employees who will be in a position to make contributions to the Company’s profits and growth by providing long-term incentive compensation opportunities.
Administration and Eligibility. The New Equity Plan will generally be administered by the Compensation Committee. The Compensation Committee has authority to, among other things, interpret the New Equity Plan and establish rules and regulations for its administration (including guidelines). The Compensation Committee, subject to approval by the Board and certain securities and tax law limitations, may amend the New Equity Plan or terminate it entirely. However, any such amendment will be subject to stockholder approval to the extent required under applicable law or stock exchange requirements. Furthermore, no such action may adversely affect a participant’s rights with regard to an earned but unpaid award, or with regard to Award Shares that were previously issued to the participant, without the participant’s consent.
Salaried employees of the Company and its subsidiaries who, in the judgment of the Compensation Committee, occupy a position capable of contributing to the interests of the Company and who do not participate in another long-term incentive compensation plan may be designated by the Compensation Committee to participate in the New Equity Plan. As of March 2, 2020, 107 employees (out of approximately 7,900 employees) are in the class of participants for the New Equity Plan. The Compensation Committee approves New Equity Plan participants, the performance period, and applicable performance objectives for each award. The basis for participation in the New Equity Plan by eligible persons is the selection of such persons by the Compensation Committee in its discretion. For 2020, only those persons on a U.S. payroll were deemed eligible.
Performance Factors. The Compensation Committee establishes goals and formulas under the New Equity Plan based on measurable performance objectives of the participants, the Company and its subsidiaries over the award term. A non-exhaustive list of performance objectives that may be used for performance-based awards under the New Equity Plan includes the following: return on equity, return on total capital employed, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, earnings before interest and taxes, revenue, revenue growth, gross margin, net or standard margin, return on investment, increase in the fair market value of shares, share price (including, but not limited to, growth measures and total stockholder return), operating profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), inventory turns, financial return ratios, earnings measures/ratios, economic value added, balance sheet measurements (such as receivable turnover), internal rate of return, customer satisfaction surveys or productivity, net income, operating profit or increase in operating profit, market share, increase in market share, sales value increase over time, economic value added, economic value increase over time, new project development or net sales. If the Committee determines that a change in the business, operations, corporate structure or other events or circumstances render the performance objectives unsuitable, the Committee may in its discretion modify such objectives or the goals or actual levels of achievement regarding the objectives, in whole or in part, as the Committee deems appropriate and equitable.
Awards. Each year, the Compensation Committee establishes one or more long-term incentive targets for each participant. The awards are expressed in a dollar amount equal to a percentage of the participant's salary midpoint based on the number of salary points assigned to the participant's position and the long-term incentive target percentage for that salary point level. See "Korn Ferry's General Industrial Survey - Salary Midpoint" on page 21. These amounts are then increased by 15% to account for the immediately taxable nature of the awards. No minimum award levels will be established. However, maximum annual award levels will be established for certain performance objectives, even if the maximum performance level is exceeded. Target awards for participants will be pro-rated in the event that they change job levels during the applicable performance period, or otherwise in the discretion of the Compensation Committee, subject to certain limitations as further described in the New Equity Plan. Under no circumstances will the amount paid to any participant in a single calendar year as a result of awards under the New Equity Plan (including the fair market value of any Award Shares paid to the participant) exceed the greater of (1) $12 million or (2) the fair market value of 500,000 Award Shares, determined at the time of payment.
The Compensation Committee must determine that the pre-established performance thresholds and any other material terms were met or exceeded prior to payment of any final award. However, unless waived, the Compensation Committee retains discretionary authority to (1) increase or decrease the amount of any award that would otherwise be payable to a participant, or (2) adjust the allocation between the cash portion of the award and the equity portion of the award (in each case, subject to certain limitations as described in the New Equity Plan).
Participants generally must be employed by the Company or one of its subsidiaries on the last day of the applicable performance period in order to receive payment of an award for such performance period. However:

•
In the event of a change in control (as defined in the plan document), participants employed on the date of the change in control (or who die, become disabled or "retire" (as defined in the New Equity Plan) during such performance period and prior to the change in control) will be entitled to receive a pro-rata award for the applicable performance period, in an amount equal to 100% of their long-term target award for the performance period, pro-rated to reflect the period of time the participants were employed during such performance period prior to the change in control.

•
Participants who die, become disabled or retire during an award term will be eligible for an award for the performance period calculated based on actual Company results, pro-rated to reflect the period of time the participants were employed during the performance period prior to their termination of employment.

•
Awards for participants who are employed by the Company or one of its subsidiaries on the last day of the performance period but are not employed for the entire performance period will be prorated based on the number of days the participant was actually employed by the Company or one of its subsidiaries during such performance period.

•	The Compensation Committee has discretion to provide for payment of an award to a participant who does not meet any of the foregoing conditions.
Awards are allocated by the Compensation Committee between a cash component and an equity component which is paid in shares of the Company's Class A Common (the "Award Shares"). The number of Award Shares issued to a participant in any award is determined by taking the dollar value of the stock portion of the award and dividing it by the "formula price." The formula price is the lesser of:

•
the average closing price of Class A Common on the NYSE at the end of each week during the year preceding the commencement of the award year (or such other previous calendar year determined by the Compensation Committee, subject to certain tax-based limitations); or

•	the average closing price of Class A Common on the NYSE at the end of each week of the applicable performance period.
Award Shares are immediately vested when earned (as determined by the Compensation Committee). Participants have ownership rights in Award Shares, including the right to vote and receive dividends upon receipt of the Award Shares. However, the Award Shares are subject to certain transfer restrictions for a period of up to ten years from the last day of the performance period (or such other period determined by the Compensation Committee). The transfer restrictions lapse earlier in the event of (1) the participant's death or permanent disability, or (2) five years (or earlier with the approval of the Compensation Committee) from the date of retirement. The Compensation Committee has the right to release the restrictions at an earlier date, but it is expected to do so rarely except in the case of the release of a limited number of shares for the payment of educational and medical expenses or home purchases, or in other extraordinary circumstances, as permitted under the terms of the plan (subject to the Compensation Committee’s discretion). Shares issued under the New Equity Plan may be shares of original issuance or treasury shares or a combination of the two.
    Adjustments. The Compensation Committee will make or provide for such adjustment in (1) the total number of Award Shares that may be issued under the New Equity Plan, (2) outstanding Award Shares, (3) the "formula price," and (4) other award terms, as the Compensation Committee in its sole discretion, exercised in good faith, may determine is equitably required to reflect (a) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing (collectively, the "Extraordinary Events"). Further, in the event of any such Extraordinary Events or in the event of a change in control, the Compensation Committee may provide in substitution for any or all outstanding Award Shares under the New Equity Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all Award Shares so replaced in a manner that complies with or is exempt from Code Section 409A and the applicable regulations thereunder.
Amendment and Termination. The Compensation Committee, subject to approval by the Board, may amend the New Equity Plan from time to time or terminate it in its entirety, but subject to certain provisions of the New Equity Plan, no such action may adversely affect a Participant’s rights (without consent) in (1) an outstanding award that was previously approved by the Compensation Committee that has not yet been paid or (2) any Award Shares that were previously issued or transferred. Notwithstanding the foregoing, without further approval by our stockholders, no amendment to the New Equity Plan shall (1) materially increase the number of Award Shares to be issued or transferred (except pursuant to the adjustment provisions), (2) cause Rule 16b-3 to become inapplicable to any award or (3) make any other change for which stockholder approval would be required under applicable law or stock exchange requirements.
Effective Date and Plan Term. The New Equity Plan is effective May 19, 2020, subject to the approval of the New Equity Plan by the stockholders of the Company as of such date. If such approval is not obtained, all grants of target awards under the New Equity Plan for performance periods beginning on or after January 1, 2020 will be rescinded. However, grants of Award Shares made under the Current Equity Plan will remain in effect and continue to be subject to the terms thereof. If the New Equity Plan is approved by stockholders, no Award Shares will be issued or transferred under the New Equity Plan on or after May 19, 2030, but, unless otherwise specified by the Compensation Committee, all Award Shares that were issued after May 19, 2020 and prior to the termination of the New Equity Plan will generally continue to be subject to the terms of the New Equity Plan following termination.
Tax Withholding. To the extent that the Company or a subsidiary is required to withhold federal, employment, state or local taxes or other amounts in connection with any award paid to a participant under the New Equity Plan, and the amounts available for such withholding are insufficient, it will be a condition to the receipt of such award that the participant make arrangements satisfactory to the Company for the payment of the balance of such taxes or other amounts required to be withheld. If a participant’s benefit is to be received in the form of shares of Class A Common, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Compensation Committee, the Company will withhold shares of Class A Common having a value equal to the amount required to be withheld.
Federal Income Tax Consequences. This is a brief summary of certain Federal income tax consequences under the New Equity Plan based on Federal income tax laws currently in effect. It is presented for the information of stockholders considering how to vote on this Proposal and not for New Equity Plan participants. It is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare or Social Security taxes), or state, local or foreign tax consequences. No income generally will be recognized upon the grant of a target award. Upon payment in respect of the earn-out of an award, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any Award Shares received (including any Award Shares withheld by the Company to satisfy tax withholding). To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Code Section 280G and is not disallowed by the $1 million limitation on certain executive compensation under Code Section 162(m).
Registration with the SEC. We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of Class A Common under the New Equity Plan pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the New Equity Plan by our stockholders.
Final 2019 Awards and Estimated 2020 Awards. The NEOs' final awards under the Current Equity Plan for the 2019 performance period are shown in the Summary Compensation Table on page 36. Final awards under the New Equity Plan for the 2020 performance period are not currently determinable. The Compensation Committee expects to adopt performance objectives and targets for the awards that may be earned for the one-year performance period ending December 31, 2020. The following chart shows the anticipated target awards for 2020:

New Plan Benefits - New Equity Plan

Name and Position	Dollar Value(s) (1)
Alfred M. Rankin, Jr. - Chairman, President and CEO - Hyster-Yale and Chairman – HYG	$3,452,019	(3)
Kenneth C. Schilling - Senior Vice President and Chief Financial Officer – Hyster-Yale and Senior Vice President and Chief Financial Officer – HYG	$380,650	(3)
Colin Wilson - Former President and CEO, HYG – Hyster-Yale and Former President and CEO – HYG	—	(3)
Rajiv Prasad - President and CEO, HYG – Hyster-Yale and President and CEO – HYG	$1,097,330	(3)
Charles F. Pascarelli - Senior Vice President, President, Americas – HYG	$543,720	(3)
Executive Officer Group (13 persons)	$7,606,866	(3)
Non-Executive Director Group (12 persons)	$—	(2)
Non-Executive Officer Employee Group (7,900 persons)	$15,464,982	(3)

(1)
The amounts include the 15% increase from the Korn Ferry recommended long-term target awards that the Compensation Committee applies to account for the immediately taxable nature of the awards. See "Long-Term Incentive Compensation" beginning on page 29.

(2)	Non-employee directors are not eligible to participate in the New Equity Plan.

(3)	The Compensation Committee has only designated certain senior management employees of the Company and its subsidiaries employed in the U.S. as participants in the New Equity Plan for 2020.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 3 TO APPROVE THE NEW EQUITY PLAN

Confirmation of Appointment of Ernst & Young LLP, the Independent Registered Public Accounting Firm of the Company, for the Current Fiscal Year (Proposal 4)
Ernst & Young LLP has been selected by the Audit Review Committee as the principal independent registered public accounting firm for the current fiscal year for us and certain of our subsidiaries. The appointment of Ernst & Young LLP as our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for confirmation. However, our Board of Directors believes that obtaining stockholder confirmation is a sound governance practice.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE CONFIRMATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR 2020.
It is expected that representatives of Ernst & Young LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and, if a representative is in attendance, the representative will be available to answer appropriate questions.
If our stockholders fail to vote on an advisory basis in favor of the confirmation of the appointment of Ernst & Young LLP, the Audit Review Committee will take such actions as it deems necessary as a result of such stockholder vote. Even if the appointment of Ernst & Young LLP is confirmed, the Audit Review Committee may select a different independent registered public accounting firm at any time during the fiscal year 2020 if it determines that such a change would be in the best interests of the Company and its stockholders.
Audit Fees
2019 and 2018 - Ernst & Young LLP billed or will bill us in the aggregate $4.9 million and $4.7 million, respectively, for professional services rendered by Ernst & Young LLP in each of 2019 and 2018 for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2019 and 2018 and the review of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q filed during the fiscal years ended December 31, 2019 and 2018, as well as for services provided in connection with statutory audits and regulatory filings with the SEC.
Audit-Related Fees
2019 and 2018 - Ernst & Young LLP billed us in the aggregate less than $0.1 million each year for assurance and related services rendered by Ernst & Young LLP in each of 2019 and 2018, primarily related to annual subscriptions for accounting reference tools.
Tax Fees
2019 and 2018 - Ernst & Young LLP did not provide services and has not billed us fees for professional tax services in 2019 or 2018.

All Other Fees
2019 and 2018 - Ernst & Young LLP did not provide services and has not billed us fees for services provided by Ernst & Young LLP, other than the services reported under "Audit Fees" and "Audit-Related Fees" during the fiscal years ended December 31, 2019 and 2018.
Except as set forth above and approved by the Audit Review Committee pursuant to our pre-approval policies and procedures, no assurance or related services, tax compliance, tax advice or tax planning services were performed by the principal independent registered public accounting firm for us during the last two fiscal years.
Pre-Approval Policies and Procedures
Under our pre-approval policies and procedures, only audit, audit-related services and tax services may be performed by our principal independent registered public accounting firm. All audit, audit-related, tax and other accounting services to be performed for us must be pre-approved by our Audit Review Committee. In furtherance of this policy, for 2020, the Audit Review Committee authorized us to engage Ernst & Young LLP for specific audit, audit-related and tax services up to specified fee levels. The Audit Review Committee has delegated to the Chairman of the Audit Review Committee, together with one other Audit Review Committee member, the authority to approve services other than audit, review or attest services, which approvals are reported to the Audit Review Committee at its next meeting. We provide a summary of approvals and commitments at each general meeting of the Audit Review Committee.
The Audit Review Committee has considered whether the providing of the non-audit services to us by Ernst & Young LLP is compatible with maintaining its independence. In addition, as a result of the recommendation of the Audit Review Committee, we have adopted policies limiting the services provided by our independent registered public accounting firm that are not audit or audit-related services.

PART THREE - EXECUTIVE COMPENSATION INFORMATION

Summary of Our Named Executive Officer Compensation Program
The material elements of our 2019 compensation objectives and policies as they relate to the Named Executive Officers listed in the Summary Compensation Table on page 36, referred to as the NEOs, are described below. This discussion and analysis should be read in conjunction with all accompanying tables, footnotes and text in the Proxy Statement.
Our executive compensation program strongly ties the compensation of our NEOs to our short-term and long-term business objectives and to stockholder interests. Key elements of compensation include base salary, annual incentive compensation, long-term incentive compensation and defined contribution retirement benefits.

At our 2019 annual meeting of stockholders, the Company received strong support for our compensation program with over 99% of the votes cast approving our advisory vote on Named Executive Officer compensation. The Compensation Committee believes that this overwhelming support validates the philosophy and objectives of our executive compensation program.

We pay for performance. We align our executive compensation with corporate performance on both a short-term and long-term basis. In 2019, 81% of Mr. A. Rankin's 2019 target compensation and, as a group, approximately 67% of the other NEOs' target compensation was incentive-based and "at-risk" based on Company performance.
In addition, the long-term awards for the NEOs were paid in the form of restricted shares of Class A Common which, as described in more detail beginning on page 29, are generally subject to transfer restrictions for a period of ten years. The value of these restricted stock awards continues to be "at-risk" based on future Company performance and continues to align the interests of the NEOs with those of our stockholders.

Other key features of our executive compensation program include:

What We Do	What We Do Not Do
Equity compensation awards for the Company's most senior executives, including the NEOs, generally must be held for ten years. Equity awards cannot be pledged, hedged or transferred during this time.	We do not provide our NEOs with employment or individual change in control agreements.
We provide limited change in control protections under our incentive and nonqualified deferred compensation plans that (i) accelerate the time of payment of previously vested incentive benefits and non-qualified retirement benefits and (ii) provide for pro-rata target incentive payments for the year of any change in control.
We do not provide any tax gross-ups except for certain relocation expenses and under one non-qualified retirement plan that was frozen in 2007.
We provide for a modest level of perquisites, the majority of which are paid in cash, that are determined based on market reasonableness.	We do not provide our NEOs with any minimum or guaranteed bonuses.
We use an independent compensation consultant.	We do not take into account our long-term awards when determining our defined contribution retirement benefits.
We set our target compensation at the 50th percentile of our chosen benchmark group and deliver compensation above or below this level based on performance.	We do not have any active defined benefit plans and gave our NEOs credit for only time worked under our frozen pension plans.

Compensation Discussion and Analysis
Executive Compensation Governance
The Compensation Committee establishes and oversees the administration of the policies, programs and procedures for compensating our NEOs. The members of the Compensation Committee consist solely of independent directors. The Compensation Committee's responsibilities are listed on page 4.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serves or has served on the compensation committee of any entity that has one or more of its executive officers serving as a member of our Compensation Committee.
Named Executive Officers for 2019
The NEOs for 2019 are listed in the table below:

Name (1)	Titles
Alfred M. Rankin, Jr.	Chairman, President and CEO – Hyster-Yale Chairman – HYG
Kenneth C. Schilling	Senior Vice President and Chief Financial Officer – Hyster-Yale Senior Vice President and Chief Financial Officer – HYG
Colin Wilson (2)	Former President and CEO, HYG – Hyster-Yale Former President and CEO – HYG
Rajiv K. Prasad (3)	President and CEO, HYG – Hyster-Yale President and CEO – HYG
Charles F. Pascarelli	Senior Vice President, President, Americas - HYG
(1)    The NEOs for 2019 are all employed by the Company's U.S. operating subsidiary, HYG.

(2)
Mr. Wilson retired as an active employee from the Company effective December 31, 2019 and entered into a consulting agreement, as further described in "Executive Compensation Program for 2020 and Impact of 'Say-on-Pay' Stockholder Vote" beginning on page 35.

(3)	Mr. Prasad, who formerly served as Chief Product and Operations Officer – HYG, became President and Chief Executive Officer - HYG effective January 1, 2020.
Compensation Consultants
The Compensation Committee receives assistance and advice from Korn Ferry, an internationally-recognized compensation consulting firm. Korn Ferry is engaged by and reports to the Compensation Committee and also provides advice and discusses compensation issues directly with management.
Korn Ferry makes recommendations regarding substantially all aspects of compensation for our directors, including the NEOs. For 2019, Korn Ferry was engaged in general to make recommendations regarding:
•Director compensation levels;

•	2019 salary midpoints, incentive compensation targets (calculated as a percentage of salary midpoint) and target total compensation for all senior management positions;

•	2019 salary midpoints and/or range movement for all other employee positions; and

•	Mid-year salary point levels, salary midpoints and incentive targets for all new senior management positions and/or changes to current senior management positions.
All salary point recommendations are determined through the consistent application of the salary point methodology, which is a proprietary method that takes into account the know-how, problem-solving and accountability requirements of the position. A representative of Korn Ferry attended one of the Compensation Committee meetings in 2019 and, during that meeting, consulted with the Compensation Committee in executive session without management present.
Korn Ferry also provided limited non-executive compensation consulting services to the Company in 2019. However, the Compensation Committee has considered and assessed all relevant factors, including, but not limited to, those set forth in Rule 10C-1(b)(4)(i) through (vi) of the Exchange Act, that could give rise to a potential conflict of interest with respect to Korn Ferry. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by Korn Ferry. The Committee has assessed the independence of Korn Ferry.
Korn Ferry's General Industrial Survey - Salary Midpoint
As a starting point for setting total target compensation for 2019, the Compensation Committee directed Korn Ferry to use its proprietary survey, known as the General Industrial survey, which contains data from a broad group of domestic industrial organizations, but ranging in size from approximately $500 million to approximately $1 billion in annual revenues.
For 2019, participants in the General Industrial survey included 352 parents and 1,347 independent operating units, which satisfied Korn Ferry's quality assurance controls and represented almost all segments of industry (including manufacturing, but excluding retail and finance segments).
The Compensation Committee chose this particular survey as its benchmark for the following reasons:

•
It provides relevant information regarding the compensation paid to employees, including senior management employees, with similar skill sets used in our industry and represents the talent pool from which we recruit;

•	The use of a broad-based survey reduces volatility and lessens the impact of cyclical upswings or downturns in any one industry that could otherwise skew the survey results in any particular year; and

•	It provides a competitive framework for recruiting employees from outside of our industry.
Using its proprietary salary point methodology, Korn Ferry compares positions of similar scope and complexity with the data contained in the General Industrial survey. Korn Ferry then derives a median salary level for each salary point level targeted at the 50th percentile of the General Industrial survey (the "salary midpoint"). The Compensation Committee sets the salary midpoint for each of the NEOs (other than Mr. A. Rankin - refer to note (3) of the target total compensation table on page 22) at 100% of the salary midpoint recommended by Korn Ferry. The Compensation Committee believes that the use of salary midpoints ensures that our compensation program provides sufficient compensation to attract and retain talented executives and maintain internal pay equity, without overcompensating our employees. Because salary midpoints are based on each salary point level, all of the employees at a particular salary point level generally have the same salary midpoint, with some geographic differences. The salary midpoints provided by Korn Ferry are then used to calculate the total target compensation of the NEOs.
Compensation Policies, Objectives and Methodology - Total Target Compensation
The guiding principle of our compensation program is the maintenance of a strong link among an employee's compensation, individual performance and the performance of the Company or the subsidiary or business unit for which the employee has responsibility. The primary objectives of our compensation program are to:

•	attract, retain and motivate talented management;

•	reward management with competitive total compensation for achievement of specific corporate and individual goals;

•	make management long-term stakeholders in the Company;

•	help ensure that management's interests are closely aligned with those of our Company's stockholders; and

•	maintain consistency in compensation among all of the Company's direct and indirect subsidiaries.
The Compensation Committee establishes comprehensively defined "target total compensation" for each NEO following rigorous evaluation standards to help maintain internal equity. In this process, the Compensation Committee reviews "tally sheets" for the NEOs that list each NEO's title, salary points and the following information for the current year, as well as that being proposed for the subsequent year:

•	salary midpoint, as determined by Korn Ferry from the General Industrial survey;

•	cash in lieu of perquisites (if applicable);

•
short-term incentive target dollar amount (determined by multiplying the salary midpoint by a specified percentage of that midpoint, as determined by the Compensation Committee, with advice from Korn Ferry, for each salary grade);

•	long-term incentive target dollar amount (determined in the same manner as the short-term incentive target);

•	target total compensation, which is the sum of the foregoing amounts; and

•	base salary.
In November 2018, the Compensation Committee reviewed the tally sheets for each of our NEOs to decide whether it should make changes to the 2019 compensation program. The Compensation Committee determined that the overall program continued to be consistent with our compensation objectives and did not make any material changes for 2019.
The design of our compensation program provides employees with the opportunity to earn superior compensation for outstanding results. Base salaries are set at levels appropriate to allow our incentive plans to serve as significant motivating factors. Because our program provides significantly reduced compensation for results that do not meet or exceed the established performance targets for the year, it encourages NEOs to earn incentive pay greater than 100% of target over time by delivering outstanding managerial performance.
The Compensation Committee views the various components of compensation as related but distinct. For example, the Compensation Committee uses the information provided from the General Industrial survey to determine the salary midpoint. It then generally sets actual base salaries between 80% and 120% of that salary midpoint (up to 130% for Mr. A. Rankin). The Compensation Committee also obtains the total target incentive compensation amounts from Korn Ferry based on the General Industrial survey, but determines the mix of short-term and long-term incentives in its discretion, based on its decision regarding how best to motivate our employees.
The following table sets forth target total compensation for the NEOs, as recommended by Korn Ferry and approved by the Compensation Committee for 2019:

Named Executive Officer	(A) Salary Midpoint ($)(%)		(B) Cash in Lieu of Perquisites ($)(%)(1)		(C) Short-Term Plan Target ($)(%)		(D) Long-Term Plan Target ($)(%)(2)		(A)+(B)+(C)+(D) Target Total Compensation ($)
Alfred M. Rankin, Jr. (3)	$1,004,940	18%	$40,500	1%	$1,055,187	19%	$3,351,475	62%	$5,452,102
Kenneth C. Schilling	$429,300	43%	$20,000	2%	$214,650	21%	$345,587	34%	$1,009,537
Colin Wilson	$859,300	26%	$40,000	2%	$687,440	21%	$1,679,932	51%	$3,266,672
Rajiv K. Prasad (4)	$620,300	33%	$32,000	1%	$434,210	23%	$820,347	43%	$1,906,857
Charles F. Pascarelli	$511,500	37%	$20,000	1%	$306,900	22%	$529,403	40%	$1,367,803

(1)
The NEOs are paid a fixed dollar amount of cash in lieu of perquisites. The applicable dollar amounts provided to the NEOs in 2019 were approved by the Compensation Committee based on an analysis performed by Korn Ferry in 2017 and will remain in effect through 2020. Based on this analysis, the Compensation Committee set a defined perquisite allowance for each NEO, based on salary point levels. These amounts are paid in cash ratably throughout the year. This approach satisfies our objective of providing competitive total compensation to our NEOs while recognizing that perquisites are largely just another form of compensation.

(2)
The amounts shown include a 15% increase from the Korn Ferry-recommended long-term plan target awards that the Compensation Committee applies each year to account for the immediately taxable nature of the awards issued under the Hyster-Yale Materials Handling, Inc. Long-Term Equity Incentive Plan (the "Equity Long-Term Plan"). See "Long-Term Incentive Compensation" beginning on page 29.

(3)
Beginning in 2015, the Compensation Committee agreed to benchmark Mr. A. Rankin’s annual compensation against that of a stand-alone Chairman, President and CEO of the Company (using the 50th percentile of the applicable Korn Ferry survey then in effect) and then apply a reduction factor to the midpoint to reflect the fact that Mr. A. Rankin was still employed by, and providing full-time services to, two publicly traded companies (the Company and NACCO). However, Mr. A. Rankin retired as President and Chief Executive Officer of NACCO effective as of September 30, 2017 and consequently ceased providing full-time CEO services to two publicly traded companies at that time. The Compensation Committee noted that following his retirement from NACCO, Mr. A. Rankin continues to provide services to NACCO and Hamilton Beach Brands Holding in addition to the Company. For 2019, the Compensation Committee considered several alternatives and decided to apply a 10% reduction factor to the 2019 Korn Ferry-

recommended salary midpoint for Mr. A. Rankin's stand-alone Hyster-Yale CEO position (as opposed to a 15% reduction factor for 2018). As a result, the Compensation Committee set Mr. A. Rankin's target total compensation for 2019 as follows:

2019 Mr. A. Rankin Target Compensation	(A) Salary Midpoint	(B) Cash in Lieu of Perquisites	(C) Short-Term Plan Target (105%)	(D) Equity Long-Term Plan Target (290%) + 15% increase	(A) + (B) + (C) + (D) Target Total Compensation
Hay-Recommended Amounts	$1,116,633	$45,000	$1,172,430	$3,723,861	$6,057,924
Adjusted Amounts Determined by Compensation Committee (10% reduction - as reflected on table above)	$1,004,940	$40,500	$1,055,187	$3,351,475	$5,452,102

(4)
Mr. Prasad's position as Chief Product and Operations Officer – HYG was expanded effective July 1, 2019 to include oversight of global operations. Based on our compensation philosophy and a Korn Ferry benchmarking recommendation, the Compensation Committee increased his salary midpoint, perquisite allowance and short-term plan and Equity Long-Term Plan target amounts from the following:

Mr. Prasad Target Compensation Effective January 1, 2019 - July 1, 2019	(A) Salary Midpoint ($)(%)	(B) Cash in Lieu of Perquisites ($)(%)	(C) Short-Term Plan Target ($)(%)	(D) Long-Term Plan Target ($)(%)	(A)+(B)+(C)+(D) Target Total Compensation ($)
Rajiv K. Prasad	$596,600	$25,000	$387,790	$656,260	$1,665,650
The amounts shown in the target total compensation table above reflect the annualized increased amounts effective as of July 1, 2019. The amounts Mr. Prasad actually received for 2019 are shown in the Summary Compensation Table on page 36.
Target total compensation is supplemented by health and welfare benefits and retirement benefits, which consist of both (i) qualified defined contribution plans and (ii) U.S. nonqualified deferred compensation arrangements (the "Excess Plans").
Base Salary
The Compensation Committee fixes an annual base salary intended to be competitive in the marketplace to recruit and retain talented employees. Base salary is intended to provide employees with a set amount of money during the year with the expectation that they will perform their responsibilities to the best of their ability and in our best interests.
For 2019, the Compensation Committee determined the base salary for the NEOs by generally taking into account their individual performance for 2018 and the relationship of their 2018 base salary to the new 2019 salary midpoint for their salary point level. The Compensation Committee also took into account other relevant information, including:

•	general inflation, salary trends and economic forecasts provided by Korn Ferry;

•	general budget considerations and business forecasts provided by management; and

•	any extraordinary personal accomplishments or corporate events that occurred during 2018.
Employees with lower base salaries compared to their salary midpoint and/or superior performance have the potential for larger salary increases. Employees with higher base salaries compared to their salary midpoint and/or who have performed less effectively during the performance period have the potential for smaller increases or even no increase.
The following table sets forth the salary information for each NEO for 2019:

Named Executive Officer	Salary Midpoint Determined by Korn Ferry ($)	Base Salary for 2019 and as a Percentage of Salary Midpoint ($)(%)		Change Compared to 2018 Base Salary (%)
Alfred M. Rankin, Jr. (1)(2)	$1,004,940	$980,885	97.6%	7.0%
Kenneth C. Schilling (3)	$429,300	$427,577	99.6%	4.0%
Colin Wilson (2)	$859,300	$752,500	87.6%	8.0%
Rajiv K. Prasad (4)	$620,300	$549,606	88.6%	8.6%
Charles F. Pascarelli (3)	$511,500	$481,983	94.2%	4.0%

(1)	The Compensation Committee reduced Mr. A. Rankin's salary midpoint by 10% from the Korn Ferry-recommended amount for a stand-alone Chairman, President and CEO of the Company in 2019.

(2)	The above-average salary increases for Messrs. A. Rankin and Wilson were driven by their exceptional individual performance ratings, using the same rating system used for all of our employees.

(3)	Moderate salary increases of 4% for other NEOs were driven by their individual performance ratings.

(4)
Due to an increase in responsibilities, Mr. Prasad's salary midpoint and base salary were increased effective July 1, 2019. The salary midpoint shown above is the 2019 annualized increased amount. The base salary shown above and on the Summary Compensation Table is the blended amount actually received by Mr. Prasad in 2019. The percentage increase shown above is calculated based on a comparison of the blended base salary he received in 2019 to the base salary he received in 2018.

Incentive Compensation
One of the principles of our compensation program is that senior management employees, including the NEOs, are compensated based on the performance of the Company and/or the business unit for which they are responsible. In 2019, all of the NEOs participated in (i) the Hyster-Yale Group, Inc. Annual Incentive Compensation Plan (the "Short-Term Plan") and (ii) the Equity Long-Term Plan.
Overview. Our incentive compensation plans are designed to align the compensation interests of the senior management employees with our short-term and long-term interests. A significant portion of the NEOs' compensation is linked directly to the attainment of specific financial and operating targets. As illustrated on the target total compensation table on page 22, 81% of Mr. A. Rankin's 2019 target compensation was variable or "at risk" and tied to Company performance and, as a group, approximately 67% of the other NEOs' target compensation was tied to Company performance. For 2019, the sum of each of the NEO's incentive compensation targets exceeded the sum of his fixed payments (base salary plus perquisite allowance).
The performance criteria and target performance levels for the incentive plans are established annually by the Compensation Committee and are based upon management's recommendations as to our performance objectives for the year. Three types of performance targets are used in the incentive compensation plans:

•
Targets Based on Annual Operating Plan. Certain performance targets are based on forecasts contained in the 2019 annual operating plan ("AOP"). With respect to these targets, there is an expectation that these performance targets will be met during the year. If they are not, the participants will not receive all or a portion of the award that is based on these performance criteria.

•
Targets Based on Long-Term Goals. Other performance targets are not based on the 2019 AOP. Rather, they are based on long-term goals established by the Compensation Committee. Because these targets are not based on the AOP, it is possible in any given year that the level of expected performance may be above or below the specified performance target for that year. The operating profit percent performance targets under the Equity Long-Term Plan are examples of targets that are based on long-term goals (see "Long-Term Incentive Compensation" beginning on page 29).

•
Operating Profit Percent Override. The Compensation Committee approved an operating profit percent "override" feature for each of the Short-Term Plan and the Equity Long-Term Plan (collectively, the "Incentive Plans") for 2019. This feature provides for a reduction in payouts under the plans from the amounts otherwise determined under the pre-established performance targets unless a separate operating profit percent target is achieved, thus providing participants with additional motivation to deliver outstanding performance.

Each NEO is eligible to receive a short-term incentive award and a long-term incentive award based on a target incentive amount that is equal to a percentage of salary midpoint. However, the final payout may be higher or lower than the targeted amount.
Calculation and Payment Overview. Awards under the Incentive Plans are determined as follows:

•
Target awards for each executive are equal to a specified percentage of the executive's 2019 salary midpoint, based on the number of salary points assigned to the position and the appropriate level of short-term and long-term incentive compensation targets recommended by Korn Ferry and adopted by the Compensation Committee at that level. The Compensation Committee then increases the target amounts under the Equity Long-Term Plan by 15% to account for the immediately taxable nature of the awards.

•
The plans have a one-year performance period. Final awards are determined after year-end by comparing actual performance to the pre-established performance targets that were set by the Compensation Committee.

•
The Compensation Committee, in its discretion, may increase, decrease or eliminate awards and may approve the payment of awards where performance would otherwise not meet the minimum criteria set for payment of awards.

•	Short-Term Plan awards are paid annually in cash. Equity Long-Term Plan awards are paid annually in a combination of cash and restricted shares of Class A Common.

•
All awards are immediately vested when granted. Note, however, that the transfer restrictions on the awards to our NEOs under our Equity Long-Term Plan provide an incentive over the ten-year restricted period to increase the value of the Company, which is expected to be reflected in the increased value of the stock awarded. The Compensation Committee believes that this encourages our NEOs to maintain a long-term focus on our profitability, which is in the Company's best interests.

•
For 2019, the maximum awards under the Short-Term Plan may not exceed 150% of the target award level. The cash-denominated awards under the Equity Long-Term Plan may not exceed 200% of the target award level (or the greater of $12,000,000 and the fair market value of 50,000 shares of Class A Common, determined at the time of payment).

•	Refer to "Limited Change in Control Benefits" on page 34 for a description of the impact of a change in control on Incentive Plan awards.
Incentive Compensation Tables. When reviewing the incentive compensation tables beginning below, the following factors should be considered:

•
Selection of Performance Factors and Targets. The Compensation Committee considered the factors described under "Incentive Compensation - Overview" beginning on page 24 and adopted performance criteria and target performance levels to determine the 2019 incentive compensation awards.

•
Achievement Percentages. The achievement percentages are otherwise based on the formulas contained in performance guidelines adopted by the Compensation Committee. The formulas do not provide for straight-line interpolation from the performance target to the maximum payment target.

•
ROTCE Performance Factor. For the 2019 performance period, the Company's Adjusted Consolidated ROTCE - Global is calculated as: (i) Earnings Before Interest After-Tax after adjustments divided by (ii) Total Capital Employed after adjustments. Earnings Before Interest After-Tax is equal to the sum of interest expense, net of interest income, less 26% for taxes, plus net income from continuing operations attributable to stockholders, which we refer to as net income. Total Capital Employed is equal to (i) the sum of the average debt and average stockholders' equity less (ii) average consolidated cash. Average debt, stockholders' equity and consolidated cash are calculated by taking the sum of the balance at the beginning of the year and the balance at the end of each of the next 12 months divided by 13.

•
Adjustments. In calculating the various 2019 incentive compensation performance targets and results, certain adjustments were established by the Compensation Committee at the time the 2019 incentive compensation targets were set, including (i) the exclusion of the anticipated and actual results of Nuvera from adjusted consolidated ROTCE and operating profit and (ii) the after-tax impact of certain items only if they were in excess of the amounts included in the 2019 AOP (for example, changes in laws or regulations, acquisition-related expenses and the post-acquisition impact of business acquisitions). The Compensation Committee also made additional adjustments for certain non-recurring or special items that occurred during 2019 and were not known or considered at the time the 2019 AOP was established. For 2019, the Compensation Committee approved adjustments specifically excluding the following items from the calculation of 2019 incentive compensation:

◦	Recovered amounts received by the Company for certain tariffs paid in 2018;

◦	Expenses related to enterprise resource planning (ERP) software changes and the implementation of ERP software at HY Maximal;

◦	The impact of significant component shortages from a key supplier; and

◦	Expenses related to a historical product liability case.
The Compensation Committee previously approved an adjustment to the Company's 2018 incentive compensation payments for the negative impact of tariffs paid in 2018. Accordingly, the Compensation Committee believed that the Company's 2019 incentive compensation payments should be adjusted to exclude any benefits realized in 2019 due to the recovery of tariffs paid in 2018. This adjustment resulted in a reduction of the 2019 incentive compensation payments. While the remaining adjustments generally resulted in increasing the 2019 incentive compensation payments above the amounts determined in accordance with the pre-determined formulas, the Compensation Committee determined that these items should not adversely affect incentive compensation payments, as they were incurred in connection with actions or events that were beneficial to the Company, such as improving our operations, or were generally not within the employees' control.

•
Market Share Performance Factors. These tables do not disclose our market share targets or results due to the competitively sensitive nature of that information, even on a historical basis. Competition in the lift truck industry is intense and is based primarily on strength and quality of distribution, brand loyalty, customer service, new lift truck sales prices, availability of products and aftermarket parts, comprehensive product line offerings, product performance, product quality and features and the cost of ownership over the life of the lift truck. The Company competes with several global lift truck manufacturers that operate in all major markets, as well as other niche companies. The disclosure of specific market share targets would allow competitors to ascertain a damaging level of insight into our Company and brand strategies and devise counter-strategies that would be competitively harmful. The market share targets under the Short-Term Plan were based on our expected 2019 AOP results, while the market share targets under the Equity Long-Term Plan were based on a combination of the Company's current market position and long-term strategic objectives. The Compensation Committee believed that, with strong management performance, it was reasonably possible for the Company to meet all market share targets in 2019.

•
Operating Profit Percent Over-Ride. Under the operating profit percent “override” feature approved by the Compensation Committee for the Incentive Plans in 2019, payouts under the plans would be reduced by up to 40% from the amounts otherwise determined under the pre-established performance targets unless a separate operating profit percent target of 3.5% is achieved, thus providing participants with additional motivation to deliver outstanding performance. Because the Company achieved 3.4% adjusted operating profit percent for 2019, the final payout percentage for participants under each of the Incentive Plans was reduced to 99.0% of the calculated payout percentage due to application of the 2019 operating profit percent override feature.

•
Nuvera Fuel Cells, LLC ("Nuvera") Performance Goals. For 2019, the Short-Term Plan awards for certain of the NEOs were based in part on specific Nuvera-related performance criteria. These tables do not disclose certain confidential operational and business development Nuvera performance targets or results due to their competitively sensitive nature. These are highly specific, strategic goals that identify, among other things, future projects and contracts. The Compensation Committee considered the progress made by Nuvera in 2019 towards standardizing its products, developing low-cost suppliers and automating various elements of stack production in determining Nuvera's performance on the Nuvera Performance factor. The Compensation Committee believed that, with strong management performance, it was reasonably possible for the Company to meet all Nuvera performance targets in 2019.

•
Bolzoni SpA ("Bolzoni") Performance Goals. For 2019, the Short-Term Plan awards for certain of the NEOs were based in part on specific Bolzoni-related performance criteria, as described in the following tables.

Short-Term Incentive Compensation
For 2019, the Short-Term Plan was designed to provide target short-term incentive compensation to the NEOs of between 50% and 105% of salary midpoint, depending on the NEO's position. The table below shows the short-term target awards approved by the Compensation Committee under the Short-Term Plan for each NEO for 2019:

Named Executive Officer	(A) 2019 Salary Midpoint ($)	(B) Short-Term Plan Target as a % of Salary Midpoint (%)	(C) = (A) x (B) Short-Term Plan Target ($)	(D) 2019 Short-Term Plan Payout (%) (1)	(E) = (C) x (D) Short-Term Plan Payout ($)	(F) = (E)/(A) Short-Term Plan Payout as a % of Salary Midpoint
Alfred M. Rankin, Jr.	$1,004,940	105.0%	$1,055,187	70.8%	$747,072	74.34%
Kenneth C. Schilling	$429,300	50.0%	$214,650	74.0%	$158,841	37.00%
Colin Wilson	$859,300	80.0%	$687,440	70.8%	$486,708	56.64%
Rajiv K. Prasad (2)	$620,300	70.0%	$434,210	69.6%	$286,056	46.12%
Charles F. Pascarelli	$511,500	60.0%	$306,900	71.3%	$218,820	42.78%

(1)	As shown on the detailed Short-Term Plan payout tables below, the different payout percentages are based on the different performance criteria that applied to each NEO in 2019.

(2)
Mr. Prasad's position as Chief Product and Operations Officer – HYG was expanded effective July 1, 2019 to include oversight of global operations. He served in his original role for the first six months of 2019 and in his expanded role for the last six months of 2019. The salary midpoint and Short-Term Plan target shown above are the 2019 annualized increased amounts. The Short-Term Plan payout shown above and on the Summary Compensation Table is the blended amount actually received by Mr. Prasad in 2019.

The following tables show detailed calculations of the performance criteria established by the Compensation Committee for 2019 under the Short-Term Plan to determine final incentive compensation payments for the NEOs.
Short-Term Incentive Compensation for Mr. Schilling. One hundred percent (100%) of Mr. Schilling's 2019 Short-Term Plan payout was based on the following Corporate Lift Truck performance factors:

Performance Criteria	(A) Weighting	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
Adjusted Operating Profit Dollars - Global	20%	$116,869,000	$118,919,364	106.8%	21.4%
Adjusted Operating Profit Percent - Global	20%	2.9%	3.4%	111.9%	22.4%
Adjusted Consolidated ROTCE - Global	20%	11.0%	10.6%	96.4%	19.3%
Market Share - Americas - Class 1	5.1%	—	—	47.5%	2.4%
Market Share - Americas - Class 2	3.4%	—	—	28.0%	1.0%
Market Share - Americas - Class 3	1.7%	—	—	0.0%	0.0%
Market Share - Americas - Class 4 & 5	6.8%	—	—	0.0%	0.0%
Market Share - Brazil - Class 1, 2, 4 & 5	3.6%	—	—	0.0%	0.0%
Market Share - Brazil - Class 3	0.4%	—	—	0.0%	0.0%
Market Share - EMEA - Class 1	3.0%	—	—	75.0%	2.3%
Market Share - EMEA - Class 2	2.0%	—	—	57.1%	1.1%
Market Share - EMEA - Class 3	1.0%	—	—	0.0%	0.0%
Market Share - EMEA - Class 4 & 5	4.0%	—	—	25.0%	1.0%
Market Share - Asia - Class 1, 2, 4 & 5	3.6%	—	—	56.3%	2.0%
Market Share - Asia - Class 3	0.4%	—	—	42.3%	0.2%
Market Share - Pacific - Class 1, 2, 4 & 5	2.7%	—	—	0.0%	0.0%
Market Share - Pacific - Class 3	0.3%	—	—	30.2%	0.1%
Market Share - China - Class 1, 2, 4 & 5	0.9%	—	—	45.5%	0.4%
Market Share - China - Class 3	0.1%	—	—	0.0%	0.0%
Market Share - Japan	1.0%	—	—	107.1%	1.1%
Corporate Lift Truck Total					74.7%
Final Payout Percentage with Operating Profit Percent Over-Ride					74.0%
Short-Term Incentive Compensation for Messrs. A. Rankin and Wilson. The 2019 Short-Term Plan payouts for Messrs. A. Rankin and Wilson were based (i) 85% on Corporate Lift Truck performance factors, (ii) 10% on Nuvera performance factors and (iii) 5% on Bolzoni performance factors, as shown on the following table:

Performance Criteria	Initial Weighting at Performance Group Level	Weighting	(A) Payment Factor	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
Adjusted Operating Profit Dollars - Global	20%	85%	17.0%	$116,869,000	$118,919,364	106.8%	18.2%
Adjusted Operating Profit Percent - Global	20%	85%	17.0%	2.9%	3.4%	111.9%	19.0%
Adjusted Consolidated ROTCE - Global	20%	85%	17.0%	11.0%	10.6%	96.4%	16.4%
Market Share - Americas - Class 1	5.1%	85%	4.3%	—	—	47.5%	2.1%
Market Share - Americas - Class 2	3.4%	85%	2.9%	—	—	28.0%	0.8%
Market Share - Americas - Class 3	1.7%	85%	1.4%	—	—	0.0%	0.0%
Market Share - Americas - Class 4 & 5	6.8%	85%	5.8%	—	—	0.0%	0.0%
Market Share - Brazil - Class 1, 2, 4 & 5	3.6%	85%	3.06%	—	—	0.0%	0.0%
Market Share - Brazil - Class 3	0.4%	85%	0.3%	—	—	0.0%	0.0%
Market Share - EMEA - Class 1	3.0%	85%	2.6%	—	—	75.0%	1.9%
Market Share - EMEA - Class 2	2.0%	85%	1.7%	—	—	57.1%	1.0%
Market Share - EMEA - Class 3	1.0%	85%	0.9%	—	—	0.0%	0.0%
Market Share - EMEA - Class 4 & 5	4.0%	85%	3.4%	—	—	25.0%	0.9%
Market Share - Asia - Class 1, 2, 4 & 5	3.6%	85%	3.1%	—	—	56.3%	1.7%
Market Share - Asia - Class 3	0.4%	85%	0.3%	—	—	42.3%	0.1%
Market Share - Pacific - Class 1, 2, 4 & 5	2.7%	85%	2.3%	—	—	0.0%	0.0%
Market Share - Pacific - Class 3	0.3%	85%	0.3%	—	—	30.2%	0.1%
Market Share - China - Class 1, 2, 4 & 5	0.9%	85%	0.8%	—	—	45.5%	0.3%

Performance Criteria	Initial Weighting at Performance Group Level	Weighting	(A) Payment Factor	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage

Market Share - China - Class 3	0.1%	85%	0.09%	—	—	0.0%	0.0%
Market Share - Japan	1.0%	85%	0.9%	—	—	107.1%	0.9%
Corporate Lift Truck Total							63.4%
Adjusted Annual Operating Profit Dollars - Nuvera	25%	10%	2.5%	$(25,000,000)	$(36,300,000)	22.5%	0.6%
Adjusted 4th Quarter Operating Profit Dollars - Nuvera	25%	10%	2.5%	$(1,000,000)	$(10,400,000)	0.0%	0.0%
Nuvera Performance	50%	10%	5.0%	—	—	20.5%	1.0%
Nuvera Positive Discretion (1)						34.7%	3.5%
Nuvera Total							5.1%
Bolzoni Revenue - EMEA (w/o OEM)	10%	5%	0.5%	€93,910,000	€86,410,000	39.9%	0.2%
Bolzoni Revenue - U.S.	20%	5%	1.0%	€35,158,000	€38,218,000	143.5%	1.4%
Bolzoni Revenue - JAPIC	10%	5%	0.5%	€12,270,000	€11,605,000	83.3%	0.4%
Bolzoni Revenue - OEM	20%	5%	1.0%	€39,390,000	€38,543,000	86.5%	0.9%
Adjusted Operating Profit Percent - Bolzoni	20%	5%	1.0%	3.6%	2.4%	0.0%	0.0%
ROTCE - Bolzoni	20%	5%	1.0%	6.0%	3.6%	0.0%	0.0%
Bolzoni Total							2.9%
Payout Percentage							71.4%
Final Payout Percentage with Operating Profit Percent Over-Ride							70.8%
(1)    In order to maintain employee motivation and continue to drive efforts to move Nuvera from being a venture business focused on commercializing leading technology to a stable, product-based company with an expanding line of developed products, the Compensation Committee approved an increase of 34.7% to the Nuvera Short-Term Plan payouts.
Short-Term Incentive Compensation for Mr. Prasad. The 2019 Short-Term Plan payout for Mr. Prasad was based (i) 80% on Corporate Lift Truck performance factors, (ii) 15% on Nuvera performance factors and (iii) 5% on Bolzoni performance factors, as shown on the following table:

Performance Criteria	Initial Weighting at Performance Group Level	Weighting	(A) Payment Factor	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
Adjusted Operating Profit Dollars - Global	20%	80%	16.0%	$116,869,000	$118,919,364	106.8%	17.1%
Adjusted Operating Profit Percent - Global	20%	80%	16.0%	2.9%	3.4%	111.9%	17.9%
Adjusted Consolidated ROTCE - Global	20%	80%	16.0%	11.0%	10.6%	96.4%	15.4%
Market Share - Americas - Class 1	5.1%	80%	4.1%	—	—	47.5%	1.9%
Market Share - Americas - Class 2	3.4%	80%	2.7%	—	—	28.0%	0.8%
Market Share - Americas - Class 3	1.7%	80%	1.4%	—	—	0.0%	0.0%
Market Share - Americas - Class 4 & 5	6.8%	80%	5.4%	—	—	0.0%	0.0%
Market Share - Brazil - Class 1, 2, 4 & 5	3.6%	80%	2.88%	—	—	0.0%	0.0%
Market Share - Brazil - Class 3	0.4%	80%	0.3%	—	—	0.0%	0.0%
Market Share - EMEA - Class 1	3.0%	80%	2.4%	—	—	75.0%	1.8%
Market Share - EMEA - Class 2	2.0%	80%	1.6%	—	—	57.1%	0.9%
Market Share - EMEA - Class 3	1.0%	80%	0.8%	—	—	0.0%	0.0%
Market Share - EMEA - Class 4 & 5	4.0%	80%	3.2%	—	—	25.0%	0.8%
Market Share - Asia - Class 1, 2, 4 & 5	3.6%	80%	2.9%	—	—	56.3%	1.6%
Market Share - Asia - Class 3	0.4%	80%	0.3%	—	—	42.3%	0.1%
Market Share - Pacific - Class 1, 2, 4 & 5	2.7%	80%	2.2%	—	—	0.0%	0.0%
Market Share - Pacific - Class 3	0.3%	80%	0.2%	—	—	30.2%	0.1%

Performance Criteria	Initial Weighting at Performance Group Level	Weighting	(A) Payment Factor	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage

Market Share - China - Class 1, 2, 4 & 5	0.9%	80%	0.7%	—	—	45.5%	0.3%
Market Share - China - Class 3	0.1%	80%	0.1%	—	—	0.0%	0.0%
Market Share - Japan	1.0%	80%	0.8%	—	—	107.1%	0.9%
Corporate Lift Truck Total							59.6%
Adjusted Annual Operating Profit Dollars - Nuvera	25%	15%	3.8%	$(25,000,000)	$(36,300,000)	22.5%	0.8%
Adjusted 4th Quarter Operating Profit Dollars - Nuvera	25%	15%	3.8%	$(1,000,000)	$(10,400,000)	0.0%	0.0%
Nuvera Performance	50%	15%	7.5%	—	—	20.5%	1.5%
Nuvera Positive Discretion (1)						34.7%	5.2%
Nuvera Total							7.6%
Bolzoni Revenue - EMEA (w/o OEM)	10%	5%	0.5%	€93,910,000	€86,410,000	39.9%	0.2%
Bolzoni Revenue - U.S.	20%	5%	1.0%	€35,158,000	€38,218,000	143.5%	1.4%
Bolzoni Revenue - JAPIC	10%	5%	0.5%	€12,270,000	€11,605,000	83.3%	0.4%
Bolzoni Revenue - OEM	20%	5%	1.0%	€39,390,000	€38,543,000	86.5%	0.9%
Adjusted Operating Profit Percent - Bolzoni	20%	5%	1.0%	3.6%	2.4%	0.0%	0.0%
ROTCE - Bolzoni	20%	5%	1.0%	6.0%	3.6%	0.0%	0.0%
Bolzoni Total							2.9%
Payout Percentage (2)							70.1%
Final Payout Percentage with Operating Profit Percent Over-Ride							69.6%
(1)    In order to maintain employee motivation and continue to drive efforts to move Nuvera from being a venture business focused on commercializing leading technology to a stable, product-based company with an expanding line of developed products, the Compensation Committee approved an increase of 34.7% to the Nuvera Short-Term Plan payouts.
(2)    Mr. Prasad received a blended payout under the Short-Term Plan for 2019 in order to account for his increased salary midpoint and Short-Term Plan target for the last six months of 2019. Mr. Prasad's incentive compensation payout under the Short-Term Plan for 2019 was calculated as follows: (($596,600 x 65% x 6/12) + ($620,300 x 70% x 6/12)) x 69.6% = $286,056.
Short-Term Incentive Compensation for Mr. Pascarelli. One hundred percent (100%) of Mr. Pascarelli's 2019 Short-Term Plan payout was based on Americas Lift Truck performance factors:

Performance Criteria	(A) Weighting	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
Adjusted Operating Profit Dollars - Americas	20%	$104,971,000	$80,799,811	111.9%	22.4%
Adjusted Operating Profit Percent - Global	20%	2.9%	3.4%	111.9%	22.4%
Adjusted Consolidated ROTCE - Global	20%	11.0%	10.6%	96.4%	19.3%
Market Share - Americas - Class 1	12%	—	—	47.5%	5.7%
Market Share - Americas - Class 2	8%	—	—	28.0%	2.2%
Market Share - Americas - Class 3	4%	—	—	0.0%	0.0%
Market Share - Americas - Class 4 & 5	16%	—	—	0.0%	0.0%
Americas Lift Truck Total					72.0%
Final Payout Percentage with Operating Profit Percent Over-Ride					71.3%
Long-Term Incentive Compensation
The purpose of our long-term Incentive Plans is to enable senior management employees to accumulate capital through future managerial performance, which the Compensation Committee believes contributes to the future success of our business. In 2019, all of the NEOs participated in our Equity Long-Term Plan. Our Equity Long-Term Plan require significant long-term commitment on the part of our senior management employees as award shares issued under the plan have a holding period of four, seven or ten years, as determined by the Compensation Committee. The Compensation Committee has determined that the ten-year holding period applies to all award shares issued to our NEOs. Thus, the awarded amount is effectively invested in the Company for an extended period to strengthen the tie between stockholders' and the NEOs' long-term interests.
Those individual NEOs who have a greater impact on our long-term strategy receive a higher percentage of their compensation as long-term compensation. The Compensation Committee does not consider an NEO's long-term incentive awards for prior periods when determining the value of a long-term incentive award for the current period because it considers those prior awards to represent compensation for past services.
Any gains the NEOs realize in the long run depend largely on what management does to drive the financial performance of the Company and increase the stock price. This is because the restricted shares of Class A Common that are awarded to the NEOs under the Equity Long-Term Plan generally may not be transferred for ten years following the last day of the award year. During the holding period, the ultimate value of the shares is subject to change based on the value of the shares of stock. The value of the award is enhanced as the value of the stock increases or is reduced as the value of the stock decreases. Thus, the awards provide the NEOs with an incentive over the ten-year period to increase the value of the Company, which is expected to be reflected in the increased value of the stock awarded. The Compensation Committee believes that this encourages our executives to maintain a long-term focus on our profitability, which is also in the Company's best interests.
As a result of the annual grants under the Equity Long-Term Plan and the corresponding transfer restrictions, the number of shares of Class A Common that an NEO holds generally increases each year. Consequently, our NEOs will continue to have or accumulate exposure to long-term Company performance notwithstanding any short-term changes in the price of shares of Class A Common. This increased exposure strongly aligns the long-term interests of the NEOs with those of other stockholders.
For 2019, approximately 65% of the Equity Long-Term Plan awards for the NEOs was distributed in shares of transfer-restricted Class A Common, with the remaining 35% being distributed in cash to initially approximate the income tax withholding obligations for the stock. In addition, at the time the stock awards were issued, an NEO automatically surrenders a portion of his shares to the Company to pay for additional tax withholding obligations associated with the award, if necessary. The actual number of shares of stock issued to a participant is determined by taking the dollar value of the stock component of the award and dividing it by a formula share price. For this purpose, the formula share price is calculated as the lesser of:

•
the average closing price of our Class A Common on the NYSE at the end of each week during the 2018 calendar year (or such other previous calendar year as determined by the Compensation Committee), which price was $68.267; or

•	the average closing price of our Class A Common on the NYSE at the end of each week during the 2019 performance period, which price was $58.554.
Participants have all of the rights of a stockholder, including the right to vote, upon receipt of the shares. The participants also have the right to receive dividends that are declared and paid after they receive the award shares. The full amount of the award, including the fair market value of the award shares on the date of grant, is fully taxable to the participant. The award shares that are issued to the NEOs are subject to transfer restrictions that generally lapse on the earliest to occur of:

•	ten years after the last day of the performance period;

•	the NEO's death or permanent disability; or

•	five years (or earlier with the approval of the Compensation Committee) from the date of retirement.
The Compensation Committee has the right to release the restrictions at an earlier date, but rarely does so except in the case of the release of a limited number of shares for: (i) the purchase of a principal residence for the participant; (ii) payment of medical expenses for the participant, his or her spouse or his or her dependents; or (iii) payment of expenses for the education of the participant, his or her spouse or his or her dependents within the next 18 months. No such early release requests were requested or granted to the NEOs in 2019.
For 2019, the Equity Long-Term Plan was designed to provide target long-term incentive compensation to the NEOs of between 70% and 290% of midpoint, depending on the NEO's position. The table below shows the long-term target awards (including a 15% increase in target percentages to reflect the immediately taxable nature of the equity awards) and payouts under the Equity Long-Term Plan approved by the Compensation Committee for each NEO for 2019:

Named Executive Officer	(A) Salary Midpoint ($)	(B) Long-Term Plan Target as a Percentage of Salary Midpoint (%)(1)	(C)=(A) x (B) Long-Term Plan Target ($)(2)	(D) 2019 Long-Term Plan Payout (%) (3)	(E) = (C) x (D) Cash-Denominated Long-Term Plan Payout ($)(2)	(F)=(E)/(A) Cash-Denominated Long- Term Plan Payout as a Percentage of Salary Midpoint (%)	(G) Fair Market Value of Long-Term Plan Payout ($)(2)
Alfred M. Rankin, Jr.	$1,004,940	333.50%	$3,351,475	75.3%	$2,523,661	251.1%	$2,439,784
Kenneth C. Schilling	$429,300	80.50%	$345,587	75.3%	$260,227	60.6%	$251,577
Colin Wilson	$859,300	195.50%	$1,679,932	75.3%	$1,264,988	147.2%	$1,222,946
Rajiv K. Prasad (4)	$620,300	132.25%	$820,347	75.3%	$593,005	95.6%	$573,295
Charles F. Pascarelli	$511,500	103.50%	$529,403	71.1%	$376,405	73.6%	$363,895

(1)
The target percentages for participants in the Equity Long-Term Plan include a 15% increase from the Korn Ferry-recommended long-term plan target awards that the Compensation Committee applies each year to account for the immediately taxable nature of the equity awards.

(2)
Awards under the Equity Long-Term Plan are initially denominated in dollars. The amounts shown in columns (C) and (E) reflect the 2019 dollar-denominated target and actual awards. This is the amount that is used by the Compensation Committee when analyzing the total compensation of the NEOs. The dollar-denominated awards are then paid to the participants in a combination of cash (approximately 35%) and restricted stock (approximately 65%). The number of shares of stock issued was determined using the formula share price described above. The amount shown in column (G) is the sum of (a) the cash distributed and (b) the grant date fair value of the stock that was initially issued for the 2019 long-term awards. This amount is computed in accordance with FASB ASC Topic 718 and is the same as the amount that is disclosed in the Summary Compensation Table on page 36. The shares were valued on the date on which the Equity Long-Term Plan awards were approved by the Compensation Committee. The difference in the amounts disclosed in columns (E) and (G) is due to the fact that the number of shares issued was calculated using the formula share price of $58.554, while the grant date fair value was calculated using $55.560, which is the average of the high and low share price on the date the shares were granted. As required under the Equity Long-Term Plan, at the time the stock awards were issued, Mr. A. Rankin surrendered a portion of his shares to the Company to pay for additional tax withholding obligations associated with the award as described in further detail in the Stock Vested table on page 39.

(3)	As shown on the detailed Equity Long-Term Plan payout tables below, the different payout percentages are based on the different performance criteria that applied to each NEO in 2019.

(4)
Mr. Prasad's position as Chief Product and Operations Officer – HYG was expanded effective July 1, 2019 to include oversight of global operations. He served in his original role for the first six months of 2019 and in his expanded role for the last six months of 2019. The salary midpoint and long-term plan target shown above are the 2019 annualized increased amounts. The Equity Long-Term Plan payout amounts shown above and on the Summary Compensation Table are the blended amounts actually received by Mr. Prasad in 2019.

The following tables show detailed calculations of the performance criteria established by the Compensation Committee for 2019 under the Equity Long-Term Plan to determine final incentive compensation payments for the NEOs.
Long-Term Incentive Compensation for Messrs. A. Rankin, Schilling, Wilson and Prasad. One hundred percent (100%) of the 2019 Equity Long-Term Plan payout for Messrs. A. Rankin, Schilling, Wilson and Prasad was based on the following Corporate Lift Truck performance factors:

`	(A) Weighting	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
Adjusted Operating Profit Percent - Global	50%	—	—	123.8%	61.9%
Market Share - Americas - Class 1	6.6%	—	—	47.5%	3.1%
Market Share - Americas - Class 2	4.4%	—	—	28.0%	1.2%
Market Share - Americas - Class 3	2.2%	—	—	0.0%	0.0%
Market Share - Americas - Class 4 & 5	8.8%	—	—	0.0%	0.0%
Market Share - Brazil - Class 1, 2, 4 & 5	4.5%	—	—	0.0%	0.0%
Market Share - Brazil - Class 3	0.5%	—	—	54.4%	0.3%
Market Share - EMEA - Class 1	3.6%	—	—	75.0%	2.7%
Market Share - EMEA - Class 2	2.4%	—	—	57.1%	1.4%

`	(A) Weighting	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage

Market Share - EMEA - Class 3	1.2%	—	—	0.0%	0.0%
Market Share - EMEA - Class 4 & 5	4.8%	—	—	25.0%	1.2%
Market Share - Asia - Class 1, 2, 4 & 5	4.5%	—	—	56.3%	2.5%
Market Share - Asia - Class 3	0.5%	—	—	42.3%	0.2%
Market Share - Pacific - Class 1, 2, 4 & 5	3.6%	—	—	0.0%	0.0%
Market Share - Pacific - Class 3	0.4%	—	—	30.2%	0.1%
Market Share - China - Class 1, 2, 4 & 5	0.9%	—	—	45.5%	0.4%
Market Share - China - Class 3	0.1%	—	—	0.0%	0.0%
Market Share - Japan	1%	—	—	108.3%	1.1%
Payout Percentage - Corporate Lift Truck (1)					76.1%
Final Payout Percentage with Operating Profit Percent Over-Ride					75.3%
(1)    Mr. Prasad received a blended payout under the Equity Long-Term Plan for 2019 in order to account for his increased salary midpoint and long-term plan target for the last six months of 2019. Mr. Prasad's incentive compensation payout under the Equity Long-Term Plan for 2019 was calculated as follows: (($596,600 x 126.50% x 6/12) + ($620,300 x 132.25 x 6/12)) x 75.3% = $593,005.
Long-Term Incentive Compensation for Mr. Pascarelli. One hundred percent (100%) of Mr. Pascarelli's 2019 Equity Long-Term Plan payout was based on the following Americas Lift Truck performance factors:

`	(A) Weighting	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
Adjusted Operating Profit Percent - Global	50%	—	—	123.8%	61.9%
Market Share - Americas - Class 1	15%	—	—	47.5%	7.1%
Market Share - Americas - Class 2	10%	—	—	28.0%	2.8%
Market Share - Americas - Class 3	5%	—	—	0.0%	0.0%
Market Share - Americas - Class 4 & 5	20%	—	—	0.0%	0.0%
Payout Percentage - Americas Lift Truck					71.8%
Final Payout Percentage with Operating Profit Percent Over-Ride					71.1%
Adjusted Operating Profit Percent. The Equity Long-Term Plan tables do not disclose our adjusted operating profit percent target or results due to the competitively sensitive nature of that information. The operating profit percent targets used under the Equity Long-Term Plan reflect long-term corporate objectives. The Compensation Committee believed that, with strong management performance, it was reasonably possible for the Company to meet this operating profit percent target in 2019.
Other Compensation of Named Executive Officers
Discretionary Cash Bonuses. The Compensation Committee has the authority to grant, and has from time to time granted, discretionary cash bonuses to our employees, including the NEOs, in addition to the Incentive Plan compensation described above. The Compensation Committee uses discretionary cash bonuses to reward substantial achievement or superior service to the Company and/or its subsidiaries, particularly when such achievement or service is not reflected in the performance criteria established under our Incentive Plans. No discretionary cash bonuses were awarded to the NEOs for 2019 performance.
Discretionary Stock Awards. The Company maintains the Hyster-Yale Materials Handling, Inc. Supplemental Long-Term Equity Incentive Plan, referred to as the Supplemental Equity Plan, which gives the Compensation Committee the flexibility to provide discretionary additional equity compensation. To date, the Compensation Committee has not granted any awards under the Supplemental Equity Plan.
Retirement Plans. The material terms of our retirement plans are described in the narratives following the Pension Benefits Table and the Nonqualified Deferred Compensation Table.
Defined Benefit Pension Plans. The NEOs do not currently accrue any defined benefit pension benefits. Mr. Wilson is entitled to receive payments from a pension plan as indicated in the Pension Benefits Table on page 39.

Defined Contribution Plans. We provide the NEOs and most other full-time employees with defined contribution retirement benefits. Employer contributions are calculated under formulas that are designed to provide employees with competitive retirement income. The Compensation Committee believes that the target level of retirement benefits gives us the ability to attract and retain talented management employees at the senior executive level and below.
In general, the NEOs and other executive officers receive the same retirement benefits as all other similarly-situated employees. However, (i) certain retirement benefits that are provided to Messrs. A. Rankin and Wilson exceed the benefits that are provided to other employees and (ii) the benefits that are provided to the NEOs and other executive officers in the U.S. are provided under a combination of tax-favored and Excess Plans, while the benefits that are provided to other employees are provided generally only under tax-favored plans. The Excess Plans provide the U.S. employees with the retirement benefits that would have been provided under the tax-favored plans, but that cannot be provided due to various Internal Revenue Service regulations, limits and non-discrimination requirements.
Our defined contribution plans contain the following three types of benefits:

•	employee deferrals;

•	matching (or substitute matching) employer contributions; and

•	profit sharing benefits.
The "compensation" that is taken into account under these plans generally includes base salary and Short-Term Plan payments, but excludes most other forms of compensation, including long-term incentive compensation and other discretionary payments. The NEOs other than Mr. A. Rankin may elect to defer up to 25% of compensation. Mr. A. Rankin no longer defers any compensation under the defined contribution plans.
Under the matching portion of the defined contribution plans for 2019, the NEOs received employer matching contributions in accordance with the following formulas:
•Mr. A. Rankin: an automatic 3% employer contribution; and
•Messrs. Schilling, Wilson, Prasad and Pascarelli: a 3% match on the first 6% of contributions to the plans.
Under the profit sharing portion of the plans, eligible employees receive a profit sharing contribution equal to a specified percentage of compensation that varies depending on the employee's age, compensation and our operating profit percent performance for the year. If the Company performs well, the amount of the profit sharing contribution increases. The range of profit sharing contributions for the NEOs based on their age brackets for 2019 was:

•	Messrs. A. Rankin, Wilson, Schilling and Pascarelli: between 4.50% and 14.90% of compensation; and

•	Mr. Prasad: between 3.80% and 12.25% of compensation.
Messrs. A. Rankin, Schilling, Wilson, Prasad and Pascarelli are all 100% vested in their retirement benefits. Benefits under the tax-favored plans are payable at any time following a termination of employment. Participants have the right to invest their tax-favored account balances among various investment options that are offered by the plans' trustees. Participants can elect various forms of payment including lump sum distributions and installments.
Under the Excess Plans:

•
participants' account balances, other than excess profit sharing benefits, are credited with earnings during the year based on the rate of return of the Vanguard Retirement Savings Trust fixed income fund, which is one of the investment funds under the U.S. qualified defined contribution plan, with a 14% maximum per year;

•	no interest is credited on excess profit sharing benefits;

•
the amounts credited under the Excess Plans each year are paid prior to March 15th of the following year to avoid regulatory complexities and eliminate the risk of non-payment to the executives based on the unfunded nature of the Excess Plans; and

•
the amounts credited under the Excess Plans each year are increased by 15% to reflect the immediately taxable nature of the payments. The 15% increase applies to all benefits other than interest and the portion of the employee deferrals that are in excess of the amount needed to obtain a full employer matching contribution.

Mr. Wilson maintains an account under the HYG Unfunded Benefit Plan (the "Frozen Unfunded Plan") that was frozen effective December 31, 2007. His frozen account is subject to the following rules:

•
The frozen account is credited with interest each year. For 2019, interest on Mr. Wilson's account was credited at the rate of 2% during the year. His account is then credited with additional interest credits after year-end based on a formula that takes into account the final payout percentage under the Hyster-Yale Group, Inc. Long-Term Incentive Compensation Plan (the "Cash Long-Term Plan") for the year, with a maximum of 14%.

•	The amount of the annual interest credits, increased by 15% to reflect the immediately taxable nature of the payments, is paid in the following year.

•
The frozen account (including unpaid interest for the year of payment, if any) will be paid at the earlier of termination of employment (subject to a six-month delay if required under Section 409A of the Code) or a change in control.

•
Upon payment of the frozen account, a determination will be made whether the highest incremental state and federal personal income tax rates in the year of payment exceed the rates that were in effect in 2008 when all other participants received their payments from the Frozen Unfunded Plan. In the event the rates have increased, an additional tax gross-up payment will be paid to Mr. Wilson. The Compensation Committee determined that we, and not the executive, should bear the risk of a tax increase after 2008 because Mr. Wilson would have received payment of his frozen account in 2008 were it not for the adverse cash flow and income tax impact on us. No other tax gross-ups (such as gross-ups for excise or other taxes) will be paid.

•
Due to his retirement in 2019, Mr. Wilson will be paid his entire account balance (including all owed interest and any applicable tax gross-up) in July 2020 and the Frozen Unfunded Plan will then automatically terminate.

Other Benefits. All salaried U.S. employees, including the NEOs, participate in a variety of health and welfare benefit plans that are designed to enable us to attract and retain our workforce in a competitive marketplace.
Perquisites and Other Personal Benefits. The modest amount of cash paid to the NEOs in lieu of perquisites in 2019 is separately disclosed in the table on page 22 and the limited non-cash perquisites are disclosed in note 6 to the Summary Compensation Table on page 36.
Employment and Severance Agreements. Consistent with our general severance arrangement, upon an NEO's termination of employment with us for any reason, the NEO is entitled to:

•	amounts or benefits earned or accrued during their term of employment, including earned but unpaid salary and accrued but unused vacation pay; and

•
benefits that are provided in accordance with the terms of the retirement plans, the Incentive Plans, the Excess Plans and the Frozen Unfunded Plan at termination of employment that are further described in this Proxy Statement.

    There are no individual severance contracts with any of the NEOs. Upon termination of employment in certain circumstances and in accordance with the terms of a broad-based severance plan that applies to all U.S. employees, the NEOs are only entitled to severance pay and continuation of certain health benefits for a stated period of time based on length of service.
The terms and conditions of the employment of our executives outside the United States are generally defined in written agreements that cannot be revised without the consent of both the employer and the executive. Any additional compensation or benefits would be the subject of negotiation.
Limited Change in Control Benefits. In order to advance the compensation objective of attracting, retaining and motivating qualified management, the Compensation Committee believes that it is appropriate to provide limited change in control protections to the NEOs and other employees. The accrued account balances under the Cash Long-Term Plan and the Frozen Unfunded Plan will automatically be paid in the form of a lump sum payment in the event of a change in control of the Company or the participant's employer. A pro-rata target award under the current year's Incentive Plans will also be paid in the event of a change in control. The Compensation Committee believes that:

•	The change in control payment triggers are appropriate due to the unfunded nature of the benefits provided under these plans;

•
The skills, experience and services of our key management employees are a strong factor in our success and that the occurrence of a change in control transaction would create uncertainty for these employees; and

•	Some key management employees would consider terminating employment in order to trigger the payment of their unfunded benefits if an immediate payment is not made when a change in control occurs.
Our change in control payment triggers are designed to encourage key management employees to remain employed during and after a change in control.
The change in control payment trigger under the Frozen Unfunded Plan does not increase the amount of the benefits payable under that plan. Mr. Wilson will only receive his accrued account balance (including interest and any applicable gross-up) as of the date of the change in control. However, the change in control provisions under our Incentive Plans, in addition to providing for the immediate payment of the account balance (plus interest) under the Cash Long-Term Plan as of the date of the change in control (if any), also provide for the payment of a pro-rated award target for the year of the change in control.
Importantly, these change in control provisions are not employment agreements and do not guarantee employment for any of the executives for any period of time. In addition, none of the payments under any plan will be "grossed up" for any excise taxes imposed on the executives as a result of the receipt of payments upon a change in control.

For a further discussion of the potential payments that may be made to the NEOs in connection with a change in control, see "Potential Payments Upon Termination/Change in Control" beginning on page 41.
Tax and Accounting Implications
Deductibility of Executive Compensation. Code Section 162(m) provides that, subject to certain exceptions, we may not deduct compensation of more than $1 million that is paid to certain executive officers and certain former executive officers.
While the Compensation Committee may consider in very general terms the deductibility of the compensation it awards, the Committee retains the flexibility to award compensation that is consistent with our objectives and philosophy even if it does not qualify for a tax deduction.
Accounting for Stock-Based Compensation. We account for stock-based payments in accordance with the requirements of FASB ASC Topic 718. Based on FASB ASC Topic 718, the grant date of the awards under the Equity Long-Term Plan for this purpose is the date on which the award shares are issued, which occurs in the year following the year in which the shares are earned. See Note 6 of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 for more information regarding accounting treatment of our equity awards.
Other Policies and Considerations
Assessment of Risks in our Compensation Program. As part of its oversight, the Compensation Committee considers the impact of the Company's compensation program on the Company's risk profile. The Committee directed management to annually undertake a detailed risk assessment of our compensation programs. Each year, management reviews our pay practices and incentive programs to identify any potential risks to the Company. Our pay philosophy: provides an effective balance of base salary and incentive compensation; short and long-term performance measures; financial and non-financial performance measures; and allows for the use of Compensation Committee discretion. Further, the Company has: policies to mitigate compensation-related risk including lengthy holding periods for long-term awards granted to our NEOs; stated payment caps; insider-trading prohibitions; and independent Compensation Committee oversight. The Compensation Committee agreed with the findings of management's assessment for 2019 that (1) our compensation programs are effectively designed to help mitigate conduct that is inconsistent with building long-term value of the Company and (2) the risks arising from the Company's compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Stock Ownership Guidelines. While the Company encourages the executive officers to own shares of Class A Common, it does not have any formal policy requiring the executive officers to own any specified amount of Class A Common. However, the shares of Class A Common granted to the NEOs under the Equity Long-Term Plan generally must be held for a period of ten years which can result in the NEOs being required to hold a significant accumulation of Class A Common during their careers.
Role of Executive Officers in Compensation Decisions. Our management, in particular the CEO of the Company and the CEO of HYG, reviews our goals and objectives relevant to the compensation of our executive officers. The CEO of HYG annually reviews the performance of each executive officer (other than the CEO of HYG whose performance is reviewed by the CEO of the Company, and the CEO of the Company, whose performance is reviewed by the Compensation Committee) and makes recommendations based on these reviews, including with respect to salary adjustments and incentive compensation award amounts, to the Compensation Committee. In addition to the CEO recommendations, the Compensation Committee considers recommendations made by Korn Ferry, our independent outside compensation consultant, which bases its recommendations upon an analysis of similar positions at a broad range of domestic industries, as well as an understanding of our policies and objectives, as described above. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executive officers. After considering these recommendations, the Compensation Committee determines the base salary and incentive compensation levels for the executive officers, including each NEO, and any additional discretionary payments.
Executive Compensation Program for 2020 and Impact of "Say-on-Pay" Stockholder Vote
When setting executive compensation for 2020, the Compensation Committee took into account the results of the stockholder advisory vote on named executive officer compensation that occurred at our 2019 annual meeting of stockholders. Stockholders who cast votes overwhelmingly (99%) approved the compensation of our named executive officers described in our 2019 proxy statement.
Consequently, our executive compensation program for 2020 will be structured in a manner similar to our 2019 program. Principle changes for 2020 include: (1) modifications to salary midpoints and base salaries in view of internal considerations as well as marketplace practice as reflected in analyses, general survey data relating to salary trends and the recommendations of Korn Ferry based on an updated General Industrial survey; and (2) changes to certain performance measures, weightings and/or targets for the Incentive Plans based on management recommendations as to the performance objectives of our business for 2020.
Consulting Agreement With Mr. Wilson. Mr. Wilson retired as the President and Chief Executive Officer of HYG effective as of December 31, 2019 after 31 years of outstanding service to the Company. His superior management and leadership skills greatly contributed to the Company's success. Due to our Board of Directors' and Mr. Rankin's belief that Mr. Wilson is a substantial asset to the Company, the Compensation Committee approved a consulting agreement with Mr. Wilson effective January 1, 2020. Pursuant to the agreement, Mr. Wilson is available to perform consulting services for the Company on management, financial and other matters. The term of the agreement is from January 1, 2020 through December 31, 2020 and Mr. Wilson will be paid a fee of $4,000 for each day he performs such services, plus expenses. The Compensation Committee believes that this fee is reasonable for the advice of an executive with Mr. Wilson's level of experience and deep understanding of the Company and our industry.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company's management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC.
JOHN P. JUMPER, CHAIR
CAROLYN CORVI
H. VINCENT POOR
EUGENE WONG

Summary Compensation Table
The following table sets forth the compensation for services of our NEOs in all capacities to the Company and its subsidiaries.
2019 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)($)	Stock Awards(2)($)	Non-Equity Incentive Plan Compensation (3) ($)	Change in Pension Value (4) and Nonqualified Deferred Compensation Earnings (5) ($)	All Other Compensation(6) ($)	Total ($)
Alfred M. Rankin, Jr.; Chairman, President and CEO - Hyster-Yale; Chairman - HYG	2019	$1,021,385	$1,556,458	$1,630,398	$45,305	$353,488	$4,607,034
	2018	$954,965	$1,602,083	$1,543,716	$38,393	$330,097	$4,469,254
	2017	$902,674	$1,746,675	$1,400,875	$34,473	$281,897	$4,366,594
Kenneth C. Schilling, Senior Vice President and Chief Financial Officer - Hyster-Yale and HYG	2019	$447,577	$160,457	$249,961	$12,042	$104,752	$974,789
	2018	$431,132	$173,069	$237,818	$10,033	$94,440	$946,492
	2017	$413,428	$213,953	$262,861	$9,239	$85,086	$984,567
Colin Wilson; Former President and CEO, HYG - Hyster-Yale; Former President and CEO - HYG (7)	2019	$835,914	$780,174	$929,480	$194,687	$239,565	$2,979,820
	2018	$737,883	$809,250	$892,398	$75,749	$224,530	$2,739,810
	2017	$701,500	$999,989	$921,725	$78,232	$194,200	$2,895,646
Rajiv K. Prasad; President and CEO, HYG - Hyster-Yale; President and CEO - HYG (8)	2019	$578,106	$365,696	$493,655	$18,007	$146,380	$1,601,844
	2018	$530,896	$360,051	$464,097	$13,702	$147,870	$1,516,616
	2017	$485,504	$322,762	$359,358	$10,034	$88,659	$1,266,317
Charles F. Pascarelli; Senior Vice President, President, Americas - HYG	2019	$501,983	$232,130	$350,585	$16,788	$133,804	$1,235,290
	2018	$483,445	$314,851	$421,831	$12,488	$113,248	$1,345,863
	2017	$467,773	$295,281	$352,157	$11,512	$103,317	$1,230,040

(1)
The amounts reported under the "Salary" column for 2019 include both base salary and the fixed dollar annual perquisite allowance. Of the amounts shown above for Mr. Wilson, $43,414 represents unused vacation days that were paid out upon his retirement.

(2)
The amounts shown for 2019 are the grant date fair value of the awards issued under the Equity Long-Term Plan, determined in accordance with FASB ASC Topic 718. Refer to the tables and discussion on pages 29-32 under "Long-

Term Incentive Compensation" to determine the target long-term awards, as well as the cash-denominated award payouts for 2019 under the Equity Long-Term Plan.

(3)	The amounts listed reflect the cash payments under the Short-Term Plan and the cash portion (approximately 35%) of the awards under the Equity Long-Term Plan.

(4)
Amounts listed in this column for 2019 include the aggregate change in the actuarial present value of accumulated plan benefits under our frozen defined benefit pension plans, as described in more detail in the Pension Benefits Table on page 39. For 2019, the following amount was included: $95,143 for Mr. Wilson. Messrs. A. Rankin, Schilling, Prasad and Pascarelli do not participate in any of our defined benefit pension plans.

(5)
Amounts listed in this column for 2019 also include interest that is in excess of 120% of the federal long-term interest rate, compounded monthly, that was credited to the NEOs' accounts under the plans listed in the Nonqualified Deferred Compensation Table on page 40. For 2019, the following amounts were included: $45,305 for Mr. A. Rankin; $12,042 for Mr. Schilling; $99,544 for Mr. Wilson; $18,007 for Mr. Prasad; and $16,788 for Mr. Pascarelli.

(6)    All other compensation earned during 2019 for each of the NEOs is as follows:

	Alfred M. Rankin, Jr.	Kenneth C. Schilling	Colin Wilson	Rajiv K. Prasad	Charles F. Pascarelli
Employer Tax-Favored Matching Contributions	$0	$8,400	$8,400	$8,400	$8,400
Employer Excess Plan Matching Contributions	$52,953	$9,568	$31,326	$17,469	$14,595
Employer Tax-Favored Profit Sharing Contributions	$0	$28,600	$28,600	$28,600	$28,600
Employer Excess Plan Profit Sharing Contributions	$259,944	$54,667	$164,546	$79,289	$80,054
Other Excess Plan Employer Retirement Contributions	$37,710	$0	$0	$0	$0
Employer Paid Life Insurance Premiums	$1,179	$1,356	$2,854	$1,749	$1,605
Other	$1,702	$2,161	$3,839	$10,873	$550
Total	$353,488	$104,752	$239,565	$146,380	$133,804

•
The Company does not provide Mr. A. Rankin with any defined benefit pension or tax-favored retirement benefits. Of the amounts shown above for Mr. A. Rankin, $350,607 represents defined contribution retirement benefits earned in 2019.

•
Amounts listed in "Other" reflect spousal travel expenses, airline club memberships, global entry fees and employer-paid premiums for personal excess liability insurance. Of the amounts shown above for Mr. Prasad, $9,237 represents a tax gross-up for relocation expenses incurred in 2019.

(7)	Mr. Wilson retired as an active employee from the Company effective December 31, 2019 and entered into a consulting agreement, as further described on pages 35-36.

(8)	Mr. Prasad was promoted to President and Chief Executive Officer - HYG, effective January 1, 2020.

Grants of Plan-Based Awards
The following table sets forth information concerning plan-based awards granted to the NEOs for fiscal year 2019. There are no estimated payouts in the future under the Incentive Plans.
2019 GRANTS OF PLAN-BASED AWARDS

				(A) Estimated Future Payouts Under Non-Equity Incentive Plan Awards		(B) Estimated Future Payouts Under Equity Incentive Plan Awards		Grant Date Fair Value of Stock Awards (2) ($)
Name	Grant Date	Plan Name (1)		Target ($)	Maximum ($)	Target ($)	Maximum ($)
Alfred M. Rankin, Jr.	N/A	Short-Term Plan	(3)	$1,055,187	$1,582,781	N/A	N/A	N/A
	2/18/2020	Equity Long-Term Plan	(4)	$1,173,016	$2,346,033	$2,178,459	$4,356,918	$1,556,458
Kenneth C. Schilling	N/A	Short-Term Plan	(3)	$214,650	$321,975	N/A	N/A	N/A
	2/18/2020	Equity Long-Term Plan	(4)	$120,955	$241,911	$224,632	$449,263	$160,457

				(A) Estimated Future Payouts Under Non-Equity Incentive Plan Awards		(B) Estimated Future Payouts Under Equity Incentive Plan Awards		Grant Date Fair Value of Stock Awards (2) ($)
Name	Grant Date	Plan Name (1)		Target ($)	Maximum ($)	Target ($)	Maximum ($)

Colin Wilson	N/A	Short-Term Plan	(3)	$687,440	$1,031,160	N/A	N/A	N/A
	2/18/2020	Equity Long-Term Plan	(4)	$587,976	$1,175,952	$1,091,956	$2,183,912	$780,174
Rajiv K. Prasad (5)	N/A	Short-Term Plan	(3)	$434,210	$651,315	N/A	N/A	N/A
	2/18/2020	Equity Long-Term Plan	(4)	$287,121	$574,243	$533,226	$1,066,451	$365,696
Charles F. Pascarelli	N/A	Short-Term Plan	(3)	$306,900	$460,350	N/A	N/A	N/A
	2/18/2020	Equity Long-Term Plan	(4)	$185,291	$370,582	$344,112	$688,224	$232,130

(1)	There are no minimum or threshold payouts to the NEOs under any of our Incentive Plans.

(2)
Amounts in this column reflect the grant date fair value of shares of stock that were granted and initially issued under the Equity Long-Term Plan. The amount shown is the grant date fair value as determined in accordance with FASB ASC Topic 718. These amounts are also reflected in the Summary Compensation Table on page 36.

(3)
Awards under the Short-Term Plan are based on a one-year performance period that consists solely of the 2019 calendar year. The awards are paid out, in cash, as soon as practicable after they are calculated and approved by the Compensation Committee. Therefore, there is no post-2019 payout opportunity under this plan. The amounts disclosed in this table for the NEOs are the target and maximum awards that were established by the Compensation Committee in early 2019. Mr. Prasad's duties were increased effective July 1, 2019 and as a result, his salary midpoint and target and maximum award under the Short-Term Plan for 2019 were increased on that date. The amounts shown above reflect the annualized increased amounts. The amount the NEOs actually received, after the final payout was calculated, is disclosed in the Summary Compensation Table.

(4)
These amounts reflect the awards issued under the Equity Long-Term Plan for 2019 performance. Awards are based on a one-year performance period that consists solely of the 2019 calendar year. The awards are paid out, partially in restricted stock and partially in cash, as soon as practicable after they are calculated and approved by the Compensation Committee. Therefore, there is no post-2019 payout opportunity under the plan. The amounts disclosed in this table are the dollar values of the target and maximum awards that were established by the Compensation Committee in early 2019. These targets include the 15% increase to account for the immediately taxable nature of these equity awards. Mr. Prasad's duties were increased effective July 1, 2019 and as a result, his salary midpoint and target and maximum award under the Equity Long-Term Plan for 2019 were increased on that date. The amounts shown above reflect the annualized increased amounts. The cash portion of the award, representing 35% of the total award, is listed under column (A) of this table. The remaining 65% of the award, reflecting the stock portion of the award, is listed under column (B) of this table. The amount the executives initially received, after the final payout was calculated is disclosed in the Summary Compensation Table. As required under the Equity Long-Term Plan, at the time the stock awards were issued, Mr. A. Rankin surrendered a portion of his shares to the Company to pay for additional tax withholding obligations associated with the award as described in further detail in the Stock Vested table on page 39.

(5)	Mr. Prasad's targets under the Short-Term Plan and Equity Long-Term Plan for the first six months of 2019 are listed in footnote 4 on page 23.
Description of Material Factors Relating to the Summary Compensation Table and Grants of Plan-Based Awards Table
The compensation of the NEOs consists of the following components: base salary (which includes the perquisite allowance for U.S. executives), short-term cash incentives and long-term equity and non-equity incentives. All of the NEOs also receive various retirement benefits. Each of these components is described in detail in the "Compensation Discussion and Analysis" which begins on page 20. Additional details of certain components are provided below.

Equity Compensation
In 2019, the NEOs participated in the Equity Long-Term Plan. All awards are based on one-year performance periods and are immediately vested and paid when approved by the Compensation Committee. Therefore, no equity awards remain outstanding for the year ended December 31, 2019.
Awards under the Equity Long-Term Plan are paid partially in cash and partially in the form of fully vested shares of restricted stock. While the stock is fully vested at the time of grant, it is subject to transfer restrictions generally for a period of up to ten years from the last day of the performance period. The transfer restrictions provide the NEOs with an incentive to increase the value of the Company over the ten-year restricted period, which is expected to be reflected in the increased value of the stock. Refer to "Long-Term Incentive Compensation" beginning on page 29 and note (4) of the "Grants of Plan-Based Awards" table beginning on page 37 for additional information regarding our equity awards. The following table reflects the stock awards issued under the Equity Long-Term Plan for 2019 performance.
2019 OPTIONS EXERCISED AND STOCK VESTED

Name	Number of Shares Acquired on Vesting (1) (#)	Value Realized on Vesting ($) (2)
Alfred M. Rankin, Jr.	27,353	$1,519,733
Kenneth C. Schilling	2,888	$160,457
Colin Wilson	14,042	$780,174
Rajiv K Prasad	6,582	$365,696
Charles F. Pascarelli	4,178	$232,130

(1)
The Equity Long-Term Plan awards are issued pursuant to a net exercise, by which a portion of the shares of stock issued on the grant date were immediately surrendered to the Company to pay for the taxes associated with the stock portion of the award, if necessary. The amounts initially received by the NEOs whose shares were granted pursuant to a net exercise were as follows:

Name	Number of Shares Issued Before Net Exercise	Fair Market Value Realized On All Shares Initially Issued
Alfred M. Rankin, Jr.	28,014	$1,556,458

(2)
The value realized on vesting is the average of the high and low price of Class A Common ($55.56) on the February 18, 2020 grant date under the Equity Long-Term Plan for 2019 awards, multiplied by the number of award shares received when granted, which is also the vesting date.

Stock Options
We do not sponsor any stock option plans and the Company did not grant any stock options during the fiscal year ended December 31, 2019 to any person, including the NEOs.

Defined Benefit Pension Plans
The following table sets forth information concerning defined benefit pension benefits earned by, and paid to, the NEOs under our tax-favored pension plans.
2019 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments in 2019 ($)
Alfred M. Rankin, Jr.	N/A (1)	N/A	N/A	N/A
Kenneth C. Schilling	N/A (1)	N/A	N/A	N/A
Colin Wilson	The UK Plan	6.6 (2)	$601,703	$18,514 (3)
Rajiv K. Prasad	N/A (1)	N/A	N/A	N/A
Charles F. Pascarelli	N/A (1)	N/A	N/A	N/A

(1)	Messrs. A. Rankin, Schilling, Prasad and Pascarelli have never participated in any of our defined benefit pension plans.

(2)	For Mr. Wilson, the number of years of credited service taken into account to determine pension benefits under the UK Plan was frozen as of May 31, 1995.

(3)	Mr. Wilson began receiving annuity payments under the UK Plan during 2019.
Description of Pension Plans
Messrs. A. Rankin, Schilling, Prasad and Pascarelli do not participate in any of our pension plans. Mr. Wilson is entitled to receive pension benefits that are 100% vested.

The amounts shown above were determined as of December 31, 2019, which is the measurement date for pension benefits that is used in our financial statements. In determining the present value of the pension benefits under the UK Plan, a discount rate of 1.85% and an assumed retirement age of 65 with no pre-retirement decrement was used. The following additional material assumptions were used in the calculations:

•	For the UK Plan, the SAPS series mortality table, year of use 2019, with a 1.18 multiplier and an annual cost-of-living adjustment of 1.90% (in-payment).
Mr. Wilson was a participant in the UK Plan for periods prior to May 31, 1995. His pension benefits in the UK Plan are generally computed under the following formula: 1/45th of "final average pay" multiplied by years of credited service before June 30, 2004 plus 1/60th of "final average pay" multiplied by years of credited service after June 30, 2004. For computing pension benefits under the UK Plan, "final average pay" is based on the highest annual average of pay in any period of three consecutive years in the ten years immediately preceding May 31, 1995 for Mr. Wilson. For purposes of the UK Plan, "pay" is generally a participant's annual salary excluding bonuses, commissions, overtime payments and shift allowances less a U.K.-based national insurance contributions deduction. Mr. Wilson began receiving payment of his normal retirement benefit under the UK Plan during 2019. Pension payments are paid in the form of a monthly annuity with survivorship protection.

Nonqualified Deferred Compensation Benefits
The following table sets forth information concerning benefits earned by, and paid to, the NEOs under our non-qualified defined contribution and deferred compensation plans as of December 31, 2019.
2019 NONQUALIFIED DEFERRED COMPENSATION

Name	Plan Name	Executive Contributions in 2019 ($)(1)	Employer Contributions in 2019 ($)(2)	Aggregate Earnings in 2019 ($)(3)	Aggregate Withdrawals/ Distributions in 2019 ($)	Aggregate Balance at December 31, 2019 ($)
Alfred M. Rankin, Jr.	Executive Excess Plan	$0	$350,607	$53,670	$377,693 (4)	$404,277 (5)
Kenneth C. Schilling	Excess Plan	$40,892	$64,235	$14,098	$110,410 (4)	$119,225 (5)
Colin Wilson	Excess Plan	$113,419	$195,872	$42,395	$329,032 (4)	$351,686 (5)
	Frozen Unfunded Plan	$0(6)	$0(6)	$96,443	$99,646 (7)	$1,411,070 (8)
Rajiv K. Prasad	Excess Plan	$41,362	$96,758	$20,877	$131,984 (4)	$158,997 (5)
Charles F. Pascarelli	Excess Plan	$34,654	$94,649	$19,517	$120,307 (4)	$148,820 (5)

(1)	These amounts, which were otherwise payable in 2019 but were deferred at the election of the executives, are included in the "Salary" column in the Summary Compensation Table.

(2)	All employer contributions shown in the "Employer Contributions in 2019" column are included in the "Other" column in the Summary Compensation Table.

(3)
The above-market earnings portion of the amount shown in the "Aggregate Earnings" column are included in the "Change in Pension Value and Non-Qualified Deferred Compensation Earnings" in the Summary Compensation Table.

(4)
The NEOs each receive payment of the amounts earned under the Excess Plans for each calendar year (including interest) no later than March 15th of the following year. Because the payments for 2018 were made in 2019, they are reflected as a distribution in 2019. Because the payments for 2019 were made in 2020, they are reflected in the NEO's aggregate balance as of December 31, 2019 and are not reflected as a distribution in 2019.

(5)
$395,912 of Mr. A. Rankin's account balance, $117,169 of Mr. Schilling's account balance, $345,099 of Mr. Wilson's account balance, $156,127 of Mr. Prasad's account balance and $146,091 of Mr. Pascarelli's balance is reported in the 2019 Summary Compensation Table. Because the entire account balance under the Excess Plans is paid out each year, none of their current account balance was previously reported in prior Summary Compensation Tables.

(6)    No additional contributions (other than interest credits) were made to the Frozen Unfunded Plan.

(7)
The interest that is accrued under the Frozen Unfunded Plan each calendar year is paid in the following year. Because the interest that was credited to Mr. Wilson's account for 2018 was paid in 2019, it is reflected as a distribution for 2019.

(8)
$63,736 of Mr. Wilson's account balance is reported in the 2019 Summary Compensation Table. $334,902 of Mr. Wilson's account balance was previously reported in prior Summary Compensation Tables of the Company.

Description of Nonqualified Deferred Compensation Plans
Refer to "Retirement Plans" on page 32 for a detailed discussion of the terms of our nonqualified deferred compensation plans. The following is a summary of special rules that apply under each plan that are not otherwise described therein.
Executive Excess Plan: In addition to the substitute matching and profit sharing benefits previously described, Mr. A. Rankin also annually receives a benefit of $37,710 credited to his account under the Executive Excess Plan.
Frozen Unfunded Plan: From January 1, 2000 through May 31, 2000, Mr. Wilson was not eligible to participate in our tax-favored defined contribution plan. Instead, he deferred a portion of his salary and bonus under the Frozen Unfunded Plan. When he became a participant in the U.S. tax-favored defined contribution plan, these additional deferrals ceased.

Potential Payments Upon Termination/Change in Control
The following change in control provisions are contained in the Incentive Plans and the Frozen Unfunded Plan:

•
the account balances as of the date of the change in control in the Cash Long-Term Plan and the Frozen Unfunded Plan will automatically be paid in the form of a lump sum payment in the event of a change in control of the Company or the participant's employer; and

•
the change in control provisions under our Incentive Plans, in addition to providing for the immediate payment of the account balance (plus interest) as of the date of the change in control, also provide for the payment of a pro-rated target award for the year of the change in control.

A "change in control" for purposes of these plans generally consists of any of the following provided that the event otherwise qualifies as a change in control under the regulations issued under Section 409A of the Code:
(1) An acquisition of more than 50% of the voting securities of the Company or the voting securities of the subsidiary (for those employees of that particular subsidiary) other than acquisitions directly from the Company or the subsidiary, as applicable, involving:

•	any employee benefit plan;

•	the Company;

•	the applicable subsidiary or one of its affiliates; or

•	the parties to the stockholders' agreement discussed under "Amount and Nature of Beneficial Ownership - Class B Common Stock" on page 46;
(2) The members of the Company's current Board of Directors (and their approved successors) ceasing to constitute a majority of the Company's Board of Directors or, if applicable, the board of directors of a successor of the Company;
(3) For those plans that cover the employees of a subsidiary, the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the subsidiary and its affiliates, excluding a business combination pursuant to which the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of the applicable entity immediately prior to such business combination continue to hold at least 50% of the voting securities of the successor;
(4) For all plans, the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation, or other transaction involving the Company excluding, however, a business combination pursuant to which both of the following apply:

•
the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of the Company immediately prior to such business combination continue to hold at least 50% of the voting securities of the successor; and

•
at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company providing for such business combination, at least a majority of the members of the Board of Directors of the Company were incumbent directors.

For purposes of calculating the amount of any potential payments to the NEOs under the table provided below, we have assumed that a change in control occurred on December 31, 2019. We believe that the remaining assumptions listed below, which are necessary to produce these estimates, are reasonable individually and in the aggregate. However, there can be no assurance that a change in control would produce the same or similar results as those described if it occurs on any other date or if any assumption is not correct in fact.
POTENTIAL PAYMENTS UPON TERMINATION/CHANGE IN CONTROL

Name	Estimated Total Value of Payments Based on Incentive Plan Award Targets ($)(1)	Estimated Total Value of Cash Payments Based on Accrued Balance in the Frozen Unfunded Plan ($)(2)	Estimated Total Value of all Payments ($)
Alfred M. Rankin, Jr.	$4,406,662	$0	$4,406,662
Kenneth C. Schilling	$560,237	$0	$560,237
Colin Wilson	$2,367,372	$1,411,070	$3,778,442
Rajiv K. Prasad	$1,254,557	$0	$1,254,557
Charles F. Pascarelli	$836,303	$0	$836,303

(1)
This column reflects the award targets for the NEOs under the Incentive Plans for 2019. Under the change in control provisions of the plans, they would have been entitled to receive their award targets for 2019 if a change in control had occurred on December 31, 2019. Awards under the Equity Long-Term Plan are denominated in dollars and the amounts shown in the above table reflect the dollar-denominated 2019 target awards (including the 15% increase to reflect the immediately taxable nature of the award). As described in note (4) to the Grants of Plan-Based Awards Table, the NEOs would receive approximately 35% of the value of the award in cash, and the remainder in shares of restricted stock.

(2)
This column reflects Mr. Wilson's account balance as of December 31, 2019 under the Frozen Unfunded Plan. Under the change in control provisions, Mr. Wilson would have been entitled to receive payment of his entire account balance if a change in control had occurred on December 31, 2019. No additional amounts are paid due to a change in control. The majority of the amount shown for Mr. Wilson is 100% vested and was earned for services performed in years prior to 2019. Only a small portion of his account balance represents benefits earned for services performed in 2019. The Frozen Unfunded Plan is discussed in more detail under "Nonqualified Deferred Compensation Benefits" above.

CEO Pay Ratio
As is permitted under applicable SEC rules, to determine our median employee for 2019, we chose "base salary" for the period beginning on January 1, 2019 and ending on December 31, 2019 as our consistently applied compensation measure. For salaried employees, we estimated annual base salary using salary grade midpoints. For labor grade employees, we estimated annual base salary using labor grade wage rates and reasonable estimates of hours worked in a given year. Using a determination date of October 1, 2019, a valid statistical sampling methodology was used to estimate the median base salary for 7,836 employees. This number did not exclude any non-U.S. employees, although such exclusion would have been permitted under applicable SEC rules. We then produced a sample of employees who were paid within a 10% range of the median and selected an employee from within that group as our median employee.
We determined that this year's median employee's annual total compensation was $52,876 (determined in accordance with the requirements for the 2019 Summary Compensation Table), and that our CEO’s annual total compensation for 2019 was $4,607,034 (the same amount as provided for him in the 2019 Summary Compensation Table). Our estimate of the ratio of our CEO’s annual total compensation to the median employee’s annual total compensation for 2019 is 87:1. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this pay ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described above.
We did not use the same median employee in our calculation of the pay ratio disclosure for 2019 as we did in our calculation of the pay ratio for 2018 because we determined we were required to identify a new median employee due to significant changes in our employee population as a result of our acquisition of Hyster-Yale Maximal Materials Handling Co., Ltd. (“HY Maximal”) in 2018. 2019 is the first year that we were required to take the HY Maximal employees into account for purposes of the pay ratio disclosure under the transitional rules of Item 402(u) of Regulation S-K.

BENEFICIAL OWNERSHIP OF CLASS A COMMON AND CLASS B COMMON
Set forth in the following tables is information as of March 2, 2020 (except as otherwise indicated) with respect to (1) each person who is known to us to be the beneficial owner of more than 5% of the Class A Common, (2) each person who is known to us to be the beneficial owner of more than 5% of the Class B Common and (3) the beneficial ownership of Class A Common and Class B Common by our directors, NEOs and all of our executive officers and directors as a group. Beneficial ownership of Class A Common and Class B Common has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 under the Exchange Act. Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of Class A Common or Class B Common.
Holders of shares of Class A Common and Class B Common are entitled to different voting rights with respect to each class of stock. Each share of Class A Common is entitled to one vote per share. Each share of Class B Common is entitled to ten votes per share. Holders of Class A Common and holders of Class B Common generally vote together as a single class on matters submitted to a vote of our stockholders. Shares of Class B Common are convertible into shares of Class A Common on a one-for-one basis, without cost, at any time at the option of the holder of the Class B Common.
Amount and Nature of Beneficial Ownership

Class A Common Stock
Name	Title of Class	Sole Voting or Investment Power		Shared Voting or Investment Power		Aggregate Amount		Percent of Class (1)
The Vanguard Group (2) 100 Vanguard Blvd. Malvern, PA 19355	Class A	904,525	(2)	8,854	(2)	913,379	(2)	7.07%
Dimensional Fund Advisors LP (3) Building One 6300 Bee Cave Road Austin, TX 78746	Class A	825,497	(3)	—		825,497	(3)	6.39%
BlackRock, Inc. (4) 55 East 52nd Street New York, NY 10055	Class A	1,014,927	(4)	—		1,014,927	(4)	7.86%
James B. Bemowski (5)	Class A	3,203		—		3,203		—
J. C. Butler, Jr. (5)	Class A	40,467	(6)	1,653,940	(6)	1,694,407	(6)	13.11%
Carolyn Corvi (5)	Class A	10,705		—		10,705		—
Edward T. Eliopoulos (5)	Class A	—		—		—		—
John P. Jumper (5)	Class A	11,031		—		11,031		—
Dennis W. LaBarre (5)	Class A	20,129		—		20,129		0.16%
H. Vincent Poor (5)	Class A	4,971		—		4,971		—
Alfred M. Rankin, Jr.	Class A	328,542	(7)	1,669,196	(7)	1,997,738	(7)	15.46%
Claiborne R. Rankin (5)	Class A	134,557	(8)	1,350,928	(8)	1,485,485	(8)	11.50%
Britton T. Taplin (5)	Class A	43,618	(9)	332,287	(9)	375,905	(9)	2.91%
David B. H. Williams (5)	Class A	3,162	(10)	1,661,280	(10)	1,664,442	(10)	12.88%
Eugene Wong (5)	Class A	23,919		—		23,919		0.18%
Colin Wilson	Class A	66,172		—		66,172		0.51%
Kenneth C. Schilling	Class A	38,075		—		38,075		0.29%
Charles Pascarelli	Class A	22,897		—		22,897		0.18%
Rajiv K. Prasad	Class A	27,432		—		27,432		0.21%
All executive officers and directors as a group (28 persons)	Class A	853,467		2,255,671	(11)	3,109,138	(11)	24.06%

(1)	Less than 0.10%, except as otherwise indicated.

(2)
A Schedule 13G filed with the SEC on February 12, 2020 with respect to Class A Common reported that The Vanguard Group is the beneficial owner of 913,379 shares of Class A Common, has sole voting power over 9,454 shares of Class A Common, has sole dispositive power over 904,525 shares of Class A Common, has shared voting power over 500 shares of Class A Common and has shared dispositive power over 8,854 shares of Class A Common and may be deemed to beneficially own the shares of Class A Common reported above as a result of being an investment adviser.

(3)
A Schedule 13G/A, which was filed with the SEC with respect to Class A Common on February 12, 2020, reported that Dimensional Fund Advisors LP ("Dimensional"), may be deemed to beneficially own the shares of Class A Common reported above as a result of being an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serving as an investment manager to certain other commingled group trusts and separate accounts, which own the shares of Class A Common. Such investment companies, trusts and accounts are referred to collectively as the Dimensional Funds. In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Dimensional Funds, which own the shares of Class A Common. In its role as investment adviser, sub-adviser or manager, Dimensional possesses the sole power to vote 798,890 shares of Class A Common and the sole power to invest 825,497 shares of Class A Common owned by the Dimensional Funds. However, all shares of Class A Common reported above are owned by the Dimensional Funds. Dimensional disclaims beneficial ownership of all such shares.

(4)
A Schedule 13G filed with the SEC on February 5, 2020 with respect to Class A Common reported that BlackRock, Inc. is the beneficial owner of 1,014,927 shares of Class A Common, has sole voting power over 989,286 shares of Class A Common and has sole dispositive power over 1,014,927 shares of Class A Common.

(5)
Pursuant to our Non-Employee Directors' Plan, each non-employee director has the right to acquire additional shares of Class A Common within 60 days after March 1, 2020. The shares each non-employee director has the right to receive are not included in the table because the actual number of additional shares will be determined on April 1, 2020 by taking the amount of such director's quarterly retainer required to be paid in shares of Class A Common plus any voluntary portion of such director's quarterly retainer, if so elected, divided by the average of the closing price per share of Class A Common on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the calendar quarter ending on March 31, 2020.

(6)
J.C. Butler, Jr. may be deemed to be a member of the group described in Note (7) below as a result of holding through his trust, of which he is trustee, partnership interests in Rankin II (as defined below). In addition, Mr. Butler may be deemed to be a member of a group described in Note (7) below, as a result of partnership interests in Rankin I (as defined below), Rankin IV (as defined below) and AMR Associates (as defined below) held by Mr. Butler's spouse. Mr. Butler, therefore, may be deemed to beneficially own, and share the power to vote 338,756 shares of Class A Common held by Rankin I, 338,295 shares of Class A Common held by Rankin II, 309,560 shares of Class A Common held by Rankin IV and 186,646 shares of Class A Common held by AMR Associates. Included in the table above for Mr. Butler are 1,653,940 shares of Class A Common held by (a) members of Mr. Butler's family, (b) trusts for the benefit of members of Mr. Butler's family and (c) Rankin I, Rankin II, Rankin IV and AMR Associates. Mr. Butler disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity. In addition, Mr. Butler disclaims all interest in 8,870 shares of Class A Common held in trust for the benefit of his children and for which he is the trustee and has the sole power to vote and dispose of the shares.

(7)
Alfred M. Rankin, Jr. may be deemed to be a member of Rankin Associates II, L.P. ("Rankin II"), which is made up of the individuals and entities holding limited partnership interests in Rankin II, and Rankin Management, Inc. ("RMI"), the general partner of Rankin II. Rankin II may be deemed to be a group and therefore may be deemed as a group to beneficially own 338,295 shares of Class A Common held by Rankin II. Although Rankin II holds the 338,295 shares of Class A Common, it does not have any power to vote or dispose of such shares of Class A Common. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other individuals and entities holding limited partnership interests in Rankin II. RMI exercises such powers by action of its board of directors, which acts by majority vote and consists of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, the individual trusts of whom are the stockholders of RMI. Under the terms of the Limited Partnership Agreement of Rankin II, Rankin II may not dispose of Class A Common, other than pursuant to a share for share exchange to acquire Class B Common, without the consent of RMI and the approval of the holders of more than 75% of all of the partnership interests of Rankin II. As a result of holding through his trust, of which he is trustee, partnership interests in Rankin II, Mr. Rankin may be deemed to beneficially own, and share the power to dispose of, 338,295 shares of Class A Common held by Rankin II. Mr. Rankin may be deemed to be a member of Rankin Associates I, L.P. ("Rankin I"), and the trusts holding limited partnership interests in Rankin I may be deemed to be a group and therefore may be deemed as a group to beneficially own 338,756 shares of Class A Common held by Rankin I. Although Rankin I holds the 338,756 shares of Class A Common, it does not have any power to vote or dispose of such shares of Class A Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin I, share the power to vote such shares of Class A Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin I. Each of the trusts holding general partnership interests and limited partnership interests in Rankin I share with each other the power to dispose of such shares. As a result of holding through his trust, of which he is trustee, partnership interests in Rankin I, Mr. Rankin may be deemed to beneficially own, and share the power to vote and dispose of, 338,756 shares of Class A Common held by Rankin I. In addition, Mr. Rankin may be deemed to be a member of a group, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin Associates IV, L.P. ("Rankin IV"). As a result, the group consisting of Mr. Rankin, the other general and limited partners of Rankin IV and Rankin IV may be deemed to beneficially own, and share the power to vote and dispose of, 309,560 shares of Class A Common held by Rankin IV. Although Rankin IV holds the 309,560 shares of Class A Common, it does not have any power to vote or dispose of such shares of Class A Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin IV, share the power to vote such shares of Class A Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin IV. Each of the trusts holding general and limited partnership interests in Rankin IV share with each other the power to dispose of such shares. Under the terms of the Second Amended and Restated Limited Partnership Agreement of Rankin I, Rankin I may not dispose of Class A Common, other than pursuant to a share for share exchange to acquire Class B Common, without the consent of the general partners owning more than 75% of the general partnership interests of Rankin I and the consent of the holders of more than 75% of all the partnership interests of Rankin I. Under the terms of the Amended and Restated Limited Partnership Agreement of Rankin IV, Rankin IV may not dispose of Class A Common, other than pursuant to a share for share exchange to acquire Class B Common, without the consent of the general partners owning more than 75% of the general partnership interests of Rankin IV and the consent of the holders of more than 75% of all of the partnership interests of Rankin IV. In addition, Mr. Rankin may be deemed to be a member of a group, as a result of holding through his trust, of which he is trustee, partnership interests in AMR Associates, L.P. ("AMR Associates"). As a result, the group consisting of Mr. Rankin, the general partners and other limited partners of AMR Associates may be deemed to beneficially own, and share the power to vote and dispose of, 186,646 shares of Class A Common held by AMR Associates. Although AMR Associates holds the 186,646 shares of Class A Common it does not have any power to vote or dispose of such shares of Class A Common. Clara R. Williams and Helen R. Butler, as trustees and primary beneficiaries of trusts acting as general partners, share the power to vote such shares of Class A Common. Each of the trusts holding general and limited partnership interests in AMR Associates share with each other the power to dispose of such shares. Under the terms of the Limited Partnership Agreement of AMR Associates, AMR Associates may not dispose of Class A Common, other than pursuant to a share for share exchange to acquire Class B Common, without the consent of the general partners owning a majority of the general partnership interests of AMR Associates and the consent of the holders of more than 75% of all of the partnership interests of AMR Associates. Included in the table above for Mr. Rankin are 1,669,196 shares of Class A Common held by (a) members of Mr. Rankin's family, (b) trusts for the benefit of members of Mr. Rankin's family and (c) Rankin I, Rankin II, Rankin IV and AMR Associates. Mr. Rankin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity. In addition, Mr. A. Rankin disclaims all interest in 105,768 shares of Class A Common held in trust for the benefit of his wife and for which he is the trustee and has the sole power to vote and dispose of the shares.

(8)
Claiborne R. Rankin may be deemed to be a member of the group described in Note (7) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin I. Mr. C. Rankin may be deemed to be a member of the group described in Note (7) above, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin II. In addition, Mr. C. Rankin may be deemed to be a member of a group described in Note (7) above, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin IV. Mr. C. Rankin, therefore, may be deemed to beneficially own, and share the power to vote and dispose of 338,756 shares of Class A Common held by Rankin I, 338,295 shares of Class A Common held by Rankin II and 309,560 shares of Class A Common held by Rankin IV. Included in the table above for Mr. C. Rankin are 1,350,928 shares of Class A Common held by (a) members of Mr. C. Rankin's family, (b) trusts for the benefit of members of Mr. C. Rankin's family and (c) Rankin I, Rankin II and Rankin IV. Mr. C. Rankin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity.

(9)
Britton T. Taplin may be deemed to be a member of a group, as a result of holding interest in Abigail LLC ("Abigail"). Mr. Taplin, therefore, may be deemed to beneficially own and share the power to vote 326,532 shares of Class A Common held by Abigail. Mr. Taplin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in such entity. Mr. Taplin also is deemed to share with his spouse voting and investment power over 5,755 shares of Class A Common held by Mr. Taplin's spouse; however, Mr. Taplin disclaims beneficial ownership of such shares. Mr. Taplin has pledged 43,618 shares of Class A Common.

(10)
David B. H. Williams may be deemed to be a member of the group described in Note (7) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin II (as defined above). In addition, Mr. Williams may be deemed to be a member of a group described in Note (7) above, as a result of partnership interests in Rankin I (as defined above), Rankin IV (as defined above) and AMR Associates (as defined above) held by Mr. Williams' spouse. Mr. Williams, therefore, may be deemed to beneficially own, and share the power to vote 338,756 shares of Class A Common held by Rankin I, 338,295 shares of Class A Common held by Rankin II, 309,560 shares of Class A Common held by Rankin IV and 186,646 shares of Class A Common held by AMR Associates. Included in the table above for Mr. Williams are 1,664,442 shares of Class A Common held by (a) members of Mr. Williams' family, (b) trusts for the benefit of members of Mr. Williams' family and (c) Rankin I, Rankin II, Rankin IV and AMR Associates. Mr. Williams disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity.

(11)
The aggregate amount of Class A Common beneficially owned by all executive officers and directors and the aggregate amount of Class A Common beneficially owned by all executive officers and directors as a group for which they have shared voting or investment power include the shares of Class A Common of which Mr. Butler has disclaimed beneficial ownership in note (6) above, Mr. A. Rankin has disclaimed beneficial ownership in note (7) above, Mr. C. Rankin has disclaimed beneficial ownership in note (8) above, Mr. B. Taplin has disclaimed beneficial ownership in note (9) above and Mr. Williams has disclaimed beneficial ownership in note (10) above. As described in note (5) above, the aggregate amount of Class A Common beneficially owned by all executive officers and directors as a group as set forth in the table above does not include shares that the non-employee directors have the right to acquire within 60 days after March 2, 2020 pursuant to the Non-Employee Directors' Plan.

Class B Common Stock
Name	Title of Class	Sole Voting or Investment Power		Shared Voting or Investment Power		Aggregate Amount		Percent of Class(1)
Clara Taplin Rankin, et al. (2) c/o PNC Bank, N.A. 3550 Lander Road Pepper Pike, OH 44124	Class B	—	(2)	—	(2)	3,302,756	(2)	85.51%
Beatrice B. Taplin (3) 5875 Landerbrook Drive, Suite 300 Cleveland, OH 44124-4069	Class B	672,693	(3)	—		672,693	(3)	17.42%
Rankin Associates I, L.P., et al. (4) 5875 Landerbrook Drive, Suite 300 Cleveland, OH 44124-4069	Class B	—	(4)	—	(4)	605,986	(4)	15.69%
Rankin Associates IV, L.P., et al. (5) 5875 Landerbrook Drive, Suite 300 Cleveland, OH 44124-4069	Class B	—	(5)	—	(5)	490,440	(5)	12.70%
Rankin Associates II, L.P. et. al. (6) 5875 Landerbrook Drive, Suite 300 Cleveland, OH 44124-4069	Class B	—	(6)	—	(6)	338,295	(6)	8.76%
FMR LLC (7) 245 Summer Street Boston, MA 02210	Class B	—	(7)	217,394	(7)	310,000	(7)	8.03%
AMR Associates, L.P. et al. (8) 5875 Landerbrook Drive, Suite 300 Cleveland, OH 44124-4069	Class B	—	(8)	217,394	(8)	217,394	(8)	5.63%
James B. Bemowski	Class B	—		—		—		—%
J.C. Butler, Jr. (9)	Class B	27,272	(9)	1,710,701	(9)	1,737,973	(9)	45.00%
Carolyn Corvi	Class B	—		—		—		—%
Edward T. Eliopoulos	Class B	—		—		—		—%
John P. Jumper	Class B	326		—		326		—%
Dennis W. LaBarre	Class B	9,424		—		9,424		0.24%
H. Vincent Poor	Class B	—		—		—		—%
Alfred M. Rankin, Jr. (10)	Class B	52,722	(10)	1,681,087	(10)	1,733,809	(10)	44.89%
Claiborne R. Rankin (11)	Class B	123,760	(11)	1,437,504	(11)	1,561,264	(11)	40.42%
Britton T. Taplin (12)	Class B	35,497	(12)	5,755	(12)	41,252	(12)	1.07%
David B. H. Williams (13)	Class B	2,332	(13)	1,716,381	(13)	1,718,713	(13)	44.50%
Eugene Wong	Class B	5,812		—		5,812		0.15%
Kenneth C. Schilling	Class B	7,024		—		7,024		0.18%
Colin Wilson	Class B	—		—		—		—%
Charles Pascarelli	Class B	—		—		—		—%
Rajiv K. Prasad	Class B	—		—		—		—%
All executive officers and directors as a group (28 persons)	Class B	266,827	(14)	1,812,477	(14)	2,079,304	(14)	53.83%

(1)	Less than 0.10%, except as otherwise indicated.

(2)
A Schedule 13D/A, which was filed with the SEC with respect to Class B Common and most recently amended on February 13, 2020, (the "Stockholders 13D"), reported that, except for Hyster-Yale Materials Handling, Inc., the signatories to the stockholders' agreement, together in certain cases with trusts and custodianships (the "Signatories"), may be deemed to be a group and therefore may be deemed as a group to beneficially own all of the Class B Common subject to the stockholders' agreement, which is an aggregate of 3,302,756 shares. The stockholders' agreement requires that each Signatory, prior to any conversion of such Signatory's shares of Class B Common into Class A Common or prior to any sale or transfer of Class B Common to any permitted transferee (under the terms of the Class B Common) who has not become a Signatory, offer such shares to all of the other Signatories on a pro-rata basis. A Signatory may sell or transfer all shares not purchased under the right of first refusal as long as they first are converted into Class A Common prior to their sale or transfer. The shares of Class B Common subject to the stockholders' agreement constituted 85.5% of the Class B Common outstanding on March 2, 2020 or 64.1% of the combined voting power of all Class A Common and Class B Common outstanding on such date. Certain Signatories own Class A Common, which is not subject to the stockholders' agreement. Under the stockholders' agreement, Hyster-Yale may, but is not obligated to, buy any of the shares of Class B Common not purchased by the Signatories following the trigger of the right of first refusal. The stockholders' agreement does not restrict in any respect how a Signatory may vote such Signatory's shares of Class B Common.

(3)
Beatrice B. Taplin has the sole power to vote and dispose of 672,693 shares of Class B Common held in trusts. The Stockholders 13D reported that the Class B Common beneficially owned by Beatrice B. Taplin is subject to the stockholders' agreement.

(4)
A Schedule 13D/A, which was filed with the SEC with respect to Class B Common and most recently amended on February 13, 2020, reported that Rankin I and the trusts holding limited partnership interests in Rankin I may be deemed to be a group and therefore may be deemed as a group to beneficially own 605,986 shares of Class B Common held by Rankin I. Although Rankin I holds the 605,986 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin I, share the power to vote such shares of Class B Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin I. Each of the trusts holding general and limited partnership interests in Rankin I share with each other the power to dispose of such shares. Under the terms of the Second Amended and Restated Limited Partnership Agreement of Rankin I, Rankin I may not dispose of Class B Common or convert Class B Common into Class A Common without the consent of the general partners owning more than 75% of the general partnership interests of Rankin I and the consent of the holders of more than 75% of all of the partnership interests of Rankin I. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin I and each of the trusts holding limited partnership interests in Rankin I is also subject to the stockholders' agreement.

(5)
A Schedule 13D/A, which was filed with the SEC with respect to Class B Common and most recently amended on February 13, 2020, reported that the trusts holding limited partnership interests in Rankin IV may be deemed to be a group and therefore may be deemed as a group to beneficially own 490,440 shares of Class B Common held by Rankin IV. Although Rankin IV holds the 490,440 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin IV, share the power to vote such shares of Class B Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin IV. Each of the trusts holding general and limited partnership interests in Rankin IV share with each other the power to dispose of such shares. Under the terms of the Amended and Restated Limited Partnership Agreement of Rankin IV, Rankin IV may not dispose of Class B Common or convert Class B Common into Class A Common without the consent of the general partners owning more than 75% of the general partnership interests of Rankin IV and the consent of the holders of more than 75% of all of the partnership interests of Rankin IV. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin IV and each of the trusts holding limited partnership interests in Rankin IV is also subject to the stockholders' agreement.

(6)
A Schedule 13D/A, which was filed with the SEC with respect to Class B Common and most recently amended on February 13, 2020, reported that Rankin II and the trusts holding limited partnership interests in Rankin II may be deemed to be a group and therefore may be deemed as a group to beneficially own 338,295 shares of Class B Common held by Rankin II. Although Rankin II holds the 338,295 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other individuals and entities holding limited partnership interests in Rankin II. RMI exercises such powers by action of its board of directors, which acts by majority vote and consists of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, the individual trusts of whom are the stockholders of RMI. Under the terms of the Limited Partnership Agreement of Rankin II, Rankin II may not dispose of Class B Common or convert Class B Common into Class A Common without the consent of RMI and the approval of the holders of more than 75% of all of the partnership interests of Rankin II. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin II and each of the trusts holding limited partnership interests in Rankin II is also subject to the stockholders' agreement.

(7)
A Schedule 13G, which was filed with the SEC with respect to Class B Common on February 12, 2016, reported that Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts,    of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company ("FMR Co"), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. FMR Co carries out the voting of the shares under written    guidelines established by the Fidelity Funds' Boards of Trustees.

(8)
A Schedule 13D/A, which was filed with the SEC with respect to Class B Common and was most recently amended on February 13, 2020, reported that AMR Associates and the trusts holding partnership interest in AMR Associates may be deemed to be a group and therefore may be deemed as a group to beneficially own 217,394 shares of Class B Common held by AMR Associates. Although AMR Associates holds the 217,394 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. Clara R. Williams and Helen R. Butler, as trustees and primary beneficiaries of trusts acting as general partners, share the power to vote such shares of Class B Common. Each of the trusts holding general and limited partnership interests in AMR Associates share with each other the power to dispose of such shares. Under the terms of the Limited Partnership Agreement of AMR Associates, AMR Associates may not dispose of Class B Common or convert Class B Common into Class A Common without the consent of the holders of a majority of the general partnership interest and more than 75% of all partnership interests in AMR Associates. The Stockholders 13D reported that the Class B Common beneficially owned by AMR Associates and each of the trusts holding partnership interest in AMR Associates is also subject to the stockholders' agreement.

(9)
J.C. Butler, Jr. may be deemed to be a member of the group described in Note (6) above, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin II. In addition, Mr. Butler may be deemed to be a member of a group described in Notes (4), (5) and (8) above, as a result of partnership interests in Rankin I, Rankin IV and AMR Associates held by Mr. Butler's spouse. Mr. Butler, therefore, may be deemed to beneficially own, and share the power to vote and dispose of 605,986 shares of Class B Common held by Rankin I, 338,295 shares of Class B Common held by Rankin II, 490,440 shares of Class B Common held by Rankin IV and 217,394 shares of Class B Common held by AMR Associates. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin II, Rankin I, Rankin IV and AMR Associates and each of the trusts holding limited partnership interests in Rankin II, Rankin I, Rankin IV and AMR Associates is also subject to the stockholders' agreement. Included in the table above for Mr. Butler are 1,710,701 shares of Class B Common held by (a) members of Mr. Butler's family, (b) trusts for the benefit of members of Mr. Butler's family and (c) Rankin I, Rankin II, Rankin IV and AMR Associates. Mr. Butler disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity. The Stockholders 13D reported that the Class B Common beneficially owned by J.C. Butler, Jr. is subject to the stockholders' agreement. In addition, Mr. Butler disclaims all interest in 7,165 shares of Class B Common held in trust for the benefit of his children and for which he is the trustee and has the sole power to vote and dispose of the shares.

(10)
Alfred M. Rankin, Jr. may be deemed to be a member of the group described in Notes (4), (5), (6) and (8) above, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin I, Rankin IV, Rankin II and AMR Associates. Mr. Rankin, therefore, may be deemed to beneficially own, and share the power to vote and dispose of 605,986 shares of Class B Common held by Rankin I, 338,295 shares of Class B Common held by Rankin II, 490,440 shares of Class B Common held by Rankin IV and 217,394 shares of Class B Common held by AMR Associates. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin II, Rankin I, Rankin IV, and AMR Associates and each of the trusts holding limited partnership interests in Rankin II, Rankin I, Rankin IV and AMR Associates is also subject to the stockholders' agreement. Included in the table above for Mr. Rankin are 1,681,087 shares of Class B Common held by (a) members of Mr. Rankin's family, (b) trusts for the benefit of members of Mr. Rankin's family and (c) Rankin I, Rankin II, Rankin IV and AMR Associates. Mr. Rankin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity. The Stockholders 13D reported that the Class B Common beneficially owned by Alfred M. Rankin, Jr. is subject to the stockholders' agreement. In addition, Mr. Rankin disclaims all interest in 21,006 shares of Class B Common held in trust for the benefit of his wife and for which he is the trustee and has the sole power to vote and dispose of the shares.

(11)
Claiborne R. Rankin may be deemed to be a member of the group described in Notes (4), (5) and (6) above, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin I, Rankin IV and Rankin II. Mr. C. Rankin, therefore, may be deemed to beneficially own, and share the power to vote and dispose of 605,986 shares of Class B Common held by Rankin I, 338,295 shares of Class B Common held by Rankin II and 490,440 shares of Class B Common held by Rankin IV. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin II, Rankin I and Rankin IV and each of the trusts holding limited partnership interests in Rankin II, Rankin I and Rankin IV is also subject to the stockholders' agreement. Included in the table above for Mr. C. Rankin are 1,437,504 shares of Class B Common held by (a) members of Mr. C. Rankin's family, (b) trusts for the benefit of members of Mr. C. Rankin's family and (c) Rankin I, Rankin II and Rankin IV. Mr. C. Rankin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity. The Stockholders 13D reported that the Class B Common beneficially owned by Claiborne R. Rankin is subject to the stockholders' agreement.

(12)
Britton T. Taplin is deemed to share with his spouse investment power over 5,755 shares of Class B Common held by Mr. Taplin's spouse; however, Mr. Taplin disclaims beneficial ownership of such shares.

(13)
David B. H. Williams may be deemed to be a member of the group described in Note (6) above, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin II. In addition, Mr. Williams may be deemed to be a member of a group described in Notes (4), (5) and (8) above, as a result of partnership interests in Rankin I, Rankin IV and AMR Associates held by Mr. Williams' spouse. Mr. Williams, therefore, may be deemed to beneficially own, and share the power to vote and dispose of 605,986 shares of Class B Common held by Rankin I, 338,295 shares of Class B Common held by Rankin II, 490,440 shares of Class B Common held by Rankin IV and 217,394 shares of Class B Common held by AMR Associates. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin II, Rankin I, Rankin IV and AMR Associates and each of the trusts holding limited partnership interests in Rankin II, Rankin I, Rankin IV and AMR Associates is also subject to the stockholders' agreement. Included in the table above for Mr. Williams are 1,718,713 shares of Class B Common held by (a) members of Mr. Williams' family, (b) trusts for the benefit of members of Mr. Williams' family and (c) Rankin I, Rankin II, Rankin IV and AMR Associates. Mr. Williams disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity. The Stockholders 13D reported that the Class B Common beneficially owned by David B. H. Williams is subject to the stockholders' agreement.

(14)
The aggregate amount of Class B Common beneficially owned by all executive officers and directors as a group and the aggregate amount of Class B Common beneficially owned by all executive officers and directors as a group for which they have shared voting or investment power include the shares of Class B Common of which Mr. Butler has disclaimed beneficial ownership in note (9) above, Mr. A. Rankin has disclaimed beneficial ownership in note (10) above, Mr. C. Rankin has disclaimed beneficial ownership in note (11) above, Mr. Taplin has disclaimed beneficial ownership in note (12) above and Mr. Williams has disclaimed beneficial ownership in note (13) above.

Beatrice B. Taplin is the sister-in-law of Clara Taplin Rankin. Britton T. Taplin is the son of Beatrice B. Taplin, and a nephew of Clara Taplin Rankin. Clara Taplin Rankin is the mother of Alfred M. Rankin, Jr. and Claiborne R. Rankin. J.C. Butler, Jr. and David B. H. Williams, directors of the Company, are each the son-in-law of Alfred M. Rankin, Jr. The combined beneficial ownership of such persons shown in the foregoing tables equals 3,094,322 shares, or 23.95%, of the Class A Common and 2,726,753 shares, or 70.60%, of the Class B Common outstanding on March 2, 2020. The combined beneficial ownership of all our directors, together with Beatrice B. Taplin, and all of our executive officers whose beneficial ownership of Class A Common and Class B Common must be disclosed in the foregoing tables in accordance with Rule 13d-3 under the Exchange Act, equals 3,398,473 shares, or 26.30%, of the Class A Common and 2,751,997 shares, or 71.25%, of the Class B Common outstanding on March 2, 2020. Such shares of Class A Common and Class B Common together represent 59.98% of the combined voting power of all Class A Common and Class B Common outstanding on such date.

PROCEDURES FOR SUBMISSION AND CONSIDERATION OF DIRECTOR CANDIDATES
Stockholder recommendations for nominees for election to our Board of Directors must be submitted to Hyster-Yale Materials Handling, Inc., 5875 Landerbrook Drive, Suite 300, Cleveland, Ohio 44124-4069, Attention: Secretary, and must be received at our offices on or before December 31 of each year in anticipation of the following year's annual meeting of stockholders. The NCG Committee will consider such recommendations if they are in writing and set forth the following information:

1.
The name and address of the stockholder recommending the candidate for consideration as such information appears on our records, the telephone number where such stockholder can be reached during normal business hours, the number of shares of Class A Common and Class B Common owned by such stockholder and the length of time such shares have been owned by the stockholder; if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person's beneficial ownership of such shares or such person's authority to act on behalf of such entity;

2.
Complete information as to the identity and qualifications of the proposed nominee, including the full legal name, age, business and residence addresses and telephone numbers and other contact information, and the principal occupation and employment of the candidate recommended for consideration, including his or her occupation for at least the past five years, with a reasonably detailed description of the background, education, professional affiliations and business and other relevant experience (including directorships, employment and civic activities) and qualifications of the candidate;

3.	The reasons why, in the opinion of the recommending stockholder, the proposed nominee is qualified and suited to be one of our directors;

4.	The disclosure of any relationship the candidate being recommended has with us or any of our subsidiaries or affiliates, or our independent public accountants, whether direct or indirect;

5.	The disclosure of any relationship of the candidate being recommended or any immediate family member of the candidate being recommended with our independent registered public accounting firm;

6.
The disclosure of all relationships, arrangements and understandings between the proposing stockholder and the candidate and any other person(s) (naming such person(s)) pursuant to which the candidate is being proposed or would serve as a director, if elected; and

7.
A written acknowledgment by the candidate being recommended that he or she has consented to being considered as a candidate, has consented to our undertaking of an investigation into that individual's background, education, experience and other qualifications and, in the event that the NCG Committee desires to do so, has consented to be named in our Proxy Statement and to serve as one of our directors, if elected.

The NCG Committee has not specifically identified or published qualifications, qualities or skills that Directors of the Company must possess. In evaluating Director nominees, the NCG Committee will consider the entirety of each proposed director nominee's credentials. The NCG Committee will generally consider a diverse number of factors such as judgment, skill, ethics, integrity, values, independence, possible conflicts of interest, experience with businesses and other organizations of comparable size or character and the interplay of the candidate's experience and approach to addressing business issues with the experience and approach of incumbent members of our Board of Directors and other new director candidates. In general, the NCG Committee's goal in selecting directors for nomination to our Board of Directors is to seek a well-balanced membership that combines a diversity of experience and skill in order to enable us to pursue our strategic objectives.
The NCG Committee will consider all information provided to it that is relevant to a candidate's nomination as one of our directors. Following such consideration, the NCG Committee may seek additional information regarding, and may request an interview with, any candidate. Based upon all such information, the NCG Committee will meet to determine whether to recommend the candidate to our Board of Directors. The NCG Committee will consider candidates recommended by stockholders on the same basis as candidates from other sources.
The NCG Committee utilizes a variety of methods for identifying and evaluating nominees for directors. The NCG Committee regularly reviews the appropriate size of our Board of Directors and whether any vacancies on our Board of Directors are expected due to retirement or otherwise. In the event vacancies are anticipated, or otherwise arise, the NCG Committee may consider various potential candidates. Candidates may be recommended by current members of our Board of Directors, third-party search firms or stockholders. No search firm was retained by the NCG Committee during the past fiscal year. The NCG Committee generally does not consider recommendations for director nominees submitted by individuals who are not affiliated with us. To preserve its impartiality, the NCG Committee may not consider a recommendation that is not submitted in accordance with the procedures set forth above.

SUBMISSION OF STOCKHOLDER PROPOSALS
Proposals of stockholders intended to be eligible for inclusion in our Proxy Statement and form of proxy relating to our next annual meeting must be received at our executive offices on or before December 1, 2020. Such proposals must be addressed to the Company, 5875 Landerbrook Drive, Suite 300, Cleveland, Ohio 44124-4069, Attention: Secretary. Any stockholder intending to propose any matter at the next annual meeting but not intending for us to include the matter in our Proxy Statement and proxy related to the next annual meeting must notify us on or after December 31, 2020, but on or before January 31, 2021, of such intention in accordance with the procedures set forth in our Bylaws. If we do not receive such notice within that time frame, the notice will be considered untimely. Our proxy for the next annual meeting will grant authority to the persons named therein to exercise their voting discretion with respect to any matter of which we did not receive notice between December 31, 2020 and January 31, 2021. Notices should be submitted to the address set forth above.

SOLICITATION OF PROXIES
We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mail, proxies may be solicited by our directors, officers and employees by personal interview, telephone or other forms of communication. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Class A Common and Class B Common held of record by such persons, and we will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information as of December 31, 2019 with respect to our compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance, aggregated as follows:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Class A Shares:	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	N/A	409,063
Equity compensation plans not approved by security holders	—	N/A	—
Total	—	N/A	409,063
Class B Shares:
Equity compensation plans approved by security holders	—	N/A	—
Equity compensation plans not approved by security holders	—	N/A	—
Total	—	N/A	—

OTHER MATTERS
The directors know of no other matters which are likely to be brought before the meeting. The enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.
Suzanne Schulze Taylor
Secretary
Cleveland, Ohio
March 31, 2020

It is important that the proxies be returned promptly. Stockholders of record who do not expect to attend the meeting are urged to fill out, sign, date and mail the enclosed form of proxy in the enclosed envelope, which requires no postage if mailed in the United States, or in the alternative, vote your shares electronically either via the internet (www.investorvote.com/HY) or by touch-tone telephone (1-800-652-8683). Stockholders who hold both Class A Common and Class B Common only have to fill out, sign, date and return the single enclosed form of proxy or vote once via the internet or telephone. For information on how to obtain directions to be able to attend the annual meeting and vote in person, please contact our Senior Vice President, General Counsel and Secretary at 5875 Landerbrook Drive, Suite 300, Cleveland, Ohio 44124-4069, or call (440) 449-9600 or email ir@hyster-yale.com.

APPENDIX A
HYSTER-YALE MATERIALS HANDLING, INC.
2020 LONG-TERM EQUITY INCENTIVE PLAN
1.Purpose of the Plan
The purpose of this Hyster-Yale Materials Handling, Inc. 2020 Long-Term Equity Incentive Plan, as may be amended or amended and restated from time to time (this “Plan”) is to help further the long-term profits and growth of Hyster-Yale Materials Handling, Inc. (the “Company”) by enabling the Company and/or its subsidiaries (together with the Company, the “Employers”) to attract, retain and reward executive employees of the Employers by offering long-term incentive compensation to those executive employees who will be in a position to make contributions to Employers. This incentive compensation is in addition to annual compensation and is intended to encourage enhancement of the Company’s stockholder value.
2.Definitions
a.“Average Award Share Price” means the lesser of (i) the average of the closing price per share of Class A Common Stock on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week during the calendar year preceding the commencement of the Performance Period (or such other previous calendar year as determined by the Committee and specified in the Guidelines) and (ii) the average of the closing price per share of Class A Common Stock on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the applicable Performance Period.
b.“Award” means an award paid to a Participant under this Plan for a Performance Period (or portion thereof) the actual amount of which is determined pursuant to a formula based upon the achievement of Performance Objectives established by the Committee. The Committee shall allocate the amount of an Award between the cash component, to be paid in cash, and the equity component, to be paid in Award Shares, pursuant to a formula which is established by the Committee.
c.“Award Shares” means fully-paid, non-assessable shares of Class A Common Stock that are issued or transferred pursuant to, and with such restrictions as are imposed by or under, the terms of this Plan and the Guidelines. Such Award Shares may be shares of original issuance or treasury shares or a combination of the foregoing and, in the discretion of the Company, may be issued as certificated or uncertificated shares.
d.“Change in Control” means the occurrence of an event described in Appendix 1 hereto.
e.“Class A Common Stock” means the Company’s Class A Common Stock, par value $1.00 per share, or any security into which such Class A Common Stock may be changed by reason of any transaction or event of the type referred to in Section 9(b) of this Plan.
f.“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder, as amended from time to time.

g.“Committee” means the Compensation Committee of the Company’s Board of Directors or any other committee appointed by the Company’s Board of Directors to administer this Plan in accordance with Section 3, so long as any such Committee consists of not less than two directors of the Company and so long as each member of the Committee is (i)  an “independent director” under the rules of the New York Stock Exchange and (ii) a “non-employee director” for purposes of Rule 16b-3.
h.“Disability” or “Disabled.” A Participant shall be deemed to have a Disability or be Disabled if he qualifies for disability benefits under an Employer’s long-term disability plan.
i.“Guidelines” means the guidelines that are approved by the Committee for the administration of the Target Awards and Awards granted under this Plan. To the extent that there is any inconsistency between the Guidelines and this Plan other than the time and form of payment of the Awards, the Guidelines will control, so long as this Plan could have been amended to resolve such inconsistency without the need for further stockholder approval.
j.“Participant” means any person who is classified as a salaried employee of the Employers (including directors of the Employers who are also salaried employees of the Employers) who, in the judgment of the Committee, occupies a position in which his efforts may contribute to the interests of the Company and who is designated by the Committee as a Participant in the Plan for a particular Performance Period. A “Non-U.S. Participant” shall mean a Participant who resides outside of the U.S. and a “U.S. Participant” shall mean any Participant who is not a Non-U.S. Participant. Notwithstanding the foregoing, (A) leased employees (as defined in Code Section 414) and (B) persons who are participants in the Hyster-Yale Group, Inc. Long-Term Incentive Compensation Plan or the Nuvera Fuel Cells, LLC Long-Term Incentive Compensation Plan for a particular Performance Period shall not be eligible to participate in this Plan for the same Performance Period.
k.“Payment Period” means, with respect to any Performance Period, the period from January 1 to March 15 of the calendar year immediately following the calendar year in which such Performance Period ends.
l.Performance Objectives” means the measureable performance objectives established pursuant to this Plan for Participants who have received grants of Target Awards. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may in its discretion modify such Performance Objectives or the goals or actual levels of achievement regarding the Performance Objectives, in whole or in part, as the Committee deems appropriate and equitable. A non-exhaustive list of Performance Objectives that may be used for performance-based Awards under this Plan includes the following: return on equity, return on total capital employed, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, earnings before interest and taxes, revenue, revenue growth, gross margin, net or standard margin, return on investment, increase in the fair market value of shares, share price (including, but not limited to, growth measures and total stockholder return), operating profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), inventory turns, financial return ratios, market share, earnings measures/ratios, economic value added, balance sheet measurements (such as receivable turnover), internal rate of return, customer satisfaction surveys or productivity, net income, operating profit or increase in operating profit, market share, increase in market share, sales value increase over time, economic value added, economic value increase over time, new project development or net sales.
m.“Performance Period” means any period of one or more years (or portion thereof) on which an Award is based, as established by the Committee and specified in the Guidelines.
n.“Retire” or “Retirement” means a termination of employment after reaching age 60 with at least 5 years of service with one or more of the Employers.
o.“Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor rule to the same effect), as in effect from time to time.
p.“Salary Points” means the salary points assigned to a Participant by the Committee for the applicable Performance Period pursuant to the Korn Ferry salary point system, or any successor salary point system adopted by the Committee.
q.“Target Award” means a dollar amount calculated by multiplying (i) the designated salary midpoint that corresponds to a Participant’s Salary Points by (ii) the long-term incentive compensation target percent for those Salary Points for the applicable Performance Period, as determined by the Committee. The Target Award is the award that would be paid to a Participant under this Plan if each Performance Objective was met at a target level.
3.Administration
This Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe the form of any instrument evidencing any Award granted under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration (including, without limitation, the Guidelines), and to make all other determinations necessary or advisable for the administration of this Plan. A majority of the Committee shall constitute a quorum, and the action of members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan or of any documents evidencing Awards under this Plan, including the severability of any or all of the provisions hereof and thereof, shall be conclusive, final and binding upon the Employers and all present and former Participants, all other employees of the Employers, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.
4.Eligibility
Each Participant shall be eligible to participate in this Plan and receive Target Awards in accordance with Section 5. Notwithstanding the foregoing, the Committee shall have the discretion to provide an Award to a Participant who does not meet the requirements specified in Section 5.
5.Awards
The Committee may, from time to time and upon such conditions as it may determine, authorize grants of Target Awards and payment of Awards to Participants, which shall be consistent with, and shall be subject to all of the requirements of, the following provisions:
a.The Committee shall approve (i) a Target Award to be granted to each Participant and (ii) a formula for determining the payout of each Award, which formula is based upon the Company’s achievement of Performance Objectives as set forth in the Guidelines. Each grant shall specify an initial allocation between the cash portion of the Award and the equity portion of the Award.
b.Prior to the end of the Payment Period, the Committee shall approve (i) a preliminary calculation of the amount of the payout of each Award based upon the application of the formula and actual performance relative to the Target Awards previously determined in accordance with Section 5(a); and (ii) a final calculation of the amount of each Award to be paid to each Participant for the Performance Period. Notwithstanding the foregoing, the Committee shall have the power to (1) decrease the amount of the payout of any Award below the amount determined in accordance with Section 5(b)(i); (2) increase the amount of the payout of any Award above the amount determined in accordance with Section 5(b)(i) or adjust the amount thereof in any other manner determined by the Committee in its sole and absolute discretion; and/or (3) adjust the allocation between the cash portion of the Award and the equity portion of the Award; provided, however, that no such decrease described in clause (1) may occur following a Change in Control that occurs during or after the applicable Performance Period. No Award, including any Award equal to the Target Award, shall be payable under this Plan to any Participant except as determined and approved by the Committee.
c.Calculations of Target Awards for a Performance Period shall initially be based on the Participant’s Salary Points as of January 1st of the first year of the Performance Period. However, such Target Awards shall be changed during or after the Performance Period under the following circumstances: (i) if a Participant receives a change in Salary Points, salary midpoint and/or long-term incentive compensation target percentage during a Performance Period, such change shall be reflected in a pro-rata Target Award, (ii) an employee hired into or promoted into a position eligible to become a Plan Participant during a Performance Period will be assigned a pro-rated Target Award based on his length of service during the Performance Period; provided that the employee has been employed by the Employers for at least 90 days during the Performance Period and has been designated as a Plan Participant by the Committee; and (iii) the Committee may increase or decrease the amount of a Target Award at any time, in its sole and absolute discretion; provided, however, that no such decrease described in clause (iii) may occur following a Change in Control that occurs during or after the applicable Performance Period. Unless otherwise determined by the Committee (in its sole and absolute discretion), in order to be eligible to receive payment of an Award for a Performance Period, the Participant must be employed by an Employer and must be a Participant on December 31st of the last year of the Performance Period. Notwithstanding the foregoing, if a Participant terminates employment during the Performance Period due to death, Disability or Retirement, the Participant shall be entitled to a pro-rata payment of the Award for such Performance Period, calculated based on actual Company performance for the entire Performance Period and the number of days the Participant was actually employed by the Employers during the Performance Period.
d.Each Award shall be 100% vested when and to the extent the Committee determines that it has been earned pursuant to Section 5(b) and shall be fully paid to the Participants no later than the last day of the Payment Period. Awards shall be paid partly in cash and partly in Award Shares; provided that the Committee, in its sole and absolute discretion, may require that an Award that is payable to a Non-U.S. Participant may be paid fully in cash. The whole number of Award Shares to be issued or transferred to a Participant shall be determined by dividing the equity portion of the Award payout by the Average Award Share Price (subject to adjustment as described in Subsection (b) above), with any fractional Award Shares resulting from such calculation payable in cash. The Company shall pay any and all brokerage fees and commissions incurred in connection with any purchase by the Company of shares which are to be issued or transferred as Award Shares and the transfer thereto to Participants. Awards shall be paid subject to all withholdings and deductions pursuant to Section 6. Notwithstanding any other provision of this Plan, the maximum amount paid to a Participant in a single calendar year as a result of Awards under this Plan (including the fair market value of any Award Shares paid to the Participant) shall not exceed the greater of (i) $12,000,000 or (ii) the fair market value of 50,000 Award Shares, determined at the time of payment.
6.Withholding Taxes/Offsets
a.To the extent that an Employer is required to withhold federal, employment, state or local taxes or other amounts in connection with any Award paid to a Participant under this Plan, and the amounts available to the Employer for such withholding are insufficient, it shall be a condition to the receipt of such Award that the Participant make arrangements satisfactory to the Company for the payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such Award. If a Participant’s benefit is to be received in the form of shares of Class A Common Stock, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold shares of Class A Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares of Class A Common Stock required to be delivered to the Participant, shares of Class A Common Stock having a value equal to the amount required to be withheld or by delivering to the Company other shares of Class A Common Stock held by such Participant. The shares of Class A Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Class A Common Stock on the date the benefit is to be included in Participant’s income.
b.If, prior to the payment of any Award, it is determined by an Employer, in its sole and absolute discretion that any amount of money is owed by the Participant to the Employer, the Award otherwise payable to the Participant (to the extent permitted under Section 409A of the Code) may be reduced in satisfaction of the Participant’s debt to such Employer. Such amount(s) owed by the Participant to the Employer may include, but is not limited to, the unused balance of any cash advances previously obtained by the Participant, or any outstanding credit card debt incurred by the Participant.
7. Change in Control
a.The following provisions shall apply notwithstanding any other provision of this Plan to the contrary.
b.Amount of Award for Year of Change In Control. In the event of a Change in Control during a Performance Period, the amount of the Award payable to a Participant who is employed by an Employer on the date of the Change in Control (or who terminated employment as a result of death, Disability or Retirement during such Performance Period and prior to the

Change in Control) for such Performance Period shall be equal to the Participant’s Target Award for such Performance Period, multiplied by a fraction, the numerator of which is the number of days during the Performance Period during which the Participant was employed by the Employers prior to the Change in Control and the denominator of which is the number of days in the Performance Period.
c.Time of Payment. In the event of a Change in Control, the payment date of all outstanding Awards (including, without limitation, the pro-rata Target Award for the Performance Period during which the Change in Control occurred) shall be the date that is between two days prior to and within 30 days after, the date of the Change in Control, as determined by the Committee in its sole and absolute discretion.
8.Award Shares Terms and Restrictions
a.Award Shares granted to a Participant shall entitle such Participant to voting, dividend and other ownership rights. Each payment of Award Shares shall be evidenced by an agreement between the Company and the Participant. Each such agreement shall contain such terms and provisions, consistent with this Plan, as the Committee may approve, including, without limitation, prohibitions and restrictions regarding the transferability of Award Shares.
b.Except as otherwise set forth in this Section, Award Shares shall not be assigned, transferred, exchanged, pledged, hypothecated or encumbered (a "Transfer") by a Participant or any other person, voluntarily or involuntarily, other than a Transfer of Award Shares (i) by will or the laws of descent and distribution, (ii) pursuant to a domestic relations order that would meet the definition of a qualified domestic relations order under Section 206(d)(3)(B) of the Employee Retirement Income Security Act of 1974, as amended (“QDRO”), if such provisions applied to the Plan, or a similar binding judicial order, (iii) directly or indirectly to a trust or partnership for the benefit of a Participant or his spouse, children or grandchildren (provided that Award Shares transferred to such trust or partnership shall continue to be Award Shares subject to the terms of this Plan) or (iv) with the consent of the Committee, after the substitution by a Participant of a number of shares of Class A or Class B Common Stock of the Company (the "New Shares") for an equal number of Award Shares, whereupon the New Shares shall become and be deemed for all purposes to be Award Shares, subject to all of the terms and conditions imposed by this Plan and the Guidelines on the shares for which they are substituted, including the restrictions on Transfer, and the restrictions hereby imposed on the shares for which the New Shares are substituted shall lapse and such shares shall no longer be subject to this Plan or the Guidelines. The Company shall not honor, and shall instruct the transfer agent not to honor, any attempted Transfer and any attempted Transfer shall be invalid, other than Transfers described in clauses (i) through (iv) above. In no event will any Award Shares granted under this Plan be transferred for value.
c.Each Award shall provide that a Transfer of the Award Shares shall be prohibited or restricted for periods of up to ten years from the last day of the Performance Period. The Committee (in its sole and absolute discretion) from time to time may determine any other shorter or longer restriction period. Notwithstanding the foregoing, such restrictions shall automatically lapse on the earliest of (i) the date the Participant dies or becomes Disabled, (ii) four years (or earlier with the approval of the Committee) after the Participant Retires, (iii) an extraordinary release of restrictions pursuant to Subsection (d) below, or (iv) a release of restrictions as determined by the Committee in its sole and absolute discretion (including, without limitation, a release caused by a termination of this Plan). Following the lapse of restrictions pursuant to this Subsection or Subsection (d) below, the shares shall no longer be “Award Shares” and, at the Participant's request, the Company shall take all such action as may be necessary to remove such restrictions from the stock certificates, or other applicable records with respect to uncertificated shares, representing the Award Shares, such that the resulting shares shall be fully paid, nonassessable and unrestricted by the terms of this Plan.
d.Extraordinary Release of Restrictions.
i.A Participant may request in writing that a Committee member authorize the lapse of restrictions on a Transfer of such Award Shares if the Participant desires to dispose of such Award Shares for (A) the purchase of a principal residence for the Participant, (B) payment of medical expenses for the Participant, his spouse or his dependents, (C) payment of expenses for the education of the Participant, his spouse or his dependents for the next 18 months or (iv) any other extraordinary reason which the Committee approves in writing. The Committee shall have the sole power to grant or deny any such request. Upon the granting of any such request, the Company shall cause the release of restrictions in the manner described in Subsection (c) on such number of Award Shares as the Committee shall authorize.
ii.A Participant who is employed by the Employers may request such a release at any time following the third anniversary of the date the Award Shares were issued or transferred; provided that the restrictions on no more than 20% of such Award Shares may be released pursuant to this Subsection (d) for such a Participant. A Participant who is no longer employed by the Employers may request such a release at any time following the second anniversary of the date the Award Shares were issued or transferred; provided that the restrictions on no more than 35% of such Award Shares may be released pursuant to this Subsection (d) for such a Participant.
e.Legend. The Company shall cause an appropriate legend to be placed on each certificate, or other applicable records with respect to uncertificated shares, for the Award Shares, reflecting the foregoing restrictions.
9.Amendment, Termination and Adjustments
a.The Committee, subject to approval by the Board of Directors of the Company, may alter or amend this Plan from time to time or terminate it in its entirety; provided, however, that, subject to Subsection (b), no such action shall, without the consent of a Participant, affect the rights in (i) an outstanding Award of a Participant that was previously approved by the

Committee for a Performance Period but has not yet been paid or (ii) any Award Shares that were previously issued to a Participant under this Plan. In any event, no Award Shares will be issued or transferred under this Plan on or after the tenth anniversary of the Effective Date. Unless otherwise specified by the Committee, all Award Shares that were issued or transferred prior to the termination of this Plan shall continue to be subject to the terms of this Plan following such termination; provided that the Transfer restrictions on such Shares shall lapse as otherwise provided in Section 8.
b.The Committee may make or provide for an adjustment (A) in the total number of Award Shares to be issued or transferred under this Plan specified in Section 10, (B) in outstanding Award Shares, (C) in the definition of Average Award Share Price, and (D) in other Award or Target Award terms, as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to reflect (i) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing (collectively, the “Extraordinary Events”). Moreover, in the event of any such Extraordinary Event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding Award Shares under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all Target Awards and/or Award Shares so replaced in a manner that complies with or is exempt from Section 409A of the Code and applicable Treasury Regulations issued thereunder. Any securities that are distributed in respect to Award Shares in connection with any of the Extraordinary Events shall be deemed to be Award Shares and shall be subject to the Transfer restrictions set forth herein to the same extent and for the same period as if such securities were the original Award Shares with respect to which they were issued, unless such restrictions are waived or otherwise altered by the Committee.
c.Notwithstanding the provisions of Subsection (a), without further approval by the stockholders of the Company, no amendment to this Plan shall (i) materially increase the maximum number of Award Shares to be issued or transferred under this Plan specified in Section 10 (except that adjustments expressly authorized by Subsection (b) shall not be limited by this clause (i)), (ii) cause Rule 16b-3 to become inapplicable to this Plan, or (iii) make any other change for which stockholder approval would be required under applicable law or stock exchange requirements.
10.Award Shares Subject to Plan
Subject to adjustment as provided in this Plan, the total number of shares of Class A Common Stock that may be issued as Award Shares under this Plan shall be 800,000 plus the total number of shares of Class A Common Stock remaining available for awards under the Hyster-Yale Materials Handling, Inc. Long-Term Equity Incentive Plan as of the Effective Date.
Notwithstanding anything to the contrary contained in this Plan, shares of Class A Common Stock withheld by the Company, tendered or otherwise used to satisfy a tax withholding obligation will count against the aggregate number of shares of Class A Common Stock available under this Section 10.
11.Approval by Stockholders/Effective Date
The Board of Directors of the Company adopted this Plan on February 19, 2020, contingent on receiving stockholder approval. The “Effective Date” of the Plan shall be the date the Plan is approved by the Company’s stockholders. If such approval has not been obtained by July 1, 2020, all grants of Target Awards made on or after January 1, 2020 for Performance Periods beginning on or after January 1, 2020 will be rescinded.
12.General Provisions
a.No Right of Employment. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Employers, or shall in any way affect the right and power of the Employers to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Employers might have done if this Plan had not been adopted.
b.Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.
c.Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.
d.Limitation on Rights of Employees. No Trust. No trust has been created by the Employers for the payment of Awards under this Plan; nor have the employees been granted any lien on any assets of the Employers to secure payment of such benefits. This Plan represents only an unfunded, unsecured promise to pay by the Company and a participant hereunder is a mere unsecured creditor of the Company.
e.Transferability of Target Awards and Awards. Target Awards shall not be transferable by a Participant. Award Shares paid pursuant to an Award shall be transferable, subject to the restrictions described in Section 8.
f.Section 409A of the Internal Revenue Code. This Plan is intended to be exempt from the requirements of Section 409A of the Code and applicable Treasury Regulations issued thereunder, and shall be administered in a manner that is consistent with such intent. Notwithstanding any provision of this Plan and Awards hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and Awards hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code without the consent of any Participant. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Appendix 1.    Change in Control.

Change in Control. The term “Change in Control” shall mean the occurrence of (i), (ii) or (iii) below; provided that such occurrence occurs on or after the Effective Date and meets the requirements of Treasury Regulation Section 1.409A-3(i)(5) (or any successor or replacement thereto) with respect to a Participant:
i. Any “Person” (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the then outstanding voting securities of Hyster-Yale Materials Handling, Inc. (“HY”), other than any direct or indirect acquisition, including but not limited to an acquisition by purchase, distribution or otherwise, of voting securities:

(A) directly from HY that is approved by a majority of the Incumbent Directors (as defined below); or
(B) by any Person pursuant to an Excluded HY Business Combination (as defined below);

provided, that if at least a majority of the individuals who constitute Incumbent Directors determine in good faith that a Person has become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the combined voting power of the outstanding voting securities of HY inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person is the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or less of the combined voting power of the outstanding voting securities of HY, then no Change in Control shall have occurred as a result of such Person’s acquisition; or

ii.    a majority of the Board of Directors of HY ceases to be comprised of Incumbent Directors; or
iii.    the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of HY or the acquisition of assets of another corporation, or other transaction involving HY (“HY Business Combination”) excluding, however, such a Business Combination pursuant to which both of the following apply (such a Business Combination, an “Excluded HY Business Combination”):

(A) the individuals and entities who beneficially owned, directly or indirectly, HY immediately prior to such HY Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the entity resulting from such HY Business Combination (including, without limitation, an entity that as a result of such transaction owns HY or all or substantially all of the assets of HY, either directly or through one or more subsidiaries); and
(B) at the time of the execution of the initial agreement, or of the action of the Board of Directors of HY, providing for such HY Business Combination, at least a majority of the members of the Board of Directors of HY were Incumbent Directors.

III. Definitions. The following terms as used herein shall be defined as follow:

1. “Incumbent Directors” means the individuals who, as of the Effective Date, are Directors of HY and any individual becoming a Director subsequent to such date whose election, nomination for election by HY’s stockholders, or appointment, was approved by a vote of at least a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of HY in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board of Directors of HY occurs as a result of an actual or threatened election contest (as described in Rule 14a‑12(c) of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of HY.

2. “Permitted Holders” shall mean, collectively, (i) the parties to the Amended and Restated Stockholders’ Agreement dated September 28, 2012, as amended from time to time, by and among the “Participating Stockholders, HY and other signatories thereto; provided, however, that for purposes of this definition only, the definition of Participating Stockholders contained in the Stockholders’ Agreement shall be such definition in effect on the date of the Change in Control, (ii) any direct or indirect subsidiary of HY and (iii) any employee benefit plan (or related trust) sponsored or maintained by HY or any direct or indirect subsidiary of HY.

HYSTER-YALE MATERIALS HANDLING VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m. (Eastern Time) on May 17, 2020.

Online
Go to **www.investorvote.com/HY** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/HY

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2020 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. To elect twelve directors for the ensuing year.

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - Alfred M. Rankin, Jr.	☐	☐	☐	02 - James B. Bemowski	☐	☐	☐	03 - J.C. Butler, Jr.	☐	☐	☐
04 - Carolyn Corvi	☐	☐	☐	05 - Edward T. Eliopoulos	☐	☐	☐	06 - John P. Jumper	☐	☐	☐
07 - Dennis W. LaBarre	☐	☐	☐	08 - H. Vincent Poor	☐	☐	☐	09 - Claiborne R. Rankin	☐	☐	☐
10 - Britton T. Taplin	☐	☐	☐	11 - David B.H. Williams	☐	☐	☐	12 - Eugene Wong	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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2020 Annual Meeting Admission Ticket

2020 Annual Meeting of
Hyster-Yale Materials Handling, Inc. Stockholders
May 19, 2020, 2:00 p.m. EST
5875 Landerbrook Drive, Cleveland, Ohio 44124

Upon arrival, please present this admission ticket and photo identification at the registration desk.

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Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/HY

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Hyster-Yale Materials Handling, Inc.

Notice of 2020 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 19, 2020

John P. Jumper, Dennis W. LaBarre and Alfred M. Rankin, Jr., or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Hyster-Yale Materials Handling, Inc. to be held on May 19, 2020 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Proposals 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.